Exhibit 10.18
SUBLEASE AGREEMENT
THIS SUBLEASE AGREEMENT (this “Sublease”), dated as of November 8, 2019, is made and entered into by and between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the “Sublandlord”), and MOUNT SINAI GENOMICS, INC. (d/b/a SEMA4), a Delaware corporation (the “Subtenant”). Sublandlord and Subtenant are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, pursuant to that certain Lease (as the same may be amended, restated, modified or otherwise supplemented in accordance with the terms hereof, the “Lease”), dated May 8, 2014 by and between BLT 333 Ludlow LLC, as landlord (“Landlord”) and Starwood Hotels & Resorts Worldwide, Inc., as tenant (“Original Tenant”) which Lease was assigned by Original Tenant to Sublandlord and assumed by Sublandlord, pursuant to that certain Assignment and Assumption of Lease dated as of May 10, 2017, a redacted copy of which Lease (including said assignment) is attached hereto as Exhibit A, Sublandlord leases from Landlord the Premises (as defined in the Lease) in the buildings (collectively, the “Building”) located at One StarPoint a/k/a 333 Ludlow Street, Stamford, Connecticut 06902; and
WHEREAS, Sublandlord desires to sublease to Subtenant a portion of the Premises consisting of 29,234 rentable square feet constituting the entire sixth (6th) floor of the North Tower of the Building (the “North Tower”) as more particularly shown on the floor plan attached as Exhibit B hereto (the “Sublease Premises”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:
1.    DEFINITIONS
1.1.    Definitions. All capitalized terms used herein but not defined shall have the meaning set forth in the Lease.
(a)    Additional Rent shall mean all sums as shall become due and payable by Subtenant under this Sublease, other than the Base Rent, including, but not limited to, the payments due under Article 4. Except as otherwise expressly provided herein to the contrary, all items of Additional Rent shall be payable within thirty (30) days after Sublandlord’s written demand therefor.

(b)    Base Rent shall mean the following (subject to Section 4.1 hereof):

Lease Year	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Square Foot*
1	$950,105.00	$79,175.42	$32.50
2	$979,339.00	$81,611.58	$33.50
3	$1,008,573.00	$84,047.75	$34.50
4	$1,037,807.00	$86,483.92	$35.50
5	$1,067,041.00	$88,920.08	$36.50
6	$1,096,275.00	$91,356.25	$37.50
7	$1,125,509.00	$93,792.42	$38.50
8	$1,154,743.00	$96,228.58	$39.50
9	$1,183,977.00	$98,664.75	$40.50
10	$1,213,211.00	$101,100.92	$41.50
11	$1,242,445.00	$103,537.08	$42.50
12	$1,271,679.00	$105,973.25	$43.50
13	$1,300,913.00	$108,409.42	$44.50
14	$1,330,147.00	$110,845.58	$45.50
15**	$1,359,381.00	$113,281.75	$46.50
* In the event of any conflict between the Annual Base Rent specified above and the Annual Base Rent per Square Foot specified above, the Annual Base Rent specified above will govern.
** Note: Lease Year 15 is a partial year.
(c)    Broker(s) shall mean CBRE and Newmark Knight Grubb Frank.
(d)    Business Day shall mean all days, except Saturdays, Sundays and Holidays. “Holidays” are defined as the following: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.
(e)    Business Hours shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday and 8:00 A.M. to 12:00 P.M. on Saturdays.
(f)    Interest Rate shall mean a rate equal to the greater of (i) nine and three quarters percent (9.75%) per annum and (ii) the interest rate being charged under the Lease to the extent Sublandlord is responsible to pay interest thereunder as a result of Subtenant’s late payment hereunder; provided, however, in no event shall the Interest Rate exceed the highest rate permitted by Applicable Laws.
(g)    Lease Year shall mean the twelve (12) month period commencing on the Sublease Commencement Date and each subsequent consecutive twelve (12) month period.
(h)    Property shall mean the Building, together with any related land, improvements, parking garages and facilities, common areas, driveways, sidewalks and landscaping.

(i)    Rent shall mean Base Rent and Additional Rent.
(j)    Rentable Area of the Building shall mean 431,555 rentable square feet, which Sublandlord and Subtenant have stipulated as the Rentable Area of the Building.
(k)    Rentable Area of the Sublease Premises shall mean 29,234 rentable square feet, which Sublandlord and Subtenant have stipulated as the Rentable Area of the Sublease Premises.
(l)    Rent Commencement Date shall mean the Sublease Commencement Date.
(m)    Sublease Commencement Date shall mean November 15, 2019, subject to Section 2.
(n)    Sublease Expiration Date shall mean January 31, 2034.
(o)    Sublease Premises shall have the meaning set forth in the Recitals.
(p)    Sublease Term shall mean the period between the Sublease Commencement Date and the Sublease Expiration Date (as such terms are hereinafter defined), unless sooner terminated or extended as otherwise provided in this Sublease.
(q)    Subtenant’s Percentage Share shall mean six and seventy-seven hundredths percent (6.77%) with respect to increases in Property Taxes, Other Taxes and Operating Expenses (as such terms are hereinafter defined).
(r)    Subtenant’s Permitted Use shall mean general administrative and executive offices and such other uses that are ancillary thereto.
2.    SUBLEASE PREMISES
2.1.    Sublease Premises. Sublandlord hereby leases the Sublease Premises to Subtenant, and Subtenant hereby subleases the Sublease Premises from Sublandlord, upon all of the terms, covenants and conditions contained in this Sublease. The Sublease Premises are demised herein together with the non-exclusive use of all common facilities which serve the Sublease Premises including, but not limited to, the right to use in common with other tenants and occupants of the Building such common elevators, stairways, corridors, entrance ways, restrooms, fire escapes and other similar or related facilities as may exist in and about the Property and may be generally applicable to all tenants and occupants of the Building.
2.2.    Acceptance of Premises.(a) Except as otherwise expressly set forth in this Sublease, Sublandlord shall deliver the Sublease Premises to Subtenant in its “As-Is” condition (i) free and clear of all other tenants and occupants, (ii) in broom-clean condition, with all installations, improvements and furniture existing as of the date hereof (the “Existing Furniture”); provided, however, that any Existing Furniture removed from the Sublease Premises by Subtenant shall be returned to Sublandlord, unless Sublandlord agrees to waive such obligation and provides a bill of sale transferring title to such Existing Furniture to Subtenant, (iii) with all HVAC systems (including the Existing Supplemental HVAC Unit (as defined below)) and Building plumbing, electrical and mechanical systems serving the Sublease Premises operating in good, working condition, (iv) in a structurally sound and weather-tight condition; (v) with Sublandlord’s Work (as hereinafter defined) Substantially Complete in accordance with the terms of this Sublease; provided, however, that Sublandlord may elect, in its sole discretion, to complete all or a portion of Sublandlord’s Work within sixty (60) days following the Sublease Commencement Date; and (vi) otherwise in the condition required by the provisions of this Sublease (collectively, the “Delivery Condition”) as of the Sublease Commencement Date (the “Delivery Date”), without representation or warranty, oral or written, express, implied, statutory or otherwise, on the part of Sublandlord or its agents and representatives other than as expressly set forth herein. If Sublandlord is unable to deliver possession of the Sublease Premises in the Delivery Condition on the Sublease Commencement Date, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, but, rather the Sublease Commencement Date shall be the date that vacant possession of the Sublease Premises in the Delivery Condition is so tendered to Subtenant, subject to the extension of the Rent Commencement Date (as hereinafter defined) pursuant to the terms of Section 2.2(d) of this Sublease.
(b)    To Sublandlord’s knowledge, the Sublease Premises were in compliance with Applicable Laws in all material respects at the time last Sublandlord occupied the Sublease Premises (August, 2019), and Sublandlord does not have actual notice of any violation of Applicable Laws relating to the Sublease Premises, but for the avoidance of doubt, Subtenant shall independently verify compliance of the Sublease Premises with Applicable Laws relating to its use and occupancy thereof. Sublandlord makes no representation as to whether Subtenant’s intended use of the Sublease Premises is permitted under Applicable Laws. Except as otherwise expressly set forth herein, Sublandlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Sublease Premises or any part thereof either prior to or during the Sublease Term. The taking of possession of the Sublease Premises by Subtenant shall be deemed presumptive acceptance of the Sublease Premises in the condition required by this Sublease, subject to Sublandlord’s repair, maintenance and replacement obligations expressly set forth in this Sublease and the completion of any Punch List Items (defined below). Subtenant acknowledges and agrees that it has inspected the Sublease Premises, that the Sublease Premises are suitable or fit for its purposes and agrees to accept possession of same in the Delivery Condition and that Subtenant is not relying on any representations or warranties made by Sublandlord or any of Sublandlord’s officers, directors, employees, agents or contractors regarding the Sublease Premises, the Building or the Property except as may be expressly set forth herein.
(c)    Prior to the Sublease Commencement Date (unless Sublandlord elects to have same occur after the Sublease Commencement Date), Sublandlord shall perform the work (“Sublandlord’s Work”) set forth on Exhibit I attached hereto in a good and workmanlike manner in compliance with all Applicable Laws. Sublandlord shall apply to the cost of the Sublandlord’s Work a tenant improvement allowance sum equal to $146,170.00 (the “TI Allowance”), to be funded by Sublandlord as Sublandlord’s Work progresses. To the extent the costs of Sublandlord’s Work exceed the TI Allowance, such excess shall be the sole cost and expense of Sublandlord. To the extent the costs of Sublandlord’s Work are less than the TI Allowance, such savings shall inure solely to the benefit of Sublandlord. Sublandlord warrants to Subtenant that any materials and equipment to be installed as part of Sublandlord’s Work will be new and of good quality and Sublandlord shall be responsible for repairing any defects in Sublandlord’s Work provided that Subtenant notifies Sublandlord of such defects within one (1) year of the date of Substantial Completion.
(d)    Subject to the last sentence of this paragraph and delays resulting from force majeure causes not to exceed one hundred twenty (120) days in the aggregate, (i) if the Delivery

Date does not occur within sixty (60) days following Sublease Commencement Date (the “Outside Delivery Date”), then the Rent Commencement Date shall be delayed by one (1) day for each day occurring during the period commencing on the Outside Delivery Date until the earlier to occur of (a) the Delivery Date and (b) the day immediately preceding the date that is thirty (30) days following the Outside Delivery Date (the “Second Outside Delivery Date”), and (ii) if the Delivery Date does not occur by the Second Outside Delivery Date, then the Rent Commencement Date shall be delayed by two (2) days for each day occurring during the period commencing on the Second Outside Delivery Date until the Delivery Date. Notwithstanding anything contained in this provision to the contrary, if any failure by Sublandlord to deliver the Sublease Premises to Subtenant in the Delivery Condition on any date is due to delays caused by Subtenant (including, without limitation, Subtenant’s failure to provide Sublandlord with evidence of Subtenant’s insurance required hereunder on or prior to the Delivery Date) (each, a “Subtenant Delay”), such delay shall not be deemed to delay the commencement of the term of this Sublease with respect to the Sublease Premises or the Rent Commencement Date and the Delivery Date and Rent Commencement Date shall be deemed to be the date each of same would have occurred but for such delay. Sublandlord shall promptly notify Subtenant if it becomes aware of a Subtenant Delay, including a description of the condition causing the delay and the anticipated length of such delay.
(e)    From and after the date hereof through the Sublease Commencement Date, Subtenant has a limited non-exclusive license to enter the Sublease Premises to install telephone and data cabling and otherwise prepare to commence operations within the Sublease Premises, and Subtenant shall be responsible and liable for all obligations of Subtenant hereunder (other than paying Base Rent (other than the first month’s), which obligation shall commence on the Rent Commencement Date), including, without limitation, maintaining the insurance required under this Sublease; provided, however, Subtenant shall not be permitted to do any work in and to the Sublease Premises except in accordance with Article 9 hereof and shall in no event unreasonably interfere with Sublandlord’s performance of Sublandlord’s Work. Notwithstanding anything to the contrary contained herein, Subtenant’s early access pursuant to this paragraph shall not be deemed to be Subtenant’s acceptance or occupancy of the Sublease Premises.
As used herein, “Substantial Completion” or “Substantially Complete” means that Sublandlord’s Work has been completed and a certificate of approval has been issued by the municipality with respect thereto, except for minor or insubstantial details of construction, decoration and mechanical adjustments, the non-completion of which will not materially and adversely interfere with Subtenant’s occupancy of the Sublease Premises for the Subtenant’s Permitted Use (the “Punch List Items”). Following Substantial Completion of Sublandlord’s Work, Sublandlord shall promptly commence and use reasonably diligent efforts to complete all Punch List Items within thirty (30) days following Substantial Completion of Sublandlord’s Work, or such longer period of time as may be reasonable under the circumstances, and do so in a manner so as to minimize interference with Subtenant’s operations in the Sublease Premises.
2.3.    Parking.
(a)    Throughout the Sublease Term, Sublandlord hereby grants to Subtenant and persons designated by Subtenant the right, at no additional charge, to use up to three (3) parking spaces for each one thousand (1,000) rentable square feet in the Sublease Premises

(initially eighty eight (88)) parking spaces in the parking garage serving the Building (the “Garage”) or on any other premises upon which Sublandlord is entitled to parking spaces (“Overflow Parking Premises”). Except as otherwise expressly provided for below, the parking spaces hereunder, and the parking spaces allocated to other tenants and subtenants of the Building (including Sublandlord), shall be provided on an unreserved “first-come, first-served” basis. The Sublandlord shall be permitted to grant other tenants and subtenants (including Sublandlord) reserved parking spaces however in no event shall such reserved parking exceed fifty (50%) percent of any floor in the Garage.
(b)    Subtenant shall at all times use the Garage and/or the Overflow Parking Premises in accordance the Parking Rules (as defined below). Further, provided that Subtenant is reasonably made aware of same (by reason of inclusion in the Parking Rules or otherwise) Subtenant will at all times use the Garage and/or the Overflow Parking Premises in compliance with applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions (the foregoing shall only refer to Subtenant’s use of the aforesaid parking, and is not intended to require the Subtenant to assure that such parking is in compliance with the aforesaid matters). Sublandlord reserves the right to adopt, modify and enforce reasonable rules and regulations, governing the use of the Garage and the Overflow Parking Premises from time to time, including any key-card, sticker or other identification or entrance system, and hours of operation (“Parking Rules”); provided that such Parking Rules shall not unreasonably interfere with Subtenant’s use and enjoyment of the Sublease Premises. Sublandlord may refuse to permit any person who violates such Parking Rules to park in the Garage or in the Overflow Parking Premises, and any violation of the Parking Rules shall subject the car to removal from the Garage or the Overflow Parking Premises, as the case may be. Subtenant shall not permit its employees and invitees to park cars overnight in the Garage or in the Overflow Parking Premises except in the case of customary business travel or otherwise in accordance with the Parking Rules. In the event of an express conflict between any Parking Rules and the terms of this Sublease, this Sublease shall govern and control.
(c)    Subtenant acknowledges that Sublandlord has or may arrange for the Garage and/or the Overflow Parking Premises to be operated by an independent contractor not affiliated with Sublandlord. In such event, Subtenant acknowledges that Sublandlord shall have no liability for claims arising through acts or omissions of such independent contractor, except to the extent caused by the negligence or willful misconduct of Sublandlord or its contractors, agents or employees. Sublandlord shall have no liability whatsoever for any damage to property or any other items located in the Garage or the Overflow Parking Premises, nor for any personal injuries or death arising out of any matter relating to the Garage or the Overflow Parking Premises, except to the extent caused by the negligence or willful misconduct of Sublandlord or its contractors, agents or employees.
(d)    Sublandlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Subtenant and persons designated by Subtenant hereunder shall not park in any such assigned or reserved spaces. Sublandlord also reserves the right to temporarily close all or any portion of the Garage or the Overflow Parking Premises in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage or the Overflow Parking Premises, provided same shall be undertaken in a manner reasonably designated to minimize inconvenience to tenants, subtenants and visitors of the Building and, except as otherwise provided for in this Sublease, subject to force majeure, the Garage and Overflow Parking Premises shall be available for parking during Business Hours.
3.    SUBLEASE TERM
3.1.    Except as otherwise provided in this Sublease, the Sublease Term shall be the period commencing on the Sublease Commencement Date and ending on the Sublease Expiration Date unless sooner terminated or otherwise provided in this Sublease.
3.2.    Following the Sublease Commencement Date, at the request of Sublandlord or Subtenant, Sublandlord and Subtenant shall execute and deliver a written agreement, substantially in the form of Exhibit C, confirming the Sublease Commencement Date, Rent Commencement Date and Sublease Expiration Date; provided, however, the failure to execute and deliver such instrument shall not affect in any manner whatsoever the validity of the Sublease Commencement Date, the Rent Commencement Date or the Sublease Expiration Date.
4.    RENT
4.1.    Base Rent. Subject to the terms and conditions hereof, commencing on the Rent Commencement Date and until the Sublease Expiration Date, Subtenant shall pay Base Rent to Sublandlord as rental for the Sublease Premises. Notwithstanding the foregoing, concurrently with the execution by Subtenant and delivery to Sublandlord of this Sublease, Subtenant shall pay to Sublandlord the first month’s Base Rent, which shall be applied to the monthly installment of Base Rent due on the Rent Commencement Date.
4.2.    Additional Rent. In addition to the Base Rent, subject to the terms and conditions hereof, beginning on the Sublease Commencement Date until the Sublease Expiration Date, Subtenant shall pay Additional Rent to Sublandlord.
4.3.    Definitions. As used herein,
(a)    “Base Operating Year” shall mean the period commencing January 1, 2019, and ending December 31, 2019.
(b)    “Base Tax Year” shall mean the period commencing July 1, 2019, and ending June 30, 2020.
(c)    “Operating Expenses” shall mean, without duplication and net of recoveries or reimbursements of others, all costs, fees, disbursements and expenses actually paid or incurred by or on behalf of Sublandlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Property and the Building during or allocable to the Base Operating Year and/or the remainder of the Sublease Term, including, without limitation:
(i)    costs of supplies, including, but not limited to, the cost of re-lamping all Building Standard lighting in common areas of the Property as the same may be required from time to time;

(ii)    costs incurred in connection with obtaining and providing energy for the Property, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon;
(iii)    costs of water and sanitary and storm drainage services;
(iv)    costs of janitorial and security services;
(v)    costs of general maintenance and repairs, including costs under HVAC, and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Property and the parking facilities; provided, in each case, that all such repairs and replacements are in the nature of repairs and are not required to be considered capital expenses under generally accepted accounting principles consistently applied, which would be subject to the limitations with respect to capital expenditures set forth in clause (xi) below;
(vi)    costs of maintenance and replacement of landscaping;
(vii)    insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Sublandlord in connection with the Property, public liability insurance and any other insurance carried by Sublandlord on the Property, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Superior Mortgage (as defined in the Lease) or as determined by Sublandlord in its sole but reasonable judgment);
(viii)    labor costs, including wages and other payments, costs to Sublandlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits for persons up to the level of Building manager (and all reasonable legal fees and other costs or expenses incurred in resolving any labor dispute) who are directly engaged or involved in performing services connected with the operation, ownership, maintenance, management and repair of the Property and the Building (these costs may be allocated costs associated for such employees if such employees provide similar on-site services to other buildings as well as the Property);
(ix)    professional building management fees required for management of the Property not to exceed 3% of all “Gross Rent” for the Property. As used herein, Gross Rent shall mean the fixed rent payable by Sublandlord under the Lease, plus the items of additional rent paid by Sublandlord under the Lease for operating expenses and real estate taxes all as more set forth in the excerpted section of the current management agreement set forth on Exhibit 4.3(c)(ix);
(x)    legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Sublandlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Property) incurred in the ordinary course of operating the Property or in connection with making the computations required hereunder or in any audit of operations of the Property, in each case, which, in accordance with generally accepted accounting principles (or other standards reasonably and consistently applied by Sublandlord) would be construed as an operating expense;
(xi)    the costs of capital improvements or structural repairs or replacements made in or to the Property in order to conform to changes, subsequent to the Sublease Commencement Date, in any Applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Property (herein “Required Capital Improvements”) or the costs incurred by Sublandlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein “Cost Savings Improvements”) or the costs incurred by Sublandlord to install a new or replacement capital item for the purpose of maintaining the existing quality of improvements at the Property (herein “Maintenance Improvements”). The expenditures for Required Capital Improvements, Cost Savings Improvements and Maintenance Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement, which useful life shall be that period used by Sublandlord for federal income tax purposes to amortize or depreciate such item. All costs so amortized shall bear interest on the amortized balance at the rate of eight percent (8%) per annum or such higher rate as may have been actually paid by Sublandlord on funds borrowed for the purpose of such Required Capital Improvements, Cost Savings Improvements and/or Maintenance Improvements;
(xii)    any costs or expenses associated with the operation and maintenance of the Cafeteria (as defined herein) (including outdoor seating facilities and other food and beverage services to tenants and occupants of the Building), the Fitness Center (as defined herein), kiosks or conference facility within the Property, in each case to the extent the same generally exists for the benefit of all tenants and subtenants of the Building; and
(xiii)    any rent or costs or expenses associated with (A) Overflow Parking Premises, (B) for providing transportation to and from the Stamford transportation center including the Shuttle Bus (as defined below), and/or (C) any other amenities, in each case to the extent the same generally exists for the benefit of all tenants and subtenants of the Building.
Excluded from Operating Expenses shall be the following: (a) debt service of any kind, including interest on and amortization of debts and late charges; (b) brokerage commissions (whether for sale, leasing or financing), and advertising, promotional and other expenses for, or in connection with, procuring new subtenants of the Building or the Property; (c) financing and refinancing costs; (d) Property Taxes and Other Taxes; (e) leasehold improvements made exclusively for Sublandlord or one or more particular subtenant(s) or occupant(s) of the Building (which do not benefit or are not made available to the Subtenant); (f) the cost of any item included in Operating Expenses to the extent that such cost is reimbursed by a warranty, guaranty, service contract, an insurance company (except as a reimbursement of Operating Expenses), but if at the time Operating Expenses are determined for a particular year such reimbursement has not been made, such expenses may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received; (g) ground rent, or any other rent payments under any superior lease of the Building (including, without limitation, the Lease); (h) expenses incurred in the sale, transfer, or other disposition of any of the Building, the Property, or any interest therein; (i) legal fees, arbitration fees and court costs relating to acquisition, ownership, financing, refinancing, restructuring, leasing and sale of the Property, or any interest therein, or related to disputes with other subtenants or other occupants of the Building, or associated with the preparation, negotiation or enforcement of any leases or subleases; (j) administrative salaries, benefits and other compensation of Sublandlord’s or its agents’ employees above the grade of Building manager or who are not directly involved in performing services connected with the operation, ownership, maintenance, management and/or repair of the Property and/or the Building, or who perform such services in connection with both (i) the Property and the Building and (ii) other buildings or real property, in which case administrative salaries, benefits and other compensation shall be equitably apportioned; (k) costs of additional or extra services furnished to Sublandlord, in its capacity as an occupant of the Building, or to other subtenants or occupants for which Sublandlord is separately reimbursed; (l) the cost of any work performed or service provided to the extent the fees charged or other compensation received would result in a duplicative recovery by Sublandlord; (m) any environmental compliance or remediation or legal compliance costs of any kind related to an environmental condition which Sublandlord is responsible for pursuant to this Sublease; (n) any costs, fees, disbursements and/or expenses for the operation, ownership, maintenance, insurance, management, replacement and repair of, or otherwise related or allocable to, the marina that is located on the Property; (o) the cost of any repair made by Sublandlord because of the total or partial destruction of the Property or the Building or the condemnation of a portion of the Building or the Property; (p) any costs representing an amount paid to an affiliate of Sublandlord which is in excess of the amount which would be paid in the absence of such relationship; (q) any costs or expenses for sculpture, paintings or other works of art; (r) reserves for operating expenses, bad debt, rent loss, maintenance, repairs and replacements; (s) political or charitable contributions, and fees, dues or contributions that Sublandlord pays voluntarily to civic organizations; (t) the costs of energy furnished to the portions of the Building that Sublandlord has leased or that Sublandlord is holding for or offering for lease, or the cost of any work or service furnished to any particular occupant of the Building (including Sublandlord) as opposed to subtenants generally; (u) charges for the general overhead costs that Sublandlord incurs in managing, operating, maintaining, or staffing its offices that are not located at the Building or the Property other than salaries, benefits and other compensation of persons providing services to and properly allocable to the Building; (v) interest, penalties and late charges that in either case are paid or incurred as a result of late payments made by Sublandlord (if the Subtenant has timely paid the applicable item of Additional Rent pursuant to this Sublease) or any other failure of Sublandlord to perform its obligations in accordance with the terms of any agreements or by reason of Sublandlord’s failure to comply with legal requirements; (w) costs that Sublandlord incurs in organizing or maintaining in good standing the entity that constitutes Sublandlord, or in authorizing Sublandlord to do business in the jurisdiction where the Building is located; (x) the cost of any judgment, settlement, or arbitration award resulting from any liability of Sublandlord (other than liability for amounts otherwise includible in Operating Expenses hereunder) and all expenses incurred in connection therewith; (y) amounts payable by Sublandlord for withdrawal liability or unfunded pension liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended); and (z) fines or penalties that are assessed against Sublandlord by a governmental authority by virtue of violations at the Building of applicable legal requirements or the cost of removing or curing such violations incurred by Sublandlord which result from Sublandlord’s breach of this Sublease or Sublandlord’s negligence or willful misconduct. In addition, to the extent any Operating Expenses include costs or expenses for facilities, concessions or services that generate operating income or operating revenues of any kind, Sublandlord shall first offset such costs and expenses against such operating income or operating revenues so that only “net” costs for the item in question shall be included in Operating Expenses. Further, the amount of all fees, charges and other expenses paid by Subtenant to Sublandlord pursuant to other provisions in this Sublease (including any charges for overtime HVAC) for items that would otherwise be included in Operating Expenses, shall be offset against the costs and expenses for such items before they are included in Operating Expenses. Further if and to the extent that there is an ADA violation in the common areas as of the date of this Sublease, the cost to repair or cure same would be excluded from Operating Expenses if such expense is incurred after the date hereof.
(d)    “Operating Year” shall mean each subsequent twelve (12) month period following the Base Operating Year.
(e)    “Other Taxes” shall have the meaning set forth in the Lease.
(f)    “Property Taxes” shall have the meaning set forth in the Lease. If Property Taxes shall be subject to any abatement, discount or exemption granted by a governmental authority which is of general applicability to the Property and not granted as a result of any actions or event specific to a tenant or occupant of the Project (other than Subtenant), Property Taxes as used in this Sublease shall be determined by not giving effect to any such abatement, discount or exemption, including, without limitation, the existing property tax abatement affecting the Property.
(g)    “Tax Year” shall mean each subsequent twelve (12) month period following the Base Tax Year.
4.4.    Payment of Property Taxes, Other Taxes and Operating Expense; Adjustment; Estimates. Subtenant shall pay as Additional Rent: (i) Subtenant’s Percentage Share of the dollar increase, if any, in Property Taxes for each Tax Year over Property Taxes for the Base Tax Year; (ii) Subtenant’s Percentage Share of the dollar increase, if any, in Other Taxes for each Tax Year over Other Taxes for the Base Tax Year; and (iii) Subtenant’s Percentage Share of the dollar increase, if any, in any category of Operating Expenses paid or incurred by Sublandlord during each Operating Year over the Operating Expenses paid or incurred by Sublandlord during the Base Operating Year (the “Tax and Operating Expense Adjustment”). Except as otherwise provided for in this Sublease, a decrease in Property Taxes, Other Taxes or Operating Expenses below the Base Tax Year or Base Operating Year amounts, if any, shall not decrease the amount of the Additional Rent due hereunder or give rise to a credit in favor of Subtenant. The Tax and Operating Expense Adjustment specified in this Section 4.4 shall be determined and paid as follows:
(a)    During each calendar year subsequent to the Base Tax Year and Base Operating Year, Sublandlord shall give Subtenant written notice of its estimate of any increased amounts payable under Section 4.4 for that calendar year. On or before the first day of each calendar month during the calendar year, Subtenant shall pay to Sublandlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, at any time, Sublandlord may, by written notice to Subtenant, revise its estimate for such year, and subsequent payments by Subtenant for such year shall be based upon such revised estimate.
(b)    Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as practicable, Sublandlord shall deliver to Subtenant a statement of that year’s Property Taxes, Other Taxes and Operating Expenses, (together with a summary of included amounts by category) actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.4 for such calendar year, as determined by Sublandlord (the “Sublandlord’s Statement”) and such Sublandlord’s Statement shall be binding upon Subtenant, unless objected to within one hundred eighty (180) days of the delivery of Sublandlord’s Statement. If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Subtenant, Subtenant shall pay, without prejudice, the deficiency to Sublandlord within thirty (30) days after receipt of Sublandlord’s Statement. If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Subtenant, any excess shall be credited against Rent next payable by Subtenant under this Sublease or, if the Sublease Term has expired or terminated, any excess shall be paid to Subtenant promptly, and in any event within thirty (30) days, after Sublandlord’s delivery of such Sublandlord’s Statement. No delay in providing Sublandlord’s Statement shall act as a waiver of Sublandlord’s right to payment under Section 4.4; provided, however, Sublandlord may not deliver a Sublandlord’s Statement after the second (2nd) anniversary of the expiration of the applicable Operating Year or Tax Year. Sublandlord shall grant Subtenant (together with its legal counsel or an independent certified public accountant retained by Subtenant provided such professionals are not paid on a contingency basis) reasonable access to, and the right to audit, so much of Sublandlord’s books and records as may be required for the purposes of verifying the Property Taxes, Other Taxes and Operating Expenses and any actual Tax and Operating Expense Adjustment for any calendar year which Subtenant has timely disputed (hereinafter, an “Audit”) during normal business hours at the offices of Sublandlord or its manager (located in Fairfield County, Connecticut), for a period of ninety (90) days from the date Subtenant objects to Sublandlord’s Statement. If such overpayments exceed Sublandlord’s Statement by five (5%) percent, Sublandlord shall pay for the reasonable cost of the Audit (not to exceed the amount of the overbilling) within thirty (30) days following receipt from Subtenant of an invoice therefor unless Sublandlord disputes same, in which event the payment by Sublandlord shall not be made until any such dispute is resolved.
(c)    If this Sublease shall terminate or expire on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.4 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to three hundred sixty five (365). Except as otherwise expressly provided herein to the contrary, the termination or expiration of this Sublease shall not affect the obligations of Sublandlord and Subtenant under this Section 4.4.
(d)    If the Building does not have at least ninety-five percent (95%) occupancy of the Rentable Area of the Building during any Operating Year including the Base Operating Year, then Operating Expenses which vary based on the level of occupancy of the Building (such as cleaning services, building management fees, etc.) shall be appropriately adjusted by Sublandlord for such period to reflect ninety-five percent (95%) occupancy of the Rentable Area of the Building. Such gross-up adjustment shall be applied on a consistent basis from year to year.
(e)    The obligations of Sublandlord and Subtenant under the provisions of this Article 4 with respect to any Tax and Operating Expense Adjustment, which obligations have accrued prior to the expiration or sooner termination of the Sublease Term, shall survive the expiration or any sooner termination of the Sublease Term for a period of twenty-four (24) months.
4.5.    Payment. Subject to Section 4.1 hereof, the Base Rent (and all Additional Rent under this Article 4 (other than the Additional Rent under Section 4.4(b))), shall be payable in advance on the first day of each calendar month. If the Rent Commencement Date is other than the first day of a calendar month or if the Sublease Expiration Date occurs on a day other than the last day of a calendar month, Base Rent for such partial month shall be prorated in the proportion that the number of days the Sublease Term is in effect during such partial month bears to the total number of days in the calendar month. Except as otherwise expressly provided herein to the contrary, Base Rent and Additional Rent, shall be paid to Sublandlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Sublandlord’s address set forth in this Sublease, or to such other person or at such other place as Sublandlord may designate from time to time by written notice given to Subtenant. Notwithstanding the foregoing, other than for recurring installments of Additional Rent (e.g., the estimated monthly payments required under Section 4.4(a)), Subtenant shall pay Additional Rent to Sublandlord within thirty (30) days of Sublandlord’s delivery of an invoice thereof. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Sublandlord may accept such check or payment without prejudice to Sublandlord’s right to recover the balance or pursue any other remedy in this Sublease or at law or in equity provided.
4.6.    Late Charge; Interest. Subtenant acknowledges that the late payment of Base Rent, Additional Rent, or any other amounts payable by Subtenant to Sublandlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Sublandlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Sublandlord and Subtenant agree that if Sublandlord does not receive any such payment on or before the day that is five (5) Business Days after the date the payment is due, Subtenant shall pay to Sublandlord, as Additional Rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; provided, however, that Sublandlord shall provide a five (5) Business Day notice prior to assessing a late charge for the initial delinquent payment of Base Rent or Additional Rent (i.e., this accommodation shall be afforded only one time during the Sublease Term); and (b) interest on the delinquent amounts at the Interest Rate from the date due to the date paid. In no event shall such interest charged be deemed to grant to Subtenant a grace period to pay any Rent or prevent Sublandlord from exercising any right or enforcing any remedy available to Sublandlord upon Subtenant’s failure to pay all Rent due under this Sublease in a timely fashion, including the right to terminate this Sublease.
4.7.    Sublandlord as Occupant. It is recognized that Sublandlord or an Affiliate thereof is and may continue to be an occupant of the Building. As such, whereas Subtenant shall be afforded the benefits generally offered to tenants of the Building, Sublandlord may make reasonable distinctions between third party tenants of the Building, such as Subtenant, and itself or its Affiliates, as an occupant, when providing certain amenities and Building services (e.g. Cafeteria subsidies); provided, however, that to the extent that such distinctions have an economic effect on the Operating Expenses, reasonable adjustments shall be made so as to avoid an unfair allocation of costs to Subtenant. Moreover, it is recognized that if and to the extent the Landlord under the Lease or an Affiliate of such Landlord shall provide services or perform obligations which would otherwise be obligations of Sublandlord hereunder, such performance by Landlord shall be deemed to have been made by Sublandlord.

5.    SECURITY DEPOSIT
5.1.    Generally. Upon the execution of this Sublease, Subtenant shall deposit with Sublandlord immediately available funds (the “Cash Security Deposit”) in the amount of Nine Hundred Thousand and No/100 ($900,000.00) (the “Security Deposit”). Within sixty (60)days following the date hereof, Subtenant shall replace the Cash Security Deposit with a clean, irrevocable and unconditional Letter of Credit (the “Letter of Credit”) in the amount of the Security Deposit, in a form reasonably acceptable to Sublandlord and in compliance with Section 5.3 below. Within thirty (30) days following Sublandlord’s receipt of the Letter of Credit complying with the terms of this Sublease, Sublandlord shall return the Cash Security Deposit, which the Letter of Credit replaced, to Subtenant. The Cash Security Deposit and the Letter of Credit, as applicable, shall be held as security for the faithful performance and observance by Subtenant of all of the terms, provisions and conditions of this Sublease. It is agreed that in the event Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease (after the giving of any applicable notice and the expiration of any cure periods), Sublandlord may draw down upon the Security Deposit and use, apply or retain the whole or any part of the proceeds thereof to the extent required for the payment of any Base Rent and/or Additional Rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default beyond applicable notice and/or cure periods in respect of any of the terms, covenants and conditions of this Sublease, including for the payment of any late charges or fees or interest on late payments payable to Sublandlord pursuant to this Sublease.
5.2.    If Sublandlord shall use, apply or retain all or part of the Security Deposit pursuant to this Sublease, Subtenant shall have five (5) days (time being of the essence) from Sublandlord’s use, application or retention of the Security Deposit to replace the same with a Letter of Credit which meets the requirements of this Article 5 so that at all times during the Term of this Sublease, the Letter of Credit shall be in the full amount of the Security Deposit. Subtenant acknowledges that it is a material inducement to Sublandlord to enter into this Sublease that the Security Deposit be maintained in the form of a Letter of Credit and Subtenant’s failure to comply with the terms of this Article 5 shall constitute a material default under this Sublease.
5.3.    The Letter of Credit shall comply with the following requirements:
(a)    The Letter of Credit shall be issued by and drawn upon any commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the “Issuing Bank”) approved in advance by Sublandlord in writing and having locations in which the Letter of Credit and sight draft may be presented in Stamford, Connecticut and Bethesda, Maryland;
(b)    The Issuing Bank shall pay to Sublandlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit (which may be a copy) and a sight draft in the amount to be drawn;
(c)    The term of the Letter of Credit shall be not less than one year and shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term of this Sublease, unless the Issuing Bank sends written notice (hereinafter referred to as the “Non-Renewal Notice”) to Sublandlord by certified or registered mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

(d)    If Sublandlord receives a Non-Renewal Notice (or if the Letter of Credit by its terms expires prior to the date upon which Sublandlord is required to return the same to Subtenant in accordance with the terms of this Sublease, including pursuant to this Article 5 hereof) and Subtenant fails to provide a replacement Letter of Credit which meets the requirements of this Sublease not less than thirty (30) days prior to the expiration of the Letter of Credit, such failure shall constitute a material default under this Sublease and Sublandlord shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by Sublandlord as a cash deposit pursuant to the terms of this Article 5 pending the replacement of such Letter of Credit or Subtenant’s default hereunder; however, Sublandlord’s holding of such cash security shall not be deemed a waiver of Subtenant’s obligation, if applicable, to maintain the security in the form of a Letter of Credit);
(e)    If a Bankruptcy Event (hereinafter defined) occurs, Sublandlord shall have the right, exercisable by a sight draft, to receive monies represented by the Letter of Credit; and
(f)    If Subtenant shall owe any late charges or fees or interest on late payments to Sublandlord pursuant to this Sublease or otherwise, Sublandlord shall have the right, exercisable by sight draft, to receive monies represented by the Letter of Credit in order to satisfy such amounts owed by Subtenant.
For purposes of this Sublease, “Bankruptcy Event” shall include any petition in bankruptcy filed by or against Subtenant in any court pursuant to any statute either of the United States or of any State at any time prior to the date herein fixed as the possession date, or the commencement of a case under the United States Bankruptcy Code, 11 U.S.C. § 101 et. seq., as amended by or against Subtenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Subtenant’s property, or an assignment by Subtenant for the benefit of creditors, or petitions for or enters into an arrangement with its creditors.
5.4.    In the event that Subtenant shall then be in full and faithful compliance with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit or remainder thereof, as the case may be, shall be returned to Subtenant within thirty (30) days after the later of (1) the date fixed as the Sublease Expiration Date and (2) the date of delivery of entire possession of the Sublease Premises to Sublandlord in accordance with the provisions of this Sublease.
5.5.    In the event of Sublandlord’s assignment of its interest in this Sublease, Sublandlord shall transfer the Letter of Credit deposited hereunder to the transferee, and Sublandlord shall, after notice to Subtenant of such transfer, be released by Subtenant from all liability for the return of such Letter of Credit provided that the transferee has assumed Sublandlord’s obligations hereunder in respect thereof. In such event, Subtenant agrees to look solely to the new assignee for the return of the Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new assignee.
5.6.    Subtenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit deposited hereunder as security, and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

5.7.    Reduced Security Deposit. Provided that Subtenant is not in default beyond any applicable cure period, then (a) commencing on the third anniversary date of the Rent Commencement Date, Subtenant may cause the Letter of Credit to be amended so that the amount is reduced to $750,000.00, (b) commencing on the fourth anniversary date of the Rent Commencement Date, Subtenant may cause the Letter of Credit to be further amended so that the amount is reduced to $600,000.00, (c) commencing on the fifth anniversary date of the Rent Commencement Date, Subtenant may cause the Letter of Credit to be further amended so that the amount is reduced to $450,000.00 and (d) commencing on the sixth anniversary date of the Rent Commencement Date, Subtenant may cause the Letter of Credit to be further amended so that the amount is reduced to $300,000.00. Sublandlord agrees to cooperate with Subtenant in good faith in order to enable Subtenant to provide such amended Letter of Credit so long as Subtenant is not in default beyond any applicable cure period.
6.    USE OF PREMISES
6.1.    Subtenant’s Permitted Use. Subtenant shall use the Sublease Premises only for Subtenant’s Permitted Use as set forth in Section 1.1 and shall not use or permit the Sublease Premises to be used for any other purpose. Subtenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Subtenant to conduct Subtenant’s Permitted Use in the Sublease Premises.
6.2.    Restricted Uses. Subtenant shall not use the Sublease Premises or any part thereof, or permit the Sublease Premises or any part thereof to be used, (1) to conduct or permit any fire, auction, going-out-of-business or bankruptcy sale, (2) to conduct operations for a so-called “discount house” or for a “cut rate” or “discount” type of business, (3) to sell or display for sale any pornographic or obscene material, (4) to sell tickets for lotteries, games of chance or otherwise permit the Sublease Premises to be used for gambling, (5) to distribute or permit to be distributed handbills, fliers or other matter to persons or customers outside the Sublease Premises, (6) by the United States government, any foreign government, the United Nations or any agency or department of any of the foregoing, (7) for the preparation, dispensing, cooking or consumption or sale of food or beverages in any manner whatsoever, except that Subtenant shall have the right to have a typical office pantry with a microwave (as distinguished from having cooking appliances) in the Sublease Premises provided such use is in compliance with the Applicable Laws and this Sublease, (8) as a medical office or clinic or for the provision of any medical procedures, (9) as a school or lecture hall, or (10) any use prohibited by the Lease, including, without limitation, Section 3 thereof.
6.3.    Compliance With Laws and Other Requirements.
(a)    Subtenant shall comply in all material respects with all applicable laws, codes, statutes, ordinances, guidelines, rules and regulations of any governmental authority having jurisdiction over the Sublease Premises, including, without limitation, the Americans With Disabilities Act (as amended from time to time and as may be superseded from time to time, “ADA”) and any Environmental Laws (collectively “Applicable Laws”) relating to Subtenant’s use of the Sublease Premises and the operation of Subtenant’s business therein. Further, Subtenant shall be obligated to make any modification or improvement required pursuant to the ADA, to the extent that such modification or improvement is required as a result of any Alteration made by Subtenant. Notwithstanding the foregoing, except in the case of an Alteration made by Subtenant, Subtenant shall not be responsible for capital improvements required for ADA compliance if required for a general office use as opposed to Subtenant’s special use.

(b)    Subtenant shall not use the Sublease Premises, or permit the Sublease Premises to be used, in any manner other than Subtenant’s Permitted Use if such other use: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Property or the Sublease Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Property and/or the Sublease Premises, or increases the cost of such policy; (d) unreasonably interferes with the conduct of business by other tenants or occupants of the Building or constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Property or the Property’s equipment, facilities or systems; (e) unreasonably interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Property; or (f) violates the Rules and Regulations described in Article 17.
(c)    Subtenant shall maintain a ratio of not more than one Occupant (as defined below) for each one hundred ninety five (195) square feet of rentable area in the Sublease Premises, for a total of one hundred fifty (150) Occupants (hereinafter, the “Occupant Density”). If Sublandlord has a reasonable basis to believe that Subtenant is exceeding the Occupant Density, upon written request by Sublandlord, Subtenant shall maintain on a daily basis an accurate record of the number of employees and other persons who regularly occupy the Sublease Premises (collectively “Occupants”). Sublandlord shall have the right to audit Subtenant’s Occupant record and, at Sublandlord’s option, Sublandlord shall have the right to periodically visit the Sublease Premises without advance notice to Subtenant in order to track the number of Occupants working at the Sublease Premises. For purposes of this section, Occupants shall not include people not employed by Subtenant that deliver or pick up mail or other packages at the Sublease Premises, employees of Sublandlord or employees of Sublandlord’s agents or contractors, or Subtenant’s visitors or contractors who do not regularly occupy the Sublease Premises. Subtenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Sublease Premises, the Garage, the Overflow Parking Premises and the Common Areas, additional use of HVAC, electricity, water and other utilities, and additional demand for other Building services. Nothing contained in this Section shall be interpreted to entitle Subtenant to use more parking spaces than the number permitted by Section 2.3.
(d)    Subtenant shall reasonably cooperate in any green or sustainability initiatives or any other environmental responsibility programs developed by or implemented by Sublandlord in the Building or as required by Applicable Laws; provided same are imposed at no additional cost or charge to Subtenant and do not adversely interfere (except to a de minimis extent) with the conduct of Subtenant’s business operations in the Sublease Premises.
6.4.    Hazardous Materials.
(a)    No Hazardous Materials shall be Handled (as hereinafter defined) upon, about, above or beneath the Sublease Premises or any portion of the Property by or on behalf of Subtenant, its subtenants or its assignees, or its or their respective contractors, clients, officers, directors, employees, agents, or invitees in violation of Environmental Laws (as hereinafter defined). Any such Hazardous Materials so Handled shall be known as “Subtenant’s Hazardous Materials”. Notwithstanding the foregoing, normal quantities of

Subtenant’s Hazardous Materials customarily used in the conduct of general office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Sublease Premises without Sublandlord’s prior written consent. Subtenant’s Hazardous Materials shall be Handled at all times in compliance with the manufacturer’s instructions therefor and all applicable Environmental Laws.
(b)    In addition to the obligation of Subtenant to indemnify Sublandlord pursuant to this Sublease, in the event of a violation of any Environmental Law at the Sublease Premises by Subtenant, its subtenants or assignees, or its or their contractors, clients, officers, directors, employees, agents, or invitees, Subtenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Sublease Premises or any portion of the Property, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Subtenant shall take all actions necessary to restore the Sublease Premises or any portion of the Property to the condition required by applicable Environmental Laws. If any remedial actions are not required by law, Subtenant shall obtain Sublandlord’s written approval prior to undertaking any actions required by this Section, which approval may be withheld in Sublandlord’s sole discretion.
(c)    Subject to Sections 6.4(a) and (b) or as otherwise expressly provided for in this Sublease, Sublandlord agrees that Subtenant shall have no liability whatsoever in connection with any Hazardous Materials upon, about, above or beneath the Sublease Premises or any portion of the Property that are not Subtenant’s Hazardous Materials. Sublandlord represents and warrants to Subtenant that, to the best of Sublandlord’s actual knowledge, as of the date hereof, (i) there are no pending actions or proceedings in which any person, entity or Regulatory Authority has alleged in writing the violation of Environmental Laws with respect to the Property or the presence, release, threat of release or placement of any Hazardous Materials at, on or under the Property, and (ii) Sublandlord has not received any written notice (and Sublandlord has no actual knowledge) that any Regulatory Authority or any employee or agent thereof has determined that there has been a violation of Environmental Laws at or in connection with the Property.
(d)    “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Materials.
(e)    “Hazardous Materials” means: (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCBs); (iv) containing asbestos; (v) containing radon; (vi) which is radioactive; or (vii) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or (c) materials which cause a nuisance upon or waste to the Sublease Premises or any portion of the Property.

(f)    “Handle,” “handle,” “Handled,” “handled,” “Handling,” or “handling” shall mean any installation, handling, generation storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
(g)    “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision.
7.    UTILITIES AND SERVICES
7.1.    Building Services. Sublandlord agrees to furnish or cause to be furnished to the Sublease Premises the following utilities and services, subject to the conditions and standards set forth herein:
(a)    Non-attended automatic elevator service in common with Sublandlord and other tenants and occupants and their agents and invitees on a seven (7) day per week, twenty-four (24) hours per day basis;
(b)    During Business Hours, air conditioning, heating and ventilation (“HVAC”) in accordance with the specifications set forth on Exhibit G.
(i)    Subject to Section 7.1(b)(iii), Sublandlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Sublease Premises during the hours or days Sublandlord is not required to furnish HVAC pursuant to this Section. Subtenant shall cause and keep entirely unobstructed all of the vents, intakes, outlets and grilles at all times and shall reasonably cooperate with Sublandlord, at no material cost to Subtenant, and comply in all material respects with and observe all reasonable regulations and requirements prescribed by Sublandlord for the proper functioning of the HVAC systems.
(ii)    Notwithstanding anything in this Section 7.1 to the contrary, Sublandlord shall not be responsible if the normal operation of the HVAC system serving the Building (the “HVAC System”) shall fail to provide cooled or heated air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Sublease Premises by reason of any of the following: (i) if any machinery or equipment installed by or on behalf of Subtenant, or any person claiming through or under Subtenant, shall have, an electrical load in excess of the Electrical Load; (ii) any Alterations made or performed by or on behalf of Subtenant or any person claiming through or under Subtenant; (iii) Subtenant’s failure to comply with the Occupant Density; or (iv) the use of the Sublease Premises for any reason other than Subtenant’s Permitted Use. Subtenant shall be solely responsible for providing, at its sole expense, any supplemental HVAC systems which may be required if the normal operation of the HVAC System shall fail to provide cooled or heated air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Sublease Premises by reason of clauses (i), (ii), (iii) or (iv) above. Sublandlord represents and warrants that, as of the Sublease Commencement Date, there is currently one (1) supplemental HVAC unit (the “Existing Supplemental HVAC Unit”), which shall be in good working order, located within and exclusively serving the Sublease Premises. Subtenant shall be solely responsible for maintaining in good condition and repair or replacement the Existing Supplemental HVAC Unit.
(iii)    Sublandlord shall not be required to furnish HVAC during periods other than during Business Hours (“Overtime HVAC”), unless Sublandlord has received advance notice through Sublandlord’s building management system (to which Subtenant shall be given access) from Subtenant requesting Overtime HVAC not less than twenty four (24) hours prior to the time when such Overtime HVAC shall be required. Subtenant shall pay Sublandlord a fee for Overtime HVAC at the then established reasonable, Building-standard rates set by Sublandlord from time to time. Such fee shall be payable by Subtenant within thirty (30) days after the rendition of a bill to Subtenant therefor, shall constitute Additional Rent and shall not be deemed an Operating Expense under Article 4. The current Building-standard rate for Overtime HVAC is currently $125 per hour, which shall be subject to change from time to time; provided that the Sublandlord shall endeavor to take into consideration any efficiencies which may result from multiple subtenants requiring Overtime HVAC when setting the pricing for Overtime HVAC.
(c)    Hot and cold water potable for drinking, restroom and kitchenette purposes on a seven (7) day per week, twenty-four (24) hours per day basis.
(d)    Janitorial and cleaning services, in accordance with Exhibit D, provided that the Sublease Premises are used exclusively for Subtenant’s Permitted Use and are kept reasonably in order by Subtenant. If the Sublease Premises are not used exclusively for Subtenant’s Permitted Use and such other use requires cleaning services exceeding those attendant to Subtenant’s Permitted Use, Sublandlord, at Sublandlord’s sole reasonable discretion, may require that the Sublease Premises be kept clean and in order by Subtenant, at Subtenant’s expense, to the reasonable satisfaction of Sublandlord and by persons reasonably approved by Sublandlord; and, in all events, Subtenant shall pay to Sublandlord the reasonable cost of removal of Subtenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage. If the Sublease Premises includes an eating and/or kitchenette area, the cleaning service provided by Sublandlord shall not include food removal or any cleaning that is unique to an eating/kitchenette area.
(e)    Electricity, of not less than six (6) watts per usable square foot demand load, excluding the HVAC System, (the “Electrical Load”) for lighting, business machines and equipment, computer equipment, communications equipment, reproduction equipment, other equipment used by Subtenant or others within the Sublease Premises, appliances, kitchen equipment (if applicable), water coolers, heating, ventilating and air-conditioning equipment located within or outside the Sublease Premises that exclusively serves the Sublease Premises, and other equipment customary for general office use on a seven (7) day per week, twenty-four (24) hours per day basis. Such electricity shall be furnished to Subtenant by means of the existing electrical facilities serving the Sublease Premises, to the extent the same are available, suitable and safe for such purposes as reasonably determined by Sublandlord.
(i)    Subtenant shall pay Sublandlord for electricity consumed in the Sublease Premises as measured by submeters or check meters at Sublandlord’s cost therefor (the “Electrical Factor”). The Electrical Factor shall not include any administration charge, profit or mark-up to Sublandlord (i.e. based upon the actual cost charged to Sublandlord for the time periods such electricity is consumed). Any amounts which Subtenant is required to pay to Sublandlord pursuant to this Section 7.1(e) shall be payable within thirty (30) days after the rendition of a bill to Subtenant therefor and shall constitute Additional Rent.
(ii)    Sublandlord may reasonably estimate the Electrical Factor in advance, on a monthly, quarterly, semi-annual, or other reasonable basis, and Subtenant shall continue paying Sublandlord such estimated amount until Sublandlord shall adjust such estimate. In such event, periodically, but not less often than quarterly, Sublandlord shall provide to Subtenant reasonable back-up materials setting forth the actual electric usage in the Sublease Premises, and in connection with such delivery of back-up materials, Sublandlord shall compare the amounts paid on an estimated basis with the actual charges incurred hereunder, and shall bill Subtenant for any additional amount due or shall credit Subtenant for any overpayment and, if the Sublease Term has expired, any overpayment shall be promptly, and in any event within thirty (30) days, paid to Subtenant.
(iii)    Subtenant’s use of electricity in the Sublease Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or serving the Sublease Premises. Subtenant shall not, without Sublandlord’s prior consent in each instance, connect any additional fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Subtenant’s machinery, appliances or the electrical systems in the Sublease Premises which, when added to the equipment then connected or otherwise, will exceed the Electrical Load. Should Sublandlord consent, all additional risers or other equipment required therefor shall be provided by Sublandlord and the reasonable out-of-pocket cost thereof shall be paid by Subtenant as Additional Rent within thirty (30) days after the rendition of a bill to Subtenant therefor. If, in Sublandlord’s reasonable sole judgment, Subtenant’s electrical usage necessitates installation of an additional riser, risers or other proper and necessary equipment, Sublandlord shall so notify Subtenant of same. Within five (5) Business Days after receipt of such notice, Subtenant shall either cease such use of such additional electricity or shall request that additional electricity capacity (specifying the amount requested) be made available to Subtenant. Sublandlord in its sole reasonable judgment, shall determine whether to make available such additional electricity capacity to Subtenant and the amount of such additional electricity capacity to be made available. If Sublandlord shall agree to make available additional electrical capacity and the same necessitates installation of any additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Sublandlord, provided, however, that Sublandlord, in Sublandlord’s sole reasonable judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself), determines that such installation is reasonably practicable. Any such installation shall be made at Subtenant’s sole expense, and shall be chargeable and collectible as Additional Rent and paid within thirty (30) days after the rendition of a bill to Subtenant therefor. Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electricity furnished to the Sublease Premises by reason of any requirement, act or omission of any public utility serving the Property or for any other reason beyond Sublandlord’s reasonable control.
(iv)    Subtenant shall at all times comply in all material respects with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Sublease Premises. If any tax is imposed upon Sublandlord with respect to electrical energy furnished as a service to Subtenant by any Federal, State or Municipal Authority, Subtenant covenants and agrees that where permitted by law or applicable regulations, Subtenant’s pro rata share of such taxes shall be reimbursed by Subtenant to Sublandlord within thirty (30) days after the rendition of a bill to Subtenant therefor.
(f)    All services which Sublandlord is required to provide under this Sublease shall be provided by Sublandlord in a manner and fashion consistent with the Building Standard. As used in this Sublease the “Building Standard”, subject to Section 4.7, and unless otherwise provided for in this Sublease, shall mean substantially consistent with the (x) current condition and operation of the Building on the date hereof, or (y) if no reasonably clear standard exists, then comparable office buildings in Stamford, Connecticut (based upon the standard established for the Building on the date hereof). The Parties intention is to assume the Building will be reasonably operated understanding that occupancy levels may fluctuate throughout the Sublease Term.
7.2.    Security.
(a)    Throughout the Sublease Term, Sublandlord shall provide a security desk in the lobby of the Building which shall be attended by one or more attendants twenty-four (24) hours per day, seven (7) days per week. In no event shall Sublandlord’s provision of a security desk in the lobby of the Building be construed to guarantee the safety of Subtenant’s employees, invitees or property and in no event shall Sublandlord be required to provide any security services to the Sublease Premises. Subtenant shall supply its own security system to the Sublease Premises as Subtenant requires that is compatible with the base Building security system, subject to Sublandlord’s prior approval of plans (such approval not to be unreasonably withheld, conditioned or delayed). Access to the Building outside of Business Hours shall be controlled by an automated access control system. Sublandlord, at Sublandlord’s cost, shall furnish Subtenant with up to one hundred fifty (150) access cards for Subtenant and its permitted Occupants working in the Sublease Premises. Subtenant shall be responsible, at its sole cost, for the cost of replacing any access cards due to misplacement, breakage, for new or additional Occupants, or if any such access cards are lost.

(b)    The parties acknowledge that safety and security devices, services and programs provided by Sublandlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented, is assumed by Subtenant with respect to Subtenant’s property and interests, and Subtenant shall obtain insurance coverage to the extent Subtenant desires protection against such criminal acts and other losses, as further described in this Sublease. Subtenant agrees to cooperate in any reasonable safety or security program developed by Sublandlord or required by Applicable Laws.
7.3.    Interruption of Services.
(a)    Sublandlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Sections 7.1 and 7.2, when such failure is caused by a cause beyond Sublandlord’s reasonable control (as such causes are described in Section 26.4), and, in such event, Subtenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Subtenant’s obligation to pay Base Rent and Additional Rent required under this Sublease or constitute or be construed as a constructive or other eviction of Subtenant; provided, however, Sublandlord shall use all reasonable diligence to restore same as soon as possible.
(b)    If any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Sublandlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Subtenant’s obligations hereunder shall not be affected by any such action of Sublandlord.
(c)    Any planned interruptions of any Building services shall be preceded by reasonable prior notice to Subtenant of such interruption and shall be undertaken in a manner reasonably designated to minimize any interference with Subtenant’s use and enjoyment of the Sublease Premises for Subtenant’s business. Notwithstanding anything to the contrary contained herein, if Subtenant is unable despite its good faith commercially diligent efforts to use the Sublease Premises for the ordinary conduct of Subtenant’s business due solely to (a) an interruption of an Essential Service (as hereinafter defined) which Sublandlord is required to provide hereunder, or (b) Sublandlord’s breach of an obligation under this Sublease to perform repairs or replacements which results in Sublandlord’s failure to provide an Essential Service, in each case other than as a result of casualty or condemnation and/or force majeure condition as described in Section 26.4, and such condition continues for a period of longer than five (5) consecutive Business Days after Subtenant furnishes a notice to Sublandlord (the “Abatement Notice”) identifying the condition and Essential Service which has been interrupted and stating that Subtenant’s inability to use the Sublease Premises is solely due to such condition, provided that (i) Subtenant does not actually use or occupy the Sublease Premises for the ordinary conduct of Subtenant’s business otherwise during such five (5) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or willful misconduct of Subtenant, then Rent shall be abated on a per diem basis for the period (the “Abatement Period”) commencing on the sixth (6th) Business Day after the

Abatement Notice and ending on the earlier of (x) the date Subtenant reoccupies the Sublease Premises for the ordinary conduct of Subtenant’s business, or (y) the date on which such condition is substantially remedied. “Essential Service” shall mean the following services, but only to the extent that Sublandlord is required to provide such services to Subtenant pursuant to the terms of this Sublease and if not provided the absence of such service shall materially and adversely affect the use of the Sublease Premises for the ordinary conduct of Subtenant’s business: HVAC service; electrical service; passenger elevator service (of at least one elevator); sewer service; and access to the Sublease Premises. Further, subject to force majeure conditions as described in Section 26.4, if an Essential Service shall not be provided for a period of at least one hundred eighty (180) consecutive days, then upon prior written notice by Subtenant to Sublandlord, Subtenant shall have the right to terminate this Sublease. For the avoidance of doubt the use of the term Essential Service is used solely for the purpose of this Section 7.3(c), and the sole remedy available to Subtenant, for the failure to provide such Essential Service shall be as set forth in this Section.
8.    MAINTENANCE AND REPAIRS
8.1.    Sublandlord’s Obligations. Except as provided in Sections 8.2 and 8.3 below, during the Sublease Term, Sublandlord shall maintain, in good order and repair, the structural portions of the Building, including the roof, exterior walls and foundation of the Building and all Building plumbing, electrical and mechanical systems (including the base Building HVAC systems), life safety systems and all common areas of the Property. Except to the extent caused by the negligence or willful misconduct of Sublandlord or its agents, contractors or employees or as otherwise provided in Section 7.3(c) and/or Article 11, there shall be no abatement of Rent, nor shall there be any liability of Sublandlord, by reason of any injury or inconvenience to, or interference with, Subtenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Property in accordance with the Building Standard.
8.2.    Subtenant’s Obligations. During the Sublease Term, except for Sublandlord’s obligations provided in Section 8.1 above, Subtenant shall, at its sole cost and expense, maintain the Sublease Premises (taking into account the standard for surrender of the Sublease Premises as set forth in Section 9.4) in good order and repair, except for damage by casualty or condemnation, Sublandlord’s obligations or other conditions that Subtenant is not responsible for under this Sublease, but including, without limitation, all Subtenant’s Insured Property (as defined in Section 10.2), the carpet, wall-covering, interior doors, horizontal distribution portions of plumbing and other fixtures, equipment, alterations and improvements, located exclusively in, and serving exclusively, the Sublease Premises, whether installed by Sublandlord or Subtenant. Subtenant shall keep the Sublease Premises reasonably clean and orderly in accordance with Sublandlord’s standards for the Building. All repairs made by Subtenant shall be at least equal to the original work in class and quality and shall be performed in good workmanlike manner. Further, Subtenant shall be responsible for, and upon written demand by Sublandlord shall promptly reimburse Sublandlord for, any damage to any portion of the Property or the Sublease Premises caused by (i) Subtenant’s activities on the Property or the Sublease Premises; (ii) the performance or existence of any alterations, additions or improvements made by Subtenant in or to the Sublease Premises; (iii) the installation, use, operation or movement of Subtenant’s property in or about the Property or the Sublease Premises; or (iv) any negligence or willful misconduct by Subtenant or its officers, partners, employees, agents, contractors or invitees. The foregoing matters as set forth in clauses (i)-(iv) shall not be applicable to the extent caused by Sublandlord or its agents, employees or contractors.

8.3.    Sublandlord’s Rights. Other than in the case of any emergency in which case no notice shall be required, Sublandlord and its contractors shall have the right, at all reasonable times and upon reasonable advance written notice or oral notice to Subtenant (if a written notice is not practical) to enter upon the Sublease Premises (to the extent practical be accompanied by a representative of Subtenant if Subtenant makes one available), to make repairs or capital improvements to the Sublease Premises or the Property reasonably required or deemed reasonably necessary by Sublandlord and to temporarily erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs or improvements; provided, in each instance, Sublandlord does not, to the extent practical, thereby unreasonably interfere with Subtenant’s business operations or reasonable security requirements. In performing any such work, Sublandlord shall (i) conceal any pipes or conduits within the walls and above the finished ceilings (to the extent such finished ceilings exist) and in locations that, to the extent practical, do not unreasonably interfere with Subtenant’s use or layout of the Sublease Premises, (ii) use reasonable efforts to minimize interference with Subtenant’s business operations to the extent reasonable under the circumstances, (iii) not stage any work or store any materials at or from Sublease Premises for work to any other part of the Building, (iv) secure the Sublease Premises and (v) other than in the event of an emergency, no such work shall be performed by Sublandlord within the Sublease Premises during Business Hours if same would interfere with Subtenant’s business operations (other than to a de minimis extent). In no event (other than an emergency) shall work, repairs or activities performed in the Property by or on behalf of Sublandlord or in the Sublease Premises by or on behalf of Sublandlord as permitted hereunder prevent access to the Sublease Premises.
9.    ALTERATIONS, ADDITIONS AND IMPROVEMENTS
9.1.    Sublandlord’s Consent; Conditions. Subtenant shall not make or permit to be made any alterations, additions, or improvements in or to the Sublease Premises (“Alterations”) without the prior written consent of Sublandlord which consent, with respect to Alterations that do not affect the structure, HVAC system or material portions of the Property or Building systems, common areas, or value of the Building shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Sublandlord’s prior consent shall not be required for (a) Alterations which (i) do not require a building permit, (ii) are limited to work within the Sublease Premises, (iii) do not require a change in the certificate of occupancy for the Building or Sublease Premises, (iv) are non-structural and do not affect any Building systems or systems that extend outside the Sublease Premises, and (v) are reasonably estimated to cost less than $300,000.00 per year in the aggregate, or (b) cosmetic improvements to the Sublease Premises such as painting and carpeting (but expressly excluding wallpapering, which shall require the reasonable consent of Sublandlord); provided that (x) Subtenant gives and Sublandlord shall have received, at least ten (10) days prior to the commencement of such Alterations, notice, including, the identity of the contractors and subcontractors performing the Alteration (together with certificates of insurance evidencing the insurance coverage required to be maintained by such contractors and subcontractors); and (y) Subtenant complies with the terms, conditions and provisions of this Sublease with respect to the performance thereof (collectively, “Non-Consent Alterations”). In granting its consent to an Alteration, Sublandlord may impose as a condition to making any Alterations such requirements as Sublandlord in its reasonable discretion deems necessary or desirable including, without limitation: (i) Subtenant’s submission to Sublandlord, for Sublandlord’s prior written approval, of all plans and specifications relating to the Alterations (other than Non-Consent Alterations); (ii) Sublandlord’s prior written approval of the time or times when the Alterations are to be performed (such approval not to be unreasonably withheld, conditioned or delayed); (iii) Sublandlord’s prior written approval of the architect, contractors and subcontractors performing work in connection with the Alterations (such approval not to be unreasonably withheld, conditioned or delayed); (iv) employment of union contractors and subcontractors who shall not cause labor disharmony; (v) Subtenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Sublease Premises prior to the construction of the Alterations; (vi) Subtenant’s delivery to Sublandlord of such bonds and insurance as Sublandlord shall reasonably require; (vii) and Subtenant’s payment to Sublandlord of all reasonable, customary and actual out of pocket costs and expenses incurred by Sublandlord because of Subtenant’s Alterations, including costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Subtenant shall provide Sublandlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations (other than cosmetic matters), Subtenant shall provide Sublandlord with copies of as-built plans. Neither the approval by Sublandlord of plans and specifications relating to any Alterations nor Sublandlord’s supervision or monitoring of any Alterations shall constitute any warranty by Sublandlord to Subtenant of the adequacy of the design for Subtenant’s intended use or the proper performance of the Alterations.
9.2.    Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Sublandlord, all Applicable Laws, and the requirements of Sublandlord’s and Subtenant’s carriers of insurance on the Sublease Premises and the Property, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Property. All reasonable, customary and actual out of pocket costs incurred by Sublandlord relating to the Alterations shall be payable to Sublandlord by Subtenant as Additional Rent within thirty (30) days after the rendition of a bill to Subtenant therefor. No asbestoscontaining materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.
9.3.    Liens. Subtenant shall pay when due all costs for work performed and materials supplied to the Sublease Premises. Subtenant shall keep Sublandlord, the Sublease Premises and the Property free from all liens (unless bonded), stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Subtenant and Subtenant shall protect, indemnify, hold harmless and defend Sublandlord, the Sublease Premises and the Property of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees, arising out of or related to any such liens or notices. Further, Subtenant shall give Sublandlord not less than seven (7) Business Days prior written notice before commencing any Alterations in or about the Sublease Premises to permit Sublandlord to post, if reasonable, appropriate notices of non-responsibility. Assuming Sublandlord approves such Alteration and assuming the estimated cost to complete such Alteration shall equal or exceed $300,000 (as reasonably determined by Sublandlord), at Sublandlord’s request, prior to commencing any Alterations which involve structural components of the Sublease Premises or material portions of the Property systems serving the Sublease Premises, Subtenant shall secure at Subtenant’s sole expense, a completion and lien indemnity bond reasonably satisfactory to Sublandlord for such work. During the progress of such work, Subtenant shall, upon Sublandlord’s request, furnish Sublandlord with sworn contractor’s statements and lien waivers covering all work theretofore performed. Subtenant shall satisfy, bond over or otherwise discharge all liens, stop notices or other claims or encumbrances within thirty (30) days after Sublandlord notifies Subtenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Subtenant fails to pay and remove, or otherwise bond over or discharge, such lien, claim or encumbrance within such thirty (30) days, Sublandlord, at its election, may pay and satisfy the same and in such event the sums so paid by Sublandlord, with interest from the date of payment at the rate set forth in Section 4.6 hereof for amounts owed Sublandlord by Subtenant shall be deemed to be Additional Rent due and payable by Subtenant upon Sublandlord’s demand.

9.4.    Lease Termination. Except as provided in this Section 9.4, upon expiration or earlier termination of this Sublease Subtenant shall surrender the Sublease Premises to Sublandlord vacant, broom clean and in good order, condition and repair, reasonable wear and tear, damage by casualty or condemnation, and Sublandlord’s obligations or other conditions that Subtenant is not responsible for under this Sublease excepted. All Alterations shall become a part of the Sublease Premises and shall become the property of Sublandlord upon the expiration or earlier termination of this Sublease without compensation to Subtenant, unless Sublandlord shall, by written notice given to Subtenant in accordance with the provisions of Article 21 not less than sixty (60) days prior to the expiration or other termination of this Sublease or any renewal or extension hereof, require Subtenant to remove some or all of the Alterations that constitute Specialty Alterations. Notwithstanding the foregoing, at the time Sublandlord approves plans and specifications for Alterations proposed by Subtenant, Sublandlord shall notify Subtenant which of the proposed Alterations, if any, are Specialty Alterations which may be required by Sublandlord to be removed by Subtenant at the expiration or earlier termination of this Sublease. The above notwithstanding, Sublandlord acknowledges that no improvements existing in the Sublease Premises as of the date hereof shall be deemed Specialty Alterations. “Specialty Alterations” shall mean Alterations performed by or on behalf of Subtenant that (i) perforate a floor slab in the Sublease Premises or a wall that encloses the core of the Building, (ii) require the reinforcement of a floor slab in the Sublease Premises, (iii) consist of the installation of a raised flooring system, (iv) consist of the installation of a vault or other similar device or system that is intended to secure the Sublease Premises or a portion thereof in a manner that exceeds the level of security that a reasonable person uses for ordinary office space, (v) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core), or (vi) do not include the existing conditions at the Sublease Premises, but thereafter, will include specialized interior improvements and additions which are not customarily part of a standard office building fit-up. Notwithstanding anything contained herein to the contrary, Sublandlord shall not be responsible to insure, maintain, repair or replace any of Subtenant’s Insured Property or any Specialty Alterations, all of which shall be insured, maintained, repaired and/or replaced, as the case may be, solely by and at the expense of Subtenant. In the event that Sublandlord shall so require Subtenant to remove any Specialty Alterations, then such Specialty Alterations shall be removed by Subtenant, and Subtenant shall repair any damage to the Sublease Premises caused by such removal, at its own cost and expense, at or prior to the expiration of the Sublease Term. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Subtenant or installed by Subtenant at its expense in the Sublease Premises shall be and remain the property of Subtenant; upon the expiration or earlier termination of this Sublease, Subtenant shall, at its sole expense, remove all such items and repair any damage to the Sublease Premises or the Property caused by such removal. If Subtenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of this Sublease, Sublandlord may, but need not, do so with no liability to Subtenant, and Subtenant shall pay Sublandlord the reasonable documented out of pocket cost thereof within thirty (30) days after the rendition of a bill to Subtenant therefor. Notwithstanding the foregoing, upon the expiration of the Sublease Term, Subtenant shall have the right, but not the obligation, to purchase from Sublandlord for the sum of $1.00 and remove the Existing Furniture; provided, however, that such right shall be void and of no further force or effect if Subtenant is in default under this Sublease beyond applicable notice and/or cure periods. If Subtenant elects to take title to such Existing Furniture in accordance herewith, Sublandlord shall prepare, execute and deliver a bill of sale transferring title thereto to Subtenant. Any Existing Furniture not purchased by Subtenant, or unable to be purchased by Subtenant, shall remain in the Sublease Premises upon expiration or the earlier termination of this Sublease.
9.5.    ADA. If alterations to the common areas of the Property are required under ADA or other Applicable Laws, regulations, ordinances or insurance requirements because of the specific manner and nature of Subtenant’s use or occupancy of the Sublease Premises (as distinct from general office use) or Specialty Alterations made by or on behalf of Subtenant within the Sublease Premises, Sublandlord may make same and Subtenant shall, within thirty (30) days after receipt of a bill from time to time to reimburse Sublandlord the reasonable out of pocket costs of such alterations. Sublandlord represents that as of the date hereof, to the best of its actual knowledge, the common areas of the Building accessible by Subtenant are in compliance with all Applicable Laws, including the ADA, in all material respects.
10.    INDEMNIFICATION AND INSURANCE
10.1.    Indemnification.
(a)    Subtenant agrees to protect, indemnify, hold harmless and defend Sublandlord and Landlord, and each of their respective partners, directors, officers, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by Sublandlord’s breach of its obligations or representations or warranties contained in this Sublease or the negligence or willful misconduct of Sublandlord or Landlord, or any of their respective partners, directors, officers, contractors, successors and assigns, agents and employees), from and against:
(i)    any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) to the extent arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to (i) the use or occupancy of the Sublease Premises or any portion of the Property by Subtenant, (ii) any condition of the Sublease Premises to the extent not caused by Sublandlord and/or any of its employees, agents or contractors, (iii) the acts or omission of Subtenant or its agents, employees, contractors, clients, invitees or subtenants or (iv) the breach by Subtenant of any of its representations, warranties or obligations contained in this Sublease. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Sublandlord’s employees or agents or damage to the Sublease Premises or any portion of the Property; and
(ii)    any and all environmental damages to the extent arising from: (i) the Handling of any Subtenant’s Hazardous Materials, as defined in Section 6.4, in violation of Environmental Laws, or (ii) the breach by Subtenant of any of the provisions of this Sublease which results in environmental liability or damages. For the purpose of this Section 10.1(a)(ii), “environmental damages” shall mean (a) all claims, judgments, actual out of pocket damages, penalties, fines, costs, liabilities, and losses actually incurred by Sublandlord; (b) all reasonable documented out of pocket sums paid for settlement of claims, reasonable attorneys’ fees, consultants’ fees and experts’ fees; and (c) all reasonable out of pocket costs incurred by Sublandlord in connection with investigation or remediation relating to the Handling of Subtenant’s Hazardous Materials in violation of Environmental Laws, or otherwise required under this Sublease.

(b)    Each of Subtenant’s obligations and liabilities pursuant to this Section 10.1 shall survive the expiration or earlier termination of this Sublease.
(c)    Subtenant shall not take any action or fail to take any action in connection with the Sublease Premises in contravention of the terms of this Sublease as a result of which Sublandlord would be in violation of any of the provisions of the Lease, and, subject to Article 20, Subtenant shall defend, indemnify and hold Sublandlord harmless from and against all actual losses, costs, liabilities, damage and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) caused by or arising out of Subtenant’s acts or inaction as a result of which Sublandlord is determined to be in violation of any of the provisions of the Lease (as set forth on Exhibit A).
(d)    Sublandlord agrees to protect, indemnify, hold harmless and defend Subtenant and its partners, directors, officers, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by Subtenant’s breach of its obligations or representations or warranties contained in this Sublease or the negligence or willful misconduct of Subtenant or its respective partners, directors, officers, contractors, successors and assigns, agents and employees), from and against any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) to the extent arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to (i) the gross negligence or willful misconduct of Sublandlord and its agents and (ii) the breach by Sublandlord of any of its representations, warranties or obligations contained in this Sublease. Each of Sublandlord’s obligations and liabilities pursuant to this Section 10.1 shall survive the expiration or earlier termination of this Sublease.
10.2.    Property Insurance.
(a)    At all times during the Sublease Term, Subtenant shall procure and maintain, at its sole expense, “special form” property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting of pipes, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Subtenant in the Sublease Premises beyond the vanilla shell of the Sublease Premises (which vanilla shell expressly excludes any interior partition walls and dropped ceilings and so same are included in Subtenant’s Insured Property), whether or not made prior or subsequent to the Sublease Commencement Date; and (b) all trade fixtures, equipment, furniture and other personal property from time to time situated in the Sublease Premises, whether or not same are owned by Subtenant or Sublandlord (clauses (a) and (b), collectively, the “Subtenant’s Insured Property”). The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except if this Sublease is terminated following a casualty, the proceeds applicable to the Alterations made by or for Subtenant in the Sublease Premises or applicable to any personal property owned by Sublandlord shall be paid to Sublandlord and the proceeds applicable to the trade fixtures, equipment and other personal property owned by Subtenant shall be paid to Subtenant.

(b)    At all times during the Sublease Term, Subtenant shall procure and maintain business interruption insurance in such amount as will reimburse Subtenant for direct and actual expenses, incurred by Subtenant, that are attributable to the perils insured against in Section 10.2(a).
10.3.    Liability Insurance. At all times during the Sublease Term, Subtenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Sublease Premises and the business operated by Subtenant. Such insurance shall have a minimum combined single limit of liability of at least Five Million Dollars ($5,000,000) per occurrence and a general aggregate limit of at least Five Million Dollars ($5,000,000). The foregoing limits may be achieved through the use of primary and excess liability policies. All such policies shall be written to apply to bodily injury, property damage, personal injury losses and shall be endorsed to include Sublandlord, Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Sublandlord or any ground Sublandlord as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds. Sublandlord may from time to time require that the amount of liability insurance to be maintained by Subtenant under this Article be reasonably increased so that Sublandlord shall be adequately protected giving due consideration to all relevant circumstances and conditions.
10.4.    Workers’ Compensation Insurance. At all times during the Sublease Term, Subtenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of Connecticut, and Employer’s Liability insurance as required by law.
10.5.    Policy Requirements. All insurance required to be maintained by Subtenant shall be issued by insurance companies authorized to do insurance business in the State of Connecticut and rated not less than A-VII in Best’s Insurance Guide. A certificate of insurance (or, at Sublandlord’s option and request, copies of the applicable policies) evidencing the insurance required under this Article 10 shall be delivered to Sublandlord not less than five (5) days prior to the Sublease Commencement Date. No such policy shall be subject to cancellation without thirty (30) days prior written notice to Sublandlord and Landlord and to any transferee, mortgagee or ground Sublandlord designated by Sublandlord to Subtenant in writing, except where such cancellation is due to non-payment of premium for which ten (10) days prior written notice shall suffice. Subtenant shall furnish Sublandlord with a replacement certificate with respect to any insurance prior to the expiration of the current policy. Subtenant shall have the right to provide the insurance required by this Article 10 pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Sublease Premises and Sublandlord as required by this Sublease.
10.6.    Waiver of Recovery: Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Sublandlord and Subtenant will cause their respective insurers to issue appropriate waiver of subrogation right endorsements to all policies and insurance carried in connection with the Sublease Premises or the contents of either of them. Sublandlord and Subtenant hereby agree to look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by the Sublease.
10.7.    Failure to Insure. Subtenant’s failure to obtain or maintain all insurance required under this Article 10 shall be a material breach of this Sublease for which Sublandlord shall be entitled to full and complete indemnity for all liability, reasonable and documented out-of-pocket costs and expenses, including any incurred in any action or proceeding by Sublandlord or its insurance carrier as a result of Subtenant’s breach. Subtenant’s obligation to provide full and complete indemnity under this Section 10.7 shall be absolute and without regard to fault in the underlying incident and shall be triggered solely by Subtenant’s failure to procure such insurance for the protection of Sublandlord and any of the other insured parties required under this Article 10. In the event that Subtenant fails to obtain and maintain the insurance required under this Article 10, Sublandlord shall have the option (but shall not be required) to purchase any such insurance and to charge Subtenant for the actual cost of substitute insurance in the form of Additional Rent. The purchase by Sublandlord of any such insurance shall not be or be deemed to be a waiver by Sublandlord or a cure of the default by Subtenant to obtain and maintain insurance. Subtenant shall reimburse Sublandlord for any such documented out of pocket costs, together with interest at the Interest Rate until so reimbursed, within thirty (30) days after written demand therefor. The rights and remedies provided for in this Section 10.7 shall not limit or impair any other rights, remedies or damages available to Sublandlord under this Sublease or otherwise.
10.8.    Sublandlord Insurance Requirements. Sublandlord shall maintain throughout the Sublease Term all insurance required to be carried under the Lease, including, without limitation, Section 11.2(a)(iii) thereof.
11.    DAMAGE OR DESTRUCTION
11.1.    Casualty: Termination of Sublease.
(a)    Sublandlord Repair Obligations. If the Building, the Garage or the Sublease Premises shall be partially damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the negligence or willful misconduct of Subtenant, or its employees, agents or visitors (and if this Sublease shall not have been terminated as in this Article 11 hereinafter provided) and an independent architect chosen by Sublandlord estimates that the damage can be reasonably repaired by Sublandlord within one hundred eighty (180) days from the date of damage (or sixty (60) days in the case of damage within the last year of the Sublease Term) as reasonably determined by Sublandlord, Sublandlord shall, subject to Section 10 of the Lease, repair the damage and restore and rebuild the Building and/or the Sublease Premises and/or access to the foregoing with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Sublandlord shall not be required to repair or replace any of Subtenant’s Insured Property. Sublandlord shall effect such repair or restoration promptly with all reasonable diligence and in such manner so as to not unreasonably interfere with Subtenant’s business, provided no additional costs, for labor at overtime or premium rates, or otherwise, are incurred thereby. No damages, compensation or claim shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Sublease Premises or of the Building pursuant to this Article 11.
(b)    Rent Abatement. If the Building or the Sublease Premises shall be partially destroyed by fire or other cause, the Rents payable hereunder shall be abated in the proportion that the number of square feet of Rentable Area of the Sublease Premises that has been rendered untenantable (which, for purposes of this Article 11, “untenantable” shall mean either (i) that the Sublease Premises, or a substantial portion thereof, is damaged by such fire or other casualty such that Subtenant cannot conduct its business in the Sublease Premises for Subtenant’s Permitted Use as a result thereof or (ii) such fire or other casualty is not in the Sublease Premises or does not affect the Sublease Premises but Subtenant’s access to the Sublease Premises is cutoff as a result of such fire or other casualty) bears to the total Rentable Area of the Sublease Premises, for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Sublease Premises shall be totally untenantable on account of fire or other cause, the Rent shall abate as of the date of the damage or destruction and until Sublandlord shall repair, restore and rebuild the Building and/or the Sublease Premises and tender possession of the Sublease Premises with all of same (excluding any Subtenant work which had been performed by Subtenant as part of its initial occupancy or as to any subsequent Alterations) substantially completed allowing for the occupancy by Subtenant for Subtenant’s Permitted Use, provided, however, that should Subtenant occupy or reoccupy a portion of the Sublease Premises for the ordinary conduct of Subtenant’s business during the period the Sublease Premises are made completely untenantable, rents allocable to such portion shall be payable by Subtenant from the date of such occupancy. Notwithstanding any of the foregoing provisions of this Article 11, if Sublandlord or Landlord or the holder of any Superior Mortgage (as defined in the Lease) shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Sublease Premises or the Building by fire or other cause by reason of some negligent or willful action or inaction on the part of Subtenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Subtenant, there shall be no abatement of Subtenant’s rent until the total amount of such rent not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.
(c)    Termination of Sublease. If (i) the Building or Sublease Premises shall be totally damaged or destroyed by fire or other cause or (ii) the tower of the Building which includes the Sublease Premises, or the Sublease Premises shall be partially damaged or destroyed by fire or other cause such that an independent architect chosen by Sublandlord estimates that Sublandlord cannot reasonably repair the same within one hundred eighty (180) days from the date of damage (or sixty (60) days or, if earlier, prior to the expiration date of this Sublease, in the case of damage within the last year of the Sublease Term) as reasonably determined by Sublandlord, or (iii) if the North Tower shall be so damaged or destroyed by fire or other cause that Sublandlord shall decide not to restore or rebuild it, then in the case of clause (i) or (ii), Sublandlord may terminate this Sublease by giving Subtenant notice to such effect within forty-five (45) days after the date of the casualty and such termination shall be effective upon the date of such notice, and in the case of clause (iii), Sublandlord may terminate this Sublease by giving notice to Subtenant to such effect within one hundred twenty (120) days after the date of the casualty and such termination shall be effective upon the date of such notice; provided, however, that Sublandlord may not exercise such right to terminate this Sublease unless Sublandlord elects to terminate subleases (including this Sublease) affecting at least fifty percent (50%) of the leasable area of the Building (in the case of clause (ii)) or the North Tower (in the case of clause (iii)). In case of any damage or destruction mentioned in this Article 11, and Sublandlord has not elected to terminate this Sublease as provided in the preceding sentence, Subtenant may terminate this Sublease by notice to Sublandlord, if Sublandlord has not substantially completed the making of the required repairs and restored and rebuilt the North Tower and the Sublease Premises within two hundred forty (240) days from the date of such damage or destruction, subject to delays labor trouble, governmental controls, act of God, or any other cause beyond Sublandlord’s reasonable control, and such termination shall be effective upon the date of such notice (unless such repairs and restoration are completed prior to such notice).
(d)    In the event of the termination of this Sublease pursuant to any of the provisions of this Article 11, this Sublease and the Sublease Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Sublease Expiration Date, and the Base Rent and Additional Rent payable hereunder shall be apportioned as of such date.
11.2.    Waiver. The provisions contained in this Sublease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination.
12.    CONDEMNATION
12.1.    Taking. If the entire Sublease Premises or so much of the Sublease Premises or Property as to render the Sublease Premises unusable by Subtenant for the ordinary conduct of Subtenant’s business shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively “Condemnation”), then this Sublease shall terminate on the date that title or possession to the Sublease Premises is taken by the condemning authority, whichever is earlier.
12.2.    Award. In the event of any Condemnation, the entire award for such taking shall belong to Sublandlord. Subtenant shall have no claim against Sublandlord or the award for the value of any unexpired term of this Sublease or otherwise. Subtenant shall be entitled to independently pursue a separate award in a separate proceeding for Subtenant’s trade fixtures, loss of business, and moving and relocation costs directly associated with the taking, provided such separate award does not diminish Sublandlord’s award. Nothing in the Sublease shall preclude Subtenant from claiming and collecting from the condemning authority an award for Subtenant’s trade fixtures, loss of business, and moving and relocation costs pursuant to a separate action, provided such separate award does not diminish Sublandlord’s award.
12.3.    Temporary Taking. No temporary taking of the Sublease Premises or partial taking of the Sublease Premises shall terminate this Sublease; provided, that Rent shall be prorated based upon the portion of the Sublease Premises which remains tenantable and provided, further, that any award for such temporary taking shall belong to Subtenant to the extent that the award applies to any time period during the Sublease Term and to Sublandlord to the extent that the award applies to any time period outside the Sublease Term.
13.    ASSIGNMENT AND SUBLETTING
13.1.    Restriction. Except as otherwise set forth herein, without the prior written consent of Sublandlord, Subtenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Sublease or any interest herein, or sublet the Sublease Premises or any part thereof, or permit the Sublease Premises to be occupied by anyone other than Subtenant or Subtenant’s employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a “Transfer”). For purposes of this Sublease, the term “Transfer” shall also include (i) if Subtenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, (ii) if Subtenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Subtenant, or (a) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting securities of Subtenant (other than to immediate family members by reason of gift or death) or (b) the sale of more than an aggregate of fifty percent (50%) of Subtenant’s assets. An assignment, subletting or other action in violation of the foregoing shall be void and, at Sublandlord’s option, shall constitute a material breach of this Sublease. Notwithstanding the foregoing, Subtenant shall have the right to assign its interest in this Sublease or sublease the Sublease Premises to an Affiliate of Subtenant without obtaining Sublandlord’s consent therefor or Sublandlord having a right to recapture pursuant to the terms of Section 13.3 so long as (x) Subtenant provides Sublandlord with written notice of such assignment or sublease within ten (10) days thereof; (y) such Affiliate assumes by operation of law or in writing all of the obligations of Subtenant under this Sublease; and (z) Subtenant provides Sublandlord with reasonable evidence that such assignee or sublessee is an Affiliate of Subtenant. In addition, the merger or consolidation of Subtenant into or with another entity or a sale of all or substantially all of the assets or voting securities of Subtenant to such entity (a “Successor”) of Subtenant shall be permitted without Sublandlord’s consent therefor or Sublandlord having a right to recapture pursuant to the terms of Section 13.3 so long as (w) such merger, consolidation or sale of assets or voting securities is not principally for the purpose of transferring Subtenant’s interest in this Sublease; (x) Subtenant provides Sublandlord with written notice of such transaction within ten (10) days thereof; (y) such Successor assumes by operation of law or in writing all of the obligations of Subtenant under this Sublease; and (z) Subtenant provides Sublandlord with reasonable evidence that clause (w) of this sentence is true. An “Affiliate” shall mean a person who Controls, is under the Control of or is under common Control with the individual or entity in question. “Control” shall mean direct or indirect ownership of more than fifty percent (50%) of the equity interests in an entity and the possession of power to direct or cause the direction of the management and policy of such entity, whether through ownership of voting securities, by statute or contract. Notwithstanding anything in this Sublease to the contrary, in all events any sublet by Subtenant shall be subject and subordinate to this Sublease and the Lease.
13.2.    Notice to Sublandlord. If Subtenant desires to assign this Sublease or any interest herein to an assignee other than to an Affiliate or Successor, or to sub-sublet all or any part of the Sublease Premises to a sub-subtenant other than to an Affiliate or Successor, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or sub-subletting, Subtenant shall submit to Sublandlord in connection with Subtenant’s request for Sublandlord’s consent a statement containing (i) the name and address of the proposed assignee or sub-subtenant; (ii) such financial information with respect to the proposed assignee or sub-subtenant as Sublandlord shall reasonably require; (iii) the type of use proposed for the Sublease Premises; and (iv) all of the principal terms of the proposed assignment or sub-subletting.
13.3.    Sublandlord’s Recapture Rights. At any time within thirty (30) days after Sublandlord’s receipt of all (but not less than all) of the information and documents described in Section 13.2 above, if Subtenant desires to (i) sublease all or substantially all of the Sublease Premises, (ii) sublease less than all or substantially all of the Sublease Premises for all or substantially all of the Sublease Term, or (iii) assign the Sublease, Sublandlord may at its option by written notice to Subtenant, elect to: (a) take an assignment of the Sublease upon the same terms as those offered to the proposed assignee; or (b) terminate the Sublease with respect to the portion of the Sublease Premises affected by any proposed subletting. If Sublandlord does not exercise any of the options described in the preceding sentence, then, during the above-described thirty (30) day period, Sublandlord shall either consent or deny its consent to the proposed assignment or subletting. If Sublandlord exercises its rights under subsections (a) or (b)

above and same have not been revoked pursuant to the immediately following sentence, then Subtenant shall be released of all further liability under this Sublease, with respect to the affected portion of the Sublease Premises, arising on the effective date of the assignment to, or termination by, Sublandlord. If the Sublandlord shall exercise its recapture right as provided for in this Sublease, then within five (5) Business Days following the Sublandlord’s exercise of such recapture right, the Subtenant shall have the right upon written notice to the Sublandlord to withdraw its assignment or sublet request, thereby vitiating Sublandlord’s recapture right with respect to such assignment or sublet request only. If the Subtenant shall not withdraw its request for consent to such assignment or sublet then the recapture as provided for in this Sublease and this Section 13.3 shall occur.
13.4.    Sublandlord’s Consent; Standards. Sublandlord’s consent to a proposed assignment or sub-subletting shall not be unreasonably withheld, conditioned or delayed; but, in addition to any other grounds for denial, Sublandlord’s consent shall be deemed reasonably withheld, conditioned or delayed if, in Sublandlord’s good faith judgment: (i) the proposed assignee or sub-subtenant does not have the financial strength to perform its obligations under this Sublease or any proposed sub-sublease; (ii) the business and operations of the proposed assignee or sub-subtenant are not in keeping with the Building Standard; (iii) the proposed assignee or sub-subtenant intends to use any part of the Sublease Premises for a purpose not permitted under this Sublease; (iv) either the proposed assignee or sub-subtenant, or any person which directly or indirectly Controls, is Controlled by, or is under common Control with the proposed assignee or sub-subtenant occupies space in the Property, or is negotiating with Sublandlord to lease space in the Property; (v) the proposed assignee or sub-subtenant has a general reputation of disreputable character; (vi) the use of the Sublease Premises or the Property by the proposed assignee or subtenant would, in Sublandlord’s reasonable judgment, materially impact the Property in an adverse manner; (vii) the subject space is not regular in shape (taking into consideration the current configuration of the Sublease Premises) with appropriate means of ingress and egress suitable for normal renting purposes; (viii) the sub-sublease or the use of the Sublease Premises or the Property by the proposed assignee or sub-subtenant would violate terms of the Lease; or (x) an event of default has occurred and is continuing beyond any applicable notice and cure period on either the date on which Subtenant requests consent to the proposed Transfer or the effective date of the Transfer. If Sublandlord shall have not responded to a request for a consent to an assignment or sub-sublease within thirty (30) days following the written request by Subtenant and receipt of all (but not less than all) of the information and documents described in Section 13.2 above, provided that the proposed sub-sublease (a) expressly prohibits the sub-subtenant thereunder to breach any of the terms and conditions of this Sublease, and (b) is expressly subject and subordinate to this Sublease and the Lease, then Subtenant shall have the right to seek a deemed consent by Sublandlord by sending a second seven (7) Business Day written notice to Sublandlord with a clear statement in bold upper case letters “THE FAILURE TO RESPOND TO THIS REQUEST FOR CONSENT WITHIN SEVEN (7) BUSINESS DAYS OF THE DATE OF THIS NOTICE SHALL RESULT IN A DEEMED CONSENT”. Notwithstanding the foregoing, no such assignment or sub-sublet (or any assignment or sub-sublet) whether consented to by Sublandlord or otherwise, shall release Subtenant from any liability whatsoever pursuant to this Sublease. Further, the sole remedy of Subtenant for Sublandlord’s denial of an assignment or sub-sublease which is determined to be unreasonable shall be to seek specific performance of such consent, and for the avoidance of doubt, Sublandlord shall not be liable for damages, nor shall Subtenant have the right to any other damages by reason of Sublandlord’s denial of an assignment or sub-sublease.
13.5.    Additional Rent. If Sublandlord consents to any such assignment or sub-subletting, one-half (1/2) of the amount by which all sums or other economic consideration actually received by Subtenant fairly attributable to such assignment or sub-subletting, whether denominated as rental or otherwise (after deducting all reasonable and customary out of pocket costs incurred by Subtenant in connection with such sub-subletting or assignment, including, without limitation, brokerage commissions, advertising fees, legal fees, free rent concessions, work allowances and costs of improvements to the Sublease Premises, in connection with such assignment or sub-subletting) exceeds, in the aggregate, the total sum which Subtenant is obligated to pay Sublandlord under this Sublease (prorated to reflect obligations allocable to less than all of the Sublease Premises under a sub-sublease) shall be paid to Sublandlord promptly after receipt as Additional Rent under the Sublease without affecting or reducing any other obligation of Subtenant hereunder. For the avoidance of doubt, the provisions of this Section 13.5 shall be inapplicable to any assignment or sub-sublease to an Affiliate or Successor permitted without the consent of Sublandlord pursuant to Section 13.1 hereof.
13.6.    Sublandlord’s Costs. If Subtenant shall Transfer this Sublease or all or any part of the Sublease Premises or shall request the consent of Sublandlord to any Transfer, Subtenant shall pay to Sublandlord as Additional Rent Sublandlord’s reasonable out-of-pocket costs related thereto, including Sublandlord’s reasonable attorneys’ fees not to exceed $5,000.
13.7.    Continuing Liability of Subtenant. Notwithstanding any Transfer, including an assignment or sub-sublease to an Affiliate, Subtenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Subtenant contained in this Sublease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Sublandlord, that violates the terms of this Sublease shall be deemed a violation of this Sublease by Subtenant.
13.8.    Non-Waiver. The consent by Sublandlord to any Transfer shall not relieve Subtenant, or any person claiming through or by Subtenant, of the obligation to obtain the consent of Sublandlord, pursuant to this Article 13, to any further Transfer requiring the consent of Sublandlord. In the event of an assignment or sub-subletting, Sublandlord may collect rent from the assignee or the sub-subtenant without waiving any rights hereunder and collection of the rent from a person other than Subtenant shall not be deemed a waiver of any of Sublandlord’s rights under this Article 13, an acceptance of assignee or sub-subtenant as Subtenant, or a release of Subtenant from the performance of Subtenant’s obligations under this Sublease. If Subtenant shall default under this Sublease and fail to cure within the time permitted, Sublandlord is irrevocably authorized to direct any transferee to make all payments under or in connection with the Transfer directly to Sublandlord (which Sublandlord shall apply towards Subtenant’s obligations under this Sublease) until such default is cured.
14.    DEFAULT AND REMEDIES
14.1.    Defaults By Subtenant. Any of the following events shall constitute a default of Subtenant under this Sublease: (a) Subtenant’s default in the payment on the due date of the Base Rent and/or Additional Rent and/or any other payment required of Subtenant by this Sublease, unless Subtenant shall cure such default within five (5) Business Days after receipt of written notice, provided Sublandlord shall only be required to deliver such written notice twice within a consecutive twelve (12) month period; (b) Subtenant’s default in the performance of any of the other covenants of Subtenant or conditions of this Sublease, unless Subtenant shall cure such default within thirty (30) days after written notice of such default given by Sublandlord (provided, however, that if the nature of Subtenant’s default is curable and is such that more than thirty (30) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; provided, further, however, if Landlord under the Lease has delivered a notice of default to Sublandlord as a result of Subtenant’s default, Subtenant’s cure period hereunder shall be three (3) days less than the cure period provided to

Sublandlord under the Lease); (c) Subtenant commences any case, proceeding or other action, or same is commenced against Subtenant and not vacated within sixty (60) days, (i) seeking relief on its behalf as debtor or to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or similar relief with respect to it or its debts under any existing or future law relating to bankruptcy, insolvency, reorganization or the relief of debtors or (ii) seeking appointment of a receiver, trustee, custodian or similar official for all or part of its property, or Subtenant makes a general assignment for the benefit of creditors; (d) the sale or attempted sale by or under execution or other legal process of (i) Subtenant’s leasehold interest hereunder and/or (ii) substantially all of Subtenant’s other assets; (e) the initiation of legal proceedings to effect, or resulting in, the seizure, sequestering or impounding of a substantial amount or a material item of Subtenant’s goods or chattels used in, or incident to, the operation of the Sublease Premises by Subtenant; (f) assignment by operation of law of Subtenant’s leasehold interest hereunder, unless permitted under Article 13 or (g) any act or omission of the Subtenant that results in a default beyond any applicable notice and/or cure periods under that certain Sublease Agreement, dated as of June 6, 2017, by and between Sublandlord and Icahn School of Medicine at Mount Sinai, as amended.
Subject to the last sentence of this paragraph, and notwithstanding the above stated time frames, if and to the extent any term of the Lease shall be applicable to the interpretation of this Sublease, and as such a default under this Sublease is derived from a provision of the Lease, then when interpreting cure periods afford to Subtenant, the following rules shall be applicable, except as otherwise provided herein to the contrary: (i) whenever in the Lease a time is specified for the giving of any notice or the making of any demand by “Tenant” thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding five (5) days thereto (unless the time specified is less than five (5) days in which event two (2) Business Days shall be added thereto instead); (ii) whenever in the Lease a time is specified for the giving of any notice or the making of any demand by “Landlord” thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting five (5) days if such notice, request or demand of the “Landlord” thereunder relates to any subject other than the payment of fixed annual rent or additional rent under the Lease (unless the time specified is less than five (5) days in which event two (2) Business Days shall be subtracted thereto instead); (iii) whenever in the Lease a time is specified within which “Tenant” thereunder must give notice or make a demand following an event, or within which “Tenant” thereunder must respond to any notice, request or demand previously given or made by “Landlord” thereunder, or to comply with any obligation on “Tenant’s” part thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting five (5) days if the same shall relate to any obligation other than the payment of fixed annual rent or additional rent under the Lease or under this Sublease (unless the time specified is less than five (5) days in which event two (2) Business Days shall be subtracted thereto instead); and (iv) wherever in the Lease a time is specified within which “Landlord” thereunder must give notice or make a demand or take any action or perform any obligation following an event, or within which “Landlord” thereunder must respond to any notice, request or demand previously given or made by “Tenant” thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding three (3) days thereto (unless the time specified is less than five (5) days in which event two (2) days shall be added thereto instead). It is the purpose and intent of the foregoing provisions, among other things, to provide Sublandlord with time within which to transmit to the Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from the Landlord. The foregoing shall not apply where an express time is provided for as to a matter provided for in this Sublease, rather such time frames shall only be applicable where the time frames in the Lease shall be relevant to the determination of an obligation pursuant to this Sublease.
14.2.    Sublandlord’s Remedies. Upon any default of Subtenant beyond applicable notice and cure periods as set forth in Section 14.1 of this Sublease, Sublandlord, at Sublandlord’s sole option, may elect and enforce any one of the remedies hereinafter provided in this Section 14.2; provided, however, that Sublandlord may, at Sublandlord’s sole option, elect and enforce multiple remedies from among those remedies hereinafter provided to the extent such remedies are not inconsistent and are not legally mutually exclusive and to the extent Sublandlord, in Sublandlord’s reasonable judgment, deems the enforcement of such multiple remedies necessary or appropriate to indemnify and make Sublandlord whole from any loss or damage as a result of the default or defaults of Subtenant beyond applicable notice and/or cure periods; and provided further that Sublandlord, at Sublandlord’s sole discretion, may successively elect and enforce any number of the remedies hereinafter provided to the extent that Sublandlord, in Sublandlord’s reasonable judgment, deems necessary or appropriate to indemnify and make Sublandlord whole from any loss or damage as a result of the default or defaults of Subtenant beyond applicable notice and/or cure periods:
14.2.1    Sublandlord shall have the right to terminate this Sublease forthwith, and upon notice of such termination given by Sublandlord to Subtenant in accordance with the notice provisions of this Sublease, Subtenant’s right to possession, use and enjoyment of the Sublease Premises shall cease, and Subtenant shall immediately quit and surrender the Sublease Premises to Sublandlord, but Subtenant shall remain liable to Sublandlord as hereinafter provided. Upon such termination of this Sublease, Sublandlord may at any time thereafter re-enter and resume possession of the Sublease Premises by any lawful means and remove Subtenant and/or other occupants and their goods and chattels. In any case where Sublandlord has recovered possession of the Sublease Premises by reason of Subtenant’s default, Sublandlord may, at Sublandlord’s option, occupy the Sublease Premises or cause the Sublease Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Sublease Premises or any part thereof as agent of Subtenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Sublease, at Sublandlord’s sole option, and Sublandlord shall receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable out of pocket expenses as Sublandlord has incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney’s fees, and then to the payment of damages in amounts equal to the rent (base and additional) and other payments required of Subtenant hereunder and to the costs and expenses of performance of the other covenants of Subtenant as herein provided. Notwithstanding anything to the contrary contained herein, Sublandlord agrees to exercise commercially reasonable efforts to mitigate its damages caused by Subtenant’s default hereunder. Subtenant agrees, in any such case, whether or not Sublandlord has relet, to pay to Sublandlord damage equal to the Rent and other sums herein agreed to be paid by Subtenant, as and when payable, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Subtenant on the several rent days above specified. Subtenant shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Sublease Premises as aforesaid, Sublandlord may grant rent concessions and/or tenant improvement allowances, which shall be for the sole benefit of such new subtenant. No such reletting shall constitute a surrender and acceptance or be deemed evidenced thereof. If Sublandlord elects, pursuant hereto, actually to occupy and use the Sublease Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Subtenant’s obligation for rent, other payments and damages as herein defined, during the period of Sublandlord’s occupancy, the reasonable value of such occupancy, equal to in any event the basic and additional rent herein reserved. In no event shall such occupancy by Sublandlord be construed as a release of Subtenant’s liability hereunder.
14.2.2    In the event Subtenant shall default in the Sublease payments beyond applicable notice and/or cure periods and be dispossessed, provided Subtenant shall continue thereafter to make up arrears and pay all rent current on a monthly basis, no acceleration of the rent shall occur. In the event Sublandlord shall rent to a third party for less than the rent reserved hereunder, Subtenant shall pay the difference on a monthly basis. In the event Subtenant shall default in its obligation to pay the monthly difference, then in that event the right of acceleration shall be afforded Sublandlord as more fully described herein. Upon the happening of the foregoing, Sublandlord shall have the right to damages equal to the present worth (as of the date of such right of acceleration) of such monthly difference for the remainder of the initial Term of this Sublease. For purposes of such damage calculation, “present worth” shall be computed by discounting such Base Rent and Additional Rent at a discount rate equal to one (1) percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Sublease Premises. Upon timely payment of all the sums hereinabove provided in this Section 14.2.2, Subtenant shall (subject to the rights of any tenant in possession) have the right to continue to reenter possess, occupy and enjoy the Sublease Premises for the remaining balance of the Sublease term, subject to strict observance by Subtenant of all the covenants, conditions and other provisions of this Sublease and provided that Subtenant shall pay when due all Additional Rent as provided in this Sublease and all other payments required of Subtenant by this Sublease, the amount of which Additional Rent and other payments were not paid upon the declaration of this Section 14.2.2. Sublandlord shall have the right to immediately enforce declaration of acceleration as hereinabove provided by means of distress or any legal action. The foregoing notwithstanding, Sublandlord shall have the right to declare an acceleration and collect upon same and, in addition, to dispossess Subtenant and re-enter and take possession of the Sublease Premises if Sublandlord is dispossessing and evicting Subtenant for the purpose of ultimately reducing Subtenant’s liabilities under this Sublease. In the event Sublandlord shall declare an acceleration as provided in this Section 14.2.2 and the amounts due hereunder shall not be paid forthwith, then Sublandlord, at Sublandlord’s sole option, may exercise Sublandlord’s right to terminate this Sublease as provided in Section 14.2.1 hereof, in which event Sublandlord shall be entitled to the full benefits of, and full enforcement of, Section 14.2.1 hereof.
14.2.3    From and after a default beyond applicable notice and grace provisions by Subtenant, Sublandlord shall have the right to enforce Subtenant’s performance of each and every covenant, condition and other provision of this Sublease through an action for equitable remedies.

14.2.4    Subtenant hereby waives all right of redemption to which Subtenant or any person under Subtenant might be entitled by any law now or hereafter in force.
14.2.5    Sublandlord’s remedies hereunder are in addition to any remedy allowed by law or in equity.
14.2.6    The remedies set forth above shall be non-exclusive and Sublandlord’s election to enforce any remedy shall not be deemed a waiver of any other remedy Sublandlord may be entitled to hereunder or as allowed by law or in equity.
15.    ATTORNEYS’ FEES: COSTS OF SUIT
15.1.    Attorneys’ Fees. If either Sublandlord or Subtenant shall commence any action or other proceeding against the other arising out of, or relating to, this Sublease or the Sublease Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual reasonable attorneys’ fees irrespective of whether or not the action or other proceeding is prosecuted to judgment. In addition, Subtenant shall reimburse Sublandlord, upon demand, for all reasonable attorneys’ fees incurred in collecting Rent, resolving any event of default by Subtenant, securing indemnification as provided herein or otherwise seeking enforcement against Subtenant, its sublessees and assigns, of Subtenant’s obligations under this Sublease.
16.    SUBORDINATION
16.1.    Subordination. Except as otherwise provided in this Sublease, this Sublease, and the rights of Subtenant hereunder, are and shall be subject and subordinate to the interest of (i) all of the terms, conditions and provisions of the Lease, including, subject to Section 16.6, all amendments thereto, (ii) subject to Section 16.6, any and all amendments or modifications of the Lease or supplemental agreements relating thereto hereafter made between Landlord and Sublandlord, and (iii) any Permitted Encumbrance or Superior Mortgage (as such terms are defined in the Lease). The foregoing subordination shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions, provided, however, that at the request of Sublandlord, Subtenant shall execute and deliver all such instruments as Sublandlord may reasonably request to confirm the foregoing.
16.2.    The Lease. Except to the extent expressly permitted by this Sublease, the Subtenant shall not take any action which would result in a default pursuant to any term, condition, covenant, and/or obligation set forth in the Lease. It is recognized that Sublandlord’s rights pursuant to this Sublease are derived by reason of its status as a tenant under the Lease, and that this Sublease is subject and subordinate to the Lease (as set forth on Exhibit A) and in no manner whatsoever is binding upon the Landlord under the Lease. If and to the extent a upper case or defined term is used in this Sublease and not defined in this Sublease, and if such upper case or defined term relates to the Lease, then the upper case or defined term shall have the meaning set forth in the Lease, however if the same upper case or defined term appears in this Sublease and in the Lease, as to interpretations of this Sublease (as opposed to when a Lease term shall have been incorporated herein) the upper case or defined terms meaning shall be as ascribed to in this Sublease. Except as otherwise expressly provided herein, the following Sections of the Lease are hereby expressly excluded from those Lease provisions to which Subtenant shall be bound to comply with, and as such, Subtenant shall not be bound by the obligations set forth in, nor benefit from, such Sections, and Sublandlord shall have no obligations with respect to such Sections: Section 2(a), Section 2(c), Article 3, Article 4; Article 5; Article 6; Article 7; Article 8; Article 9; Article 10; Article 11; Article 12; Article 13; Article 14; Article 15; Article 16; Article 17; Article 18; Section

19(b); Article 20; Article 21; Article 22; Article 23; Article 24; Section 25(e); Article 26; Article 27; Article 29; Section 30(e), Section 30(k), Section 30(l) (however the Subtenant shall be subject to the rights of Landlord, but the Sublandlord’s rights of entry shall be governed by Article 18 of this Sublease), Section 30(m), Section 30(o); Section 30(p); Section 30(q); and all Exhibits. Further, notwithstanding anything to the contrary contained herein, Subtenant is not assuming Sublandlord’s monetary obligations under the Lease, nor any liabilities attributable to Sublandlord’s negligence, actions, omissions, misconduct or breaches of the Lease.
16.3.    Obtaining Landlord’s Consent. Wherever this Sublease requires the consent of the Sublandlord be obtained with respect to any matter for which this Sublease requires the consent of Sublandlord, then (1) if Sublandlord is willing to consent to such matter, Sublandlord shall promptly request and use commercially reasonable efforts to obtain Landlord’s consent to such matter, and (2) for purposes of this Sublease, Sublandlord’s consent shall be deemed to have been not unreasonably withheld if Sublandlord fails to consent to any such matter requiring Landlord’s consent for which Landlord has not either consented or been deemed to have consented pursuant to the terms of the Lease. Sublandlord represents and warrants to Subtenant that no third party consents (including, without limitation, Landlord’s consent) are required for Sublandlord to enter into this Sublease with Subtenant.
16.4.    OMIT.
16.5.    Representations and Warranties regarding the Lease. Sublandlord represents and warrants to Subtenant that, as of the date hereof and the Sublease Commencement Date: (a) it holds the entire leasehold interest to the Sublease Premises pursuant to the Lease and it has not previously assigned or sublet any of its rights under the Lease with respect to the Sublease Premises to any other party or entity; (b) the Lease is in full force and effect as of the date hereof; (c) the copy of the Lease which is attached hereto as Exhibit A is a true, correct and complete copy of Lease in its entirety (redacted only to delete certain terms not applicable to this Sublease or Subtenant), the Lease has not been amended or modified in any respect and Sublandlord has not entered into any supplemental agreements relating to the Lease; (d) Sublandlord has not received notice of any default by Sublandlord under the Lease which default remains uncured, and to Sublandlord’s knowledge no material default under the Lease exists on the part of Sublandlord, and no event exists which, with the giving of notice or passage of time or both, would constitute such a material default under the Lease; (e) to its knowledge, no default under the Lease exists on the part of Landlord, and no event exists which, with the giving of notice or passage of time or both, would constitute such a default or event of default under the Lease; (f) attached hereto as Exhibit H is a true, correct and complete copy of the Subordination Agreement (as defined in the Lease) in effect between Sublandlord and each holder of a Superior Mortgage (as defined in the Lease) and, to Sublandlord’s knowledge, there is no other Superior Mortgage encumbering the Premises; (g) Sublandlord has full right, power and authority to enter into this Sublease; (h) all necessary corporate action to authorize the performance of Sublandlord’s obligations under this Sublease have been taken; (i) the person executing this Sublease on Sublandlord’s behalf has the power and authority to do so; and (j) the obligations of Sublandlord set forth in this Sublease shall be binding upon Sublandlord. Within thirty (30) days of the date hereof, Sublandlord shall request an estoppel certificate from the Landlord in the form required under the Lease for delivery to Subtenant; provided, however, that Sublandlord shall not be obligated to deliver same if Landlord will not execute or deliver same.
Subtenant represents and warrants to Sublandlord that, as of the date hereof and the Sublease Commencement Date: (a) Subtenant has full right, power and authority to enter into this Sublease; (b) all necessary corporate action to authorize the performance of Subtenant’s obligations under this Sublease have been taken; (c) the person executing this Sublease on Subtenant’s behalf has the power and authority to do so; and (d) the obligations of Subtenant set forth in this Sublease shall be binding upon Subtenant.
16.6.    Covenants regarding Lease. Throughout the Sublease Term, Sublandlord shall not (a) enter into a termination of the Lease (unless non-disturbance is provided to Subtenant with respect to the terms and conditions of this Sublease), or (b) amend or modify the Lease or enter into a supplemental agreement relating to the Lease that would increase the obligations of Subtenant under this Sublease, adversely affect Subtenant’s rights, powers or privileges hereunder or otherwise adversely affect Subtenant’s leasehold estate hereunder in any manner, without Subtenant’s prior written consent, and such amendments or modifications shall not be deemed incorporated herein unless and until, and then only to the extent, a copy of same is delivered to Subtenant and any attempted modification or amendment in contravention of the provisions of this Section 16.6 shall be void as against Subtenant. In addition, throughout the Sublease Term, Sublandlord shall (i) timely perform its obligations under the Lease to the extent that failure to do so would have a material and adverse effect on Subtenant's subleasehold estate and (ii) upon notice from Subtenant, exercise commercially reasonable efforts to assist Subtenant in obtaining, to the extent required under the Lease, Landlord's consent to any matter reasonably requested by Subtenant, so long as Sublandlord shall have previously approved such matter.
17.    RULES AND REGULATIONS
17.1.    Subtenant shall abide by, and faithfully observe and comply in all material respects with the rules and regulations and contractor rules and regulations attached hereto as Exhibit E and, upon reasonable notice to Subtenant, any amendments, modifications and/or additions thereto as may hereafter be adopted by Sublandlord in its reasonable discretion for the safety, care, security, good order and/or cleanliness of the Sublease Premises and/or the Property. Sublandlord shall not be liable to Subtenant for any violation of such rules and regulations by any other tenant or occupant of the Property. Sublandlord shall enforce such rules and regulations in a good faith, non-discriminatory manner amongst all of the tenants and occupants of the Building, except where different circumstances reasonably justify differing treatments. In the event of any conflict between this Sublease and such rules and regulations, this Sublease shall govern and control in each instance. No such rules and regulations shall materially impair Subtenant’s leasehold interest in the Sublease Premises or increase Subtenant’s Rent obligations.
18.    ENTRY BY SUBLANDLORD
18.1.    Sublandlord may enter the Sublease Premises at all reasonable times and, except in the case of an emergency, upon reasonable prior notice and during Business Hours, and to the extent practical accompanied by a representative of Subtenant if Subtenant makes one available (Sublandlord shall in good faith endeavor to arrange a convenient time to permit such accompaniment), to: (i) inspect the same; exhibit the same to prospective purchasers, master sublessees, mortgagees or, during the last twelve (12) months of the Sublease Term, subtenants; (ii) determine whether Subtenant is complying with all of its obligations under this Sublease; (iii) supply janitorial and other services to be provided by Sublandlord to Subtenant under this Sublease; (iv) post, if reasonable, notices of non-responsibility; and (v) subject to the conditions provided in Section 8.3, make repairs or improvements in or to the Property or the Sublease Premises; provided, in each instance of clause (i) through (iv), Sublandlord does not thereby unreasonably interfere with Subtenant’s business operations or reasonable security requirements. Subtenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Subtenant’s business, any loss of occupancy or quiet enjoyment of the Sublease Premises or any other loss occasioned by such entry so long as such entry is in accordance with this Section 18.1. Sublandlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Sublease

Premises (excluding Subtenant’s vaults, safes and any other areas designated by Subtenant in writing in advance), and, in an emergency, Sublandlord shall have the right to use any and all means by which Sublandlord may deem reasonably proper to open such doors to obtain entry to the Sublease Premises, and any emergency entry to the Sublease Premises obtained by Sublandlord by any such reasonable means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Sublease Premises or an eviction, actual or constructive, of Subtenant from any part of the Sublease Premises. Such entry by Sublandlord shall not act as a termination of Subtenant’s duties under this Sublease. If Sublandlord shall be required to obtain entry by means other than a key provided by Subtenant, if Subtenant is not present in the Sublease Premises or in the case of an emergency, the cost of such entry shall be payable by Subtenant to Sublandlord as Additional Rent.
19.    SUBLANDLORD’S LIABILITY; TRANSFER OF SUBLANDLORD’S INTEREST
19.1.    Sublandlord’s Sublease Undertakings. Notwithstanding anything to the contrary contained in this Sublease or in any exhibits, Riders or addenda hereto attached (collectively the “Sublease Documents”), it is expressly understood and agreed by and between the Parties hereto that: (a) the recourse of Subtenant or its successors or assigns against Sublandlord with respect to the alleged breach by or on the part of Sublandlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Sublease Documents or otherwise arising out of Subtenant’s use of the Sublease Premises or the Property (collectively, “Sublandlord’s Sublease Undertakings”) shall, extend only to Sublandlord’s interest in Property or the proceeds resulting therefrom, including from the transfer of such interest in the Property including, without limitation, any sales, rental and insurance proceeds, and not to any other assets of Sublandlord or its constituent partners; and (b) except as provided in the foregoing subdivision (a), no personal liability or personal responsibility of any sort with respect to any of Sublandlord’s Sublease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Sublandlord, its property manager, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.
19.2.    Transfer of Sublandlord’s Interest. In the event of any transfer of Sublandlord’s interest in the Property, Sublandlord shall after such transfer be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Sublandlord to thereafter be performed (a) subject to Article 5 and Section 26.20 and except for liability to Subtenant arising due to any default by Sublandlord under the Lease that results in termination of the Lease and this Sublease with respect to which the named Sublandlord hereunder will not be released (and Sublandlord shall indemnify Subtenant for all direct damages and costs, including without limitation reasonable attorneys’ fees, incurred by Subtenant and resulting from such Sublandlord default); and (b) provided said transferee expressly assumes in writing, subject to the limitations of this Section 19, all the terms, covenants and conditions of this Sublease to be performed on the part of Sublandlord, it being intended hereby that the covenants and obligations contained in this Sublease on the part of Sublandlord shall, subject to all the provisions of this Section 19, be binding on Sublandlord, its successors and assigns, only during their respective periods of ownership. Upon Subtenant’s request, Sublandlord shall provide Subtenant with reasonable evidence of its compliance with the terms of this Section 19.2.
20.    HOLDOVER TENANCY
20.1.    If Subtenant holds possession of the Sublease Premises after the expiration or termination of the Sublease Term, by lapse of time or otherwise, Subtenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Sublease Term and Rent. During such holdover period,

Subtenant shall pay to Sublandlord a monthly rental equivalent to one hundred fifty percent (150%) of the Base Rent payable by Subtenant to Sublandlord with respect to the last month of the Sublease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession and all other payments, including Additional Rent shall continue under the terms of the Sublease. If the Subtenant shall holdover and such holdover shall constitute a holdover and/or breach of the Lease in excess of ninety (90) days, then Subtenant, in addition to the foregoing holdover payments, hereby agrees to indemnify, defend and hold harmless Sublandlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession which obligations shall survive the expiration or termination of the Sublease Term. If such holdover is less than thirty (30) days, but triggers holdover rent which Sublandlord is required to pay to Landlord, Subtenant shall reimburse Sublandlord for any holdover rent Sublandlord actually pays to Landlord as a result of Subtenant’s holdover, which reimbursement obligation shall survive the expiration or termination of the Sublease Term.
21.    NOTICES
21.1.    All notices which Sublandlord or Subtenant may be required, or may desire, to serve on the other shall be in writing and may be served by mailing the same by certified mail return receipt requested, or by recognized overnight delivery service postage prepaid, addressed as follows:
To Sublandlord at:
Marriott International, Inc.
One StarPoint
Stamford, Connecticut 06902
Attn: Real Estate Legal Department

Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817
Attn: Tony Favero -Head of Global Real Estate

Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817
Attn: VP & Assistant General Counsel -Global Operations

With copies to:
Shipman & Goodwin LLP
300 Atlantic Street, 3rd Floor
Stamford, Connecticut 06901
Attn: Kent Nevins, Esq.

To Subtenant, at:
Mount Sinai Genomics, Inc. d/b/a Sema4
333 Ludlow Street Stamford, Connecticut 06902
Attn: General Counsel

With copies to:
Wiggin and Dana LLP
One Century Tower
P.O. Box 1832
New Haven, Connecticut 06508-1832
Attn: Elliot G. Kaiman, Esq.

or addressed to such other address or addresses as either Sublandlord or Subtenant may from time to time designate to the other in writing by notice given in accordance with this Section 21.1. Any notice shall be deemed to have been given (i) on the earlier of first refusal by the recipient or three (3) Business Days following the posting date in the case of certified mail, or (ii) the next Business Day following deposit with an overnight delivery service as evidenced by a delivery confirmation. Notice delivered by legal counsel to the parties on behalf of such counsel’s client in accordance with the terms of this Section 21 shall be deemed effective notice.
22.    BROKERS
22.1.    Each Party represents and warrants to the other that it has not dealt with any broker or person in connection with this Sublease other than Broker. The commission of Broker shall be paid by Sublandlord pursuant to separate agreement. The execution and delivery of this Sublease by each party shall be conclusive evidence that such Party has relied upon the foregoing representation and warranty. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims for commission, fee, payment or other compensation by any person, excluding Broker, who shall claim to have dealt with Subtenant in connection with this Sublease and for any and all costs incurred by Sublandlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Sublandlord shall indemnify and hold Subtenant harmless from and against any and all claims for commission, fee, payment or other compensation by Broker and any other person or entity who shall claim to have dealt with Sublandlord in connection with this Sublease and for any and all costs incurred by Subtenant in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. This provision shall survive the expiration or earlier termination of this Sublease.
23.    OFAC AND ANTI-MONEY LAUNDERING COMPLIANCE CERTIFICATIONS
23.1.    Subtenant hereby represents, certifies and warrants to Sublandlord as follows: (i) Subtenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Subtenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Subtenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other Applicable Laws regarding money laundering activities. Furthermore, Subtenant agrees to immediately notify Sublandlord if Subtenant was, is, or in the future, becomes, a “senior foreign political figure,” an immediate family member or close associate of a senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Sublease to the contrary, Subtenant understands that this Sublease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of this Sublease and that any breach thereof shall be a default under this Sublease (not subject to any notice or cure rights) giving rise to Sublandlord remedies including but not limited to eviction, and Subtenant hereby agrees to defend, indemnify and hold harmless Sublandlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and reasonable attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.
24.    INTENTIONALLY OMITTED
25.    INTENTIONALLY OMITTED
26.    MISCELLANEOUS
26.1.    Entire Agreement. This Sublease contains all of the agreements and understandings relating to the leasing of the Sublease Premises and the obligations of Sublandlord and Subtenant in connection with such leasing. Sublandlord has not made, and Subtenant is not relying upon, any warranties, or representations, promises or statements made by Sublandlord or any agent of Sublandlord, except as expressly set forth herein. This Sublease supersedes any and all prior agreements and understandings between Sublandlord and Subtenant with respect to the Sublease Premises and alone expresses the agreement of the Parties with respect thereto.
26.2.    Amendments. This Sublease shall not be amended, changed or modified in any way unless in writing executed by Sublandlord and Subtenant. Neither Sublandlord nor Subtenant shall waive or release any of its respective rights hereunder unless in writing and executed by such Party.
26.3.    Successors. Except as expressly provided herein, this Sublease and the obligations of Sublandlord and Subtenant contained herein shall bind and benefit the successors and assigns of the Parties hereto.
26.4.    Force Majeure. Neither Party shall incur liability to the other with respect to, and shall not be responsible for any failure to perform, any of such Party’s obligations hereunder if such failure is caused by any reason beyond the reasonable control of the nonperforming Party including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for the non-performing Party to perform any of its obligations shall be extended by the amount of time such non-performing Party is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences. In the event that either Party suffers from a force majeure condition described in this Section 26.4, such suffering Party shall give notice of such condition to the other Party, along with an estimate of the time period for which such condition is expected to continue. Notwithstanding the foregoing and except as specifically provided in this Sublease to the contrary, under no circumstances shall the occurrence of any event set forth in this Section 26.4, or any other event beyond Subtenant’s control, entitle Subtenant to delay or withhold the payment of the Base Rent or Additional Rent or extend the periods set forth in Section 14.1.
26.5.    Survival of Obligations. The obligations of Sublandlord and Subtenant accruing prior to the expiration of the Sublease shall survive the expiration or earlier termination of the Sublease, and Sublandlord and Subtenant shall promptly perform all such obligations whether or not this Sublease has expired or been terminated.

26.6.    Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner reduce, limit the obligations of Subtenant or the rights of Sublandlord hereunder, or increase any of Subtenants rights hereunder or the obligations of Sublandlord hereunder.
26.7.    Signage. Subtenant shall be entitled, at Sublandlord’s expense, to include its name in the directory located in the Building lobby. Any changes made to the initial name in the directory shall be at Subtenant’s reasonable expense. Subject to Sublandlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, Subtenant may, at its expense, place a sign containing Subtenant’s name on the exterior door to the Sublease Premises, provided that such sign is consistent with standards imposed by Sublandlord. Subtenant shall not place or erect any other signs, monuments or other structures in or on the Building or Property or which are visible from the exterior of the Sublease Premises. If the Sublandlord shall install an electronic directory, and in connection therewith shall provide subtenants generally more entries/listings on such directory, then Subtenant shall be provided a similar amount of entries/listing for comparably sized subtenants.
26.8.    Severability. In the event any provision of this Sublease is found to be unenforceable, the remainder of this Sublease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The Parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.
26.9.    Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Sublease.
26.10.    Interpretation. Subtenant acknowledges that it has read and reviewed this Sublease and that it has had the opportunity to confer with counsel in the negotiation of this Sublease. Accordingly, this Sublease shall be construed neither for nor against Sublandlord or Subtenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the Parties.
26.11.    Counterparts. This Sublease may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. A signed copy of this Sublease delivered by email shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.
26.12.    Number and Gender. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.
26.13.    Joint and Several Liability. If Subtenant comprises more than one person or entity, or if this Sublease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Subtenant’s obligations hereunder.
26.14.    Exhibits. The Exhibits attached hereto are incorporated into this Sublease by reference and made a part hereof.
26.15.    Offer to Lease. The submission of this Sublease to Subtenant or its broker or other agent, does not constitute an offer to Subtenant to lease the Sublease Premises. This Sublease shall have no force and effect until (a) it is executed and delivered by Subtenant to Sublandlord and (b) it is fully reviewed and executed by Sublandlord.
26.16.    No Counterclaim; Jurisdiction. It is mutually agreed that in the event Sublandlord commences any summary proceeding for non-payment of Rent, Subtenant will not interpose any non-compulsory or nonmandatory counterclaim of whatever nature or description in any such proceeding. In addition, Subtenant hereby submits to local jurisdiction in the State of Connecticut Fairfield County and agrees that any action by Subtenant against Sublandlord shall be instituted in the State of Connecticut Fairfield County.
26.17.    Rights Reserved by Sublandlord. Sublandlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Sublease) and without being deemed an eviction or disturbance of Subtenant’s use or possession of the Sublease Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or reasonably approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Sublease Premises and, notwithstanding the provisions of Article 9, the design, arrangement, style, color and general appearance of the portion of the Sublease Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Sublease Premises or reduce (other than by a de minimis amount) the rentable square footage of the Sublease Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Subtenant from using the Sublease Premises for the purposes permitted under this Sublease and to the extent Subtenant is required to use such exclusive service(s), such service(s) shall be competitively priced for comparable services; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Sublease Premises other than for use by Subtenant’s employees (or business guests visiting the Sublease Premises); (vii) to have access for Sublandlord and other tenants of the Building to any mail chutes and boxes located in or on the Sublease Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (viii) to close the Building after Business Hours, except that Subtenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Sublandlord reasonably prescribes for security purposes; (ix) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (x) to install and maintain pipes, ducts, conduits, wires and structural elements located within and through walls and ceilings in the Sublease Premises on a concealed basis, which serve other parts or other tenants of the Building and in locations that do not interfere beyond a de minimis extent with Subtenant’s use and enjoyment of the Sublease Premises, provided same would not reduce either the rentable square footage (other than a de minimis amount) or the ceiling heights of the Sublease Premises ; and (xi) to retain at all times master keys or pass keys to the Sublease Premises.
26.18.    Governing Law; Jurisdiction. This Sublease shall be governed by, and construed in accordance with, the laws of the State of Connecticut without giving effect to conflicts of laws principles. All disputes arising under this Sublease shall be submitted to the exclusive jurisdiction of the appropriate state and federal courts located in the State of Connecticut.

26.19.    Confidentiality. Subject to the terms of this Section 26.19, Subtenant shall keep confidential the terms of this Sublease and the Lease. Subtenant shall have the right to make disclosures of the terms of this Sublease and Lease, as applicable (i) to the extent required by Applicable Laws, (ii) to the extent reasonably required to enforce its rights hereunder, (iii) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Sublease Premises; (iv) to its Affiliates, Successors and its and their respective employees, attorneys, consultants, agents and advisors on an as-needed basis; (v) to any actual or prospective purchasers, lenders, assignees or subtenants (or any of their respective employees, representatives, agents or consultants); and (vi) to any governmental authorities providing Subtenant with, or to which Subtenant applies for, any business incentives. If Applicable Laws require Subtenant to file a copy of this Sublease in a manner that provides the general public with access thereto, then it shall file a copy hereof that is redacted to remove the material economic terms hereof and of the Lease to the extent reasonably practicable and to the extent permitted by Applicable Laws.
26.20.    Limitation on Damages. Notwithstanding anything to the contrary contained in this Sublease, but except as otherwise provided for in Section 20.1, in no event shall Sublandlord or Subtenant be liable to the other under this Sublease for any special, consequential or punitive damages, or any lost profits or loss of business, and each of Sublandlord and Subtenant hereby waive any rights it may have to such damages under this Sublease.
26.21.    Rules of Construction. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Sublease, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Reference to any law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and includes all rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Reference to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. References to “$” are references to United States Dollars. Reference to “date hereof” shall refer to the date of this Sublease. Underscored references to Articles, Sections, clauses or Exhibits shall refer to those portions of this Sublease, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder,” “hereof,” “hereto,” “herein” and words of similar import shall refer to this Sublease as a whole and not to any particular Article, Section or clause of or Exhibit to this Sublease.
27.    INTENTIONALLY OMITTED
28.    INTENTIONALLY OMITTED
29.    INTENTIONALLY OMITTED
30.    INTENTIONALLY OMITTED
31.    INTENTIONALLY OMITTED
32.    CAFETERIA
32.1.    Subject to such reasonable rules and regulations as Sublandlord may establish from time to time, in accordance with and subject to the provisions of this Article 32, so long as this Sublease is in full force and effect, Subtenant and the employees of Subtenant shall have the right in common with other subtenants, occupants and others, to use the existing cafeteria located on the first floor of the North Tower of the Building or, if relocated, in its then location (the “Cafeteria”). Throughout the Sublease Term, Sublandlord shall cause the Cafeteria to provide food services to the employees of Subtenant and other tenants and occupants of the Building with service levels, accommodations, staffing and menu selections and pricing similar to the Building Standard subject to reasonable adjustments to account for the occupancy of the Building (it being recognized that there shall be no requirement for subsidies to be offered to Subtenant).
32.2.    Subject to force majeure as described in Section 26.4, if the Cafeteria is not operational to the foregoing standard for any reason not caused by Subtenant (other than temporary closures as a result of making repairs and customary holiday closures), and such conditions continue for a period beyond thirty (30) consecutive days, as Subtenant’s sole remedy for failure to provide the Cafeteria, Subtenant’s Base Rent shall abate and be reduced for the duration of such conditions (i.e. so long as the Cafeteria shall not be provided in accordance with this Article 32) by a prorated amount equal to $2.00 per square foot per year. Further, although not obligated to do so, Sublandlord shall have the right to open the Cafeteria to non-tenants.
33.    FITNESS CENTER
33.1.    Subject to such reasonable rules and regulations as Sublandlord may establish from time to time, in accordance with and subject to the provisions of this Article 33, so long as this Sublease is in full force and effect, Subtenant and the employees of Subtenant shall have the right to use, in common with other subtenants, occupants and others, a fitness center facility within the Building (the “Fitness Center”) comparable to the fitness center currently located on the second (2nd) floor of the South Tower of the Building on the date of this Sublease.
33.2.    Subject to force majeure, if the Fitness Center is not operational for any reason not caused by Subtenant (other than temporary closures as a result of making repairs and customary holiday closures), and such conditions (i.e. so long as a fitness center shall not be provided in accordance with this Article 33) continue for a period beyond thirty (30) consecutive days, as Subtenant’s sole remedy for failure to provide a Fitness Center, Subtenant’s Base Rent shall abate and be reduced for the duration of such conditions by a prorated amount equal to $1.00 per square foot per year.
34.    SHUTTLE BUS SERVICE
34.1.    Subject to such reasonable rules and regulations as Sublandlord may establish from time to time, in accordance with and subject to the provisions of this Article 34, if not otherwise provided by a governmental or municipal authority, Subtenant and the employees of Subtenant shall have the right to use, in common with other subtenants, occupants and others, Sublandlord provided shuttle bus service to the Stamford transportation center provided during morning and evening rush hours on Business Days.
34.2.    Subject to force majeure, if such shuttle bus service is not operational for any reason not caused by Subtenant and such conditions continue for a period beyond thirty (30) consecutive days, and such service is not otherwise provided by a governmental or municipal authority, as Subtenant’s sole remedy for failure to provide such service, Subtenant’s Base Rent shall abate and be reduced for the duration of such conditions (i.e. so long as a shuttle bus shall not be provided in accordance with this Article 34) by a prorated amount equal to $1.00 per square foot per year.

35.    GOVERNMENT INCENTIVES
35.1.    Provided that same shall not reduce or impair any benefits available to Sublandlord or any other subtenant, Sublandlord agrees to cooperate with Subtenant in Subtenant’s efforts to negotiate and implement an incentive package with various governmental authorities and to execute and deliver any estoppel and other certificates or documentation reasonably and customarily required by such governmental authorities, provided that no such certificate or documentation shall (a) increase any obligation of Sublandlord under this Sublease, (b) adversely affect any right of or benefit to Sublandlord under this Sublease (except to a de minimis extent), or (c) relieve Subtenant of any of its obligation under this Sublease. All fees, costs and expenses imposed by the governmental authorities in connection therewith shall be borne solely by Subtenant, and Subtenant shall reimburse Sublandlord within thirty (30) days after Sublandlord’s demand therefor, for all third party out-of-pocket fees, costs and expenses actually incurred by Sublandlord in connection with Subtenant’s requests and in cooperating with Subtenant in connection with the foregoing, including the costs and expenses of Sublandlord’s counsel, consultants and professionals.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and seals, as of the day and year first above written.

In the presence of:		SUBLANDLORD:

MARRIOTT INTERNATIONAL, INC.

/s/		By		/s/ Horace E. Jordan
		Horace E. Jordan	, Its	Vice President
/s/

STATE OF MARYLAND	)

	)		November 8, 2019

COUNTY OF MONTGOMERY	)

Personally appeared, Horace E. Jordan, the Vice President of MARRIOTT INTERNATIONAL, INC. signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such officer and the free act and deed of said limited liability company, before me.

Commissioner of the Superior Court Notary Public – State of ~~Connecticut~~ Maryland My Commission Expires: 3/29/2022

In the presence of:		SUBTENANT:

MOUNT SINAI GENOMICS, INC. (d/b/a SEMA4)

/s/		By		/s/ James M. Coffin
		James M. Coffin	, Its	COO/Pres.

/s/

STATE OF NEW YORK	)

	) ss.:		November 6, 2019

COUNTY OF NEW YORK	)

Personally appeared, James M. Coffin, the COO/President of MOUNT SINAI GENOMICS, INC. (d/b/a SEMA4), signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such officer and the free act and deed of said corporation, before me.

/s/ Daniel E. Clark
DANEIL E. CLARK Notary Public - State of New York No. 02CL6273060 Qualified in New York County My Comm. Expires Dec. 3, 2020			~~Commissioner of the Superior Court~~ Notary Public - State of ~~Connecticut~~ NY My Commission Expires: 12/3/2020

EXHIBITS:

A	Redacted Lease

B	Sublease Premises

C	Commencement Date Agreement

D	Cleaning Specifications

E	Rules and Regulations

F	Intentionally Omitted

G	HVAC Specifications

H	Subordination Agreement

I	Sublandlord’s Work

4.3(C)(IX)	Excerpt of Management Agreement

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A SEMA4)
EXHIBIT A
REDACTED LEASE
(see attached)

LEASE
Between
BLT 333 LUDLOW LLC
as Landlord
and
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
as Tenant
Dated May 8, 2014
One StarPoint
Stamford, Connecticut

1. DEFINITIONS	1
1.1 Definitions	1
2. DEMISE OF PREMISES; QUIET ENJOYMENT	5
3. USE	6
4. TERM	6
5. RENTAL	7
6. TAXES	10
7. NET LEASE	11
8. SERVICES	12
9. REPAIRS AND MAINTENANCE	12
10. DESTRUCTION OF OR DAMAGE TO PREMISES	13
11. INSURANCE. HOLD HARMLESS AND INDEMNIFICATION	15
11.1 Release and Indemnification	15
11.2 Insurance	16
12. COMPLIANCE WITH LAWS. COVENANTS	18
13. CONDEMNATION	20
13.1 Partial Taking	20
13.2 Total Taking	20
13.3 Temporary Taking	21
14. DEFAULT	22
15. RESULTS OF DEFAULT	23
15.1 Remedies	23
15.2 Cure by Landlord	25
16. SUBORDINATION AND TITLE	25
16.1 Nondisturbance and Notice	25
16.2 Tenant’s Consent to Assignment for Indebtedness	26
17. LANDLORD’S RIGHT OF ENTRY; SIGNAGE	27
18. NOTICES	27
19. ESTOPPEL CERTIFICATES	28
20. LIENS	30
21. END OF TERM	31
21.1 Surrender	31
21.2 Return of Premises	32
22. ALTERATIONS	32
23. NOTICE OF LEASE	36
24. SUBLETTING/ ASSIGNMENT	36
24.1 Rights and Obligations of Tenant	36
24.2 Assignment of Rents	38
25. HAZARDOUS MATERIAL	39
26. PERMITTED CONTESTS	41
27. PURCHASE PROCEDURES	42
28. [INTENTIONALLY OMITTED]	42

29. ARBITRATION	42
30. MISCELLANEOUS PROVISIONS	43

EXHIBITS

THIS LEASE, made and entered into on May 8, 2014 (together with all amendments and supplements hereto, this “Lease”), by and between BLT 333 LUDLOW LLC (“Landlord”), a Connecticut limited liability company with an office at I 00 Washington Boulevard, Suite 200, Stamford, CT 06902; and STARWOOD HOTELS & RESORTS WORLDWIDE, INC. (“Tenant”), a Maryland corporation with an office One StarPoint, Stamford, CT 06902. Landlord and Tenant are sometimes referred to collectively herein as “Parties”, and each individually as a “Party”.
36.    DEFINITIONS:
36.1.    Definitions. The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined. Other terms defined in other Sections of this Lease are referenced in the Schedule of Defined Terms following the Table of Contents.
(a)    “Additional Rent” shall mean all amounts, liabilities and obligations, other than Fixed Rent, which Tenant assumes or agrees to pay under this Lease to Landlord or third parties.
(b)    “Affiliate” shall mean a Person controlled by; controlling; or under common control with, the Person in question.
(c)    “Applicable Laws” shall have the meaning given to such term in Section 12(a).
(d)    “Appraiser” shall mean an individual having not less than ten (10) years current experience as a leasing broker specializing in commercial properties of a nature and type similar to that of the Premises in the geographic area where the Premises is located.
(e)    “Assignment of Lease” shall have the meaning given to such term in Section 16.2.
(f)    “Building” shall mean the buildings containing an aggregate of approximately 431,555 rentable square feet and related parking located at One StarPoint (formerly known as 333 Ludlow Street), Stamford, Connecticut.
(g)    “Business Day” shall mean any day except Saturdays, Sundays and the days observed by state chartered banks and national banks in the State of Connecticut or New York as public holidays.
(h)    “Commencement Date” shall be May 8, 2014.
(i)    “Effective Date” shall mean the date of execution of this Lease, as set forth on the first page hereof.
(j)    “Environmental Laws” shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., the Clean Air Act, the Hazardous Materials Transportation Act, and all applicable federal, state and local environmental Jaws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Materials.
(k)    “Event of Default” shall mean any of the events set forth in Section 14.
(l)    “Existing Lease” has the meaning given to such term in Section 24.1(c).
(m)    “Existing Tenant” has the meaning given to such term in Section 24.1(c)
(n)    “Fixed Rent” shall mean the rental amounts specified on Exhibit C.
(o)    “Hazardous Materials” shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances” in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to Environmental Laws; and asbestos, PCBs, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in Applicable Laws.
(p)    “Imposition” shall mean Property Taxes and Other Taxes referred to in Section 6 herein.
(q)    “Improvements” shall mean all of the structures, and improvements (including, without limitation, parking areas), and all building fixtures therein, now or hereafter located on the Land (but excluding all marina assets).
(r)    “Land” shall mean the land described on Exhibit A hereto.
(s)    “Landlord Party” shall mean Landlord or any of its members, managers, shareholders, agents, directors, officers, employees; contractors, licensees and Mortgagees.
(t)    “Landlord’s Representatives” shall mean Landlord’s members, managers, shareholders agents, directors, officers and employees.
(u)    “Lease Expiration Date” shall mean May 7, 2034.
(v)    “Lease Year” shall mean a 12 month period during the Term, with the first Lease Year commencing on the Commencement Date and subsequent Lease Years commencing on the annual anniversary thereof.
(w)    “Marina Sublease” means the Sublease Agreement dated as of the date hereof between Tenant as landlord and BLT Management LLC as tenant, as amended, modified, extended, supplemented, substituted and replaced from time to time.
(x)    “Material Event of Default” shall mean an Event of Default under Section I 4(a), 14(c), 14(d), l4(e), 14(f) or any other Event of Default with respect to which Mortgagee has delivered written notice exercising, or stating its intent to exercise, remedies under the Mortgage as a result thereof.
(y)    “Mortgage” shall mean any first mortgage on Landlord’s interest in the Premises.
2

(z)    “Mortgagee” shall mean any holder of a Mortgage with respect to the Premises or any part thereof of which Tenant has received written notice of such holder’s name and address.
(aa)    “Notice of Lease” shall mean a statutory notice of lease under Section 47-19 of the Connecticut General Statutes.
(bb)    “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority (without duplication of Property Taxes) upon, or measured by, or reasonably attributable to (i) the Premises; (ii) the cost or value of Tenant’s Trade Fixtures or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord; (iii) any Rent payable under this Lease, including any gross income tax, sales tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent; (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include federal, state or local income, net investment income (per Affordable Care Act), franchise (except if assessed based on the value of the Premises), documentary transfer, inheritance, gift, estate, capital levy, excise, transfer, capital stock or other similar taxes of Landlord, unless and to the extent levied or assessed against Landlord in lieu of, or as a substitute for any Other Taxes, in which event such tax, to such extent, shall be deemed to be included in the term “Other Taxes”, but any such tax shall be computed as if the Land and Improvements were the only property of Landlord.
(cc)    “Overdue Rate” shall mean a rate equal to the greater of (a) 9.75% per annum, provided that if the overdue interest rate charged by the Mortgagee at the time in question is lower than such rate, such lower rate shall instead be applicable and (b) the prime rate published from time to time in The Wall Street Journal plus four percent (4%) per annum.
(dd)    “Permitted Encumbrances” shall mean:
(i)    Any liens for taxes, assessments and other governmental charges imposed after the date hereof which are not due and payable; it being understood that Landlord shall have fully paid prior to the date hereof any assessments and charges payable in installments first imposed prior to the date hereof, regardless of whether any such installments are payable from and after the date hereof;
(ii)    The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters affecting the title to the Premises or any part thereof set forth in Schedule B to the policy of owners title insurance (or commitments therefor) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease, as shown on Exhibit B hereto and any Mortgage, subordination and non-disturbance Agreement, assignment of lease or other security agreement encumbering the Premises, subject to Section 16.1 below and any encumbrances granted pursuant to Section 30(p); and
3

(iii)    This Lease and the rights of Tenant hereunder;
(ee)    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.
(ff)    “Premises” shall mean the Land and the Improvements, together with any easements, rights and appurtenances in connection therewith or belonging to the Land and Improvements. No easement for light, air or view is included with or appurtenant to the Premises. The foregoing disclaimer has been negotiated by Landlord and Tenant, and is intended as a complete negation of any representation or warranty by Landlord, express or implied.
(gg)    “‘Primary Term” shall mean the period beginning on the Commencement Date and ending on the Lease Expiration Date.
(hh)    “Proceeds Trustee” shall mean a commercial bank or a trust company so long as such commercial bank or such trust company is licensed to do business in the State of Connecticut or New York and has a net worth of not less than $500,000,000.
(ii)    “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge to the extent levied in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or othe1wise with respect to, the Premises or any part thereof or any personal property owned or leased by Tenant and used in connection with the Premises. Property Taxes shall not include federal, state or local income, franchise, documentary transfer, inheritance, gift, estate, capital levy, excise, succession, sales, profit, revenue, transfer, capital stock or other similar taxes of Landlord, unless and to the extent levied or assessed against Landlord in lieu of or as a substitute for any Property Taxes, in which event such tax shall, to such extent, be deemed to be included in the term “Property Taxes”, but any such tax shall be computed as if the Land and Improvements were the only property of Landlord.
(jj)    “Renewal Notice” shall have the meaning given to such term in Section 4(b).
(kk)    “Renewal Terms” shall have the meaning given to such term in Section 4(b).
(ll)    “Rent” shall mean Fixed Rent and Additional Rent.
(mm)    “Repurchase Price” shall have the meaning given to such term in Section 13.2.
(nn)    “Site Assessment” shall have the meaning given to that term in Section 25(c).
(oo)    “Site Reviewers” shall have the meaning given to that term in Section 25(c).
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(pp)    “Subordination Agreement” shall have the meaning given to that term in Section 16.1(a).
(qq)    “Superior Mortgage” shall have the meaning given to that term in Section 16.1(a).
(rr)    “Tenant Improvement Allowance” means an amount determined by (1) first multiplying the rentable square feet of the space subject to the applicable Existing Lease being converted to use by Tenant (as set forth on Exhibit L) by [_____] and (2) then multiplying the result by a fraction, the numerator of which is the number of whole months remaining in the Primary Term as of the date of Tenant’s request under Section 22(f) and the denominator of which is 240.
(ss)    “Tenant’s Representatives” shall mean Tenant’s subtenants, shareholders, agents, directors, officers, employees, contractors, invitees or licensees.
(tt)    “Tenant’s Trade Fixtures” shall mean all personal property of Tenant in or on the Premises which are not necessary for the operation of the Improvements. Tenant shall have the right, at any time, to substitute customary office fixtures for any fixtures previously installed in the Premises.
(uu)    “Term” shall mean the Primary Term and the exercised Renewal Terms,
(vv)    “Termination Date” has the meaning given to such term in Section 13.2(a).
(ww)    “Termination Value” means the amounts set forth on Exhibit D.
37.    DEMISE OF PREMISES; QUIET ENJOYMENT:
(a)    Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, on the tem1s and conditions set forth in this Lease.
(b)    So long as this Lease is in full force and effect, subject to Article 15, Tenant shall at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord. Exercise by Landlord of its rights to enter upon the Premises as set forth in this Lease shall not constitute a violation of this subsection.
(c)    THE LEASE OF THE PREMISES FROM LANDLORD TO TENANT PURSUANT TO THIS LEASE IS ON AN “AS IS” BASIS, IT BEING AGREED THAT TENANT WILL LEASE THE PREMISES IN THEIR PRESENT CONDITION, WITH ALL FAUL TS. TENANT ACKNOWLEDGES THAT TENANT IS FULLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE PREMISES AND THAT LANDLORD MAKES NO REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED, WITH RESPECT TO SAME. EXCEPT FOR LANDLORD’S COVENANT OF QUIET ENJOYMENT SET FORTH HEREIN, LANDLORD MAKES NO, AND EXPRESSLY HEREBY DENIES ANY, REPRESENTATIONS OR WARRANTIES REGARDING THE CONDITION OR SUITABILITY OR ENVIRONMENTAL CONDITIONS OF, OR TITLE TO, THE PREMISES TO THE EXTENT PERMITTED BYLAWS, AND TENANT WAIVES ANY RIGHT OR REMEDY OTHERWISE ACCRUING TO TENANT ON ACCOUNT OF THE CONDITION OR SUIT ABILITY OF THE
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PREMISES, OR TITLE TO THE PREMISES, AND TENANT AGREES THAT IT TAKES THE PREMISES “AS IS,” WITHOUT ANY SUCH REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. TENANT HAS EXAMINED THE PREMISES AND TITLE TO THE PREMISES, AND HAS FOUND ALL OF THE SAME SATISFACTORY FOR ALL PURPOSES.
38.    USE:
Tenant may use and occupy the Premises only for general office use and uses accessory or ancillary thereto, and for any other lawful use consistent with a building predominantly used for offices, or for any other use consented to by Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Any use of the premises for any public use, including without limitation public retail or restaurant purposes, must be consented to by Landlord, such consent not to be unreasonably withheld, conditioned or delayed. In all events, Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any Applicable Laws; or in any manner which would violate any certificate of occupancy affecting the same (as such certificate of occupancy may be modified from time to time by Tenant in connection with alterations to the Premises and use changes, in each case permitted hereunder); or which would cause structural injury or material physical waste to the Premises; or unreasonably increase the risk of violation of Environmental Laws; or which would constitute a public or private nuisance or waste. Tenant shall promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.
39.    TERM:
(a)    The Primary Term shall be for a period beginning on the Commencement Date and ending on the Lease Expiration Date, or such earlier or later date as hereinafter provided.
(b)    Tenant shall have the right, at its option, to renew the Term of this Lease for two (2) renewal terms (the “Renewal Terms”), which shall renew the Term for an additional five (5) years each, Each Renewal Term shall commence immediately upon the expiration of the preceding term and shall expire on the fifth (5th ) anniversary of the last day of the preceding term. The option to renew the Term of this Lease as described above shall be exercisable by Tenant giving notice to Landlord (the “Renewal Notice”) not less than twenty-four (24) months prior to the Lease Expiration Date or not less than twenty-four (24) months prior to the expiration of the previous Renewal Term, as the case may be. Time shall be of the essence with respect to the date of exercising the option, any principle of law to the contrary notwithstanding. Except for the Fixed Rent the terms and conditions of this Lease shall apply to each Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Primary Term of this Lease. The right of Tenant to the Renewal Terms shall be conditioned upon the following: (i) no Event of Default shall have occurred and remain uncured (A) as of the date on which the Renewal Notice is delivered and (B) on the Lease Expiration Date or expiration of the previous Renewal Term, as the case may be; and (ii) this Lease being in full force and effect as of the Lease Expiration Date or expiration of the previous Renewal Term, as the case may be.
(c)    Each notice of election to extend given in accordance with the provisions of this Section 4 shall, subject to the other provisions of this Section, automatically extend this Lease for
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the Renewal Term selected, without further writing, provided, however, either party, upon request of the other, will execute and acknowledge, in form suitable for recording as an amendment to the Notice of Lease, an instrument confirming any such extension. Time shall be of the essence with respect to the giving of notice by Tenant to extend this Lease. Tenant shall have no right to extend this Lease except as provided in this Section 4.
40.    RENTAL:
(a)    Tenant shall pay to Landlord the following amounts as Rent for the Premises:
(i)    Beginning on the Commencement Date and thereafter on the first day of each month during the Primary Term, Tenant shall pay to Landlord, as annual rent, the Fixed Rent, in the amounts specified on Exhibit C hereto, payable in advance in equal monthly installments (pro-rated for any partial month).
(ii)    During any exercised Renewal Term, Tenant shall pay to Landlord as annual Fixed Rent an amount equal to [_____].
(iii)    Beginning on the Effective Date, and throughout the Term, Tenant shall pay all Additional Rent, whether or not such an1ounts of money or charges are designated Additional Rent.
(iv)    40.1.1 As security of the performance of Tenant’s obligations under this Lease, Tenant shall deliver to Landlord on the Commencement Date and retain in place throughout the Primary Term a security deposit (“Security Deposit”) in the amount of [_____] (the “Security Amount”). The Security Deposit shall, at Tenant’s option, be in the form of a cash deposit in an interest-bearing account maintained by Mortgagee (with interest released to Tenant annually so long as no Event of Default exists and Tenant being responsible for all income taxes thereon) or a letter of credit from a bank and on terms reasonably acceptable to Landlord and Mortgagee, but in no event issued by a bank with a credit rating of less than “A” (the “Letter of Credit”).
40.1.2    Each Letter of Credit shall (i) expire on the date which is 30 days after the Expiration Dale (the “LC Date”) or (ii) be automatically self-renewing until the LC Date unless notice of non-renewal is given to Landlord at least 30 days prior to expiration. Tenant shall deliver to Landlord a new conforming Letter of Credit or cash deposit in the amount of the Security Amount within twenty (20) days of such thirty (30) day notice, and failure to do so shall permit Landlord to draw the full amount of the Letter of Credit and hold the proceeds as a cash Security Deposit.
40.1.3    Landlord shall have the right to draw on the Letter of Credit (i) upon the occurrence and during the continuance of a Material Event of Default or (ii) if the Letter of Credit is not extended for an additional one year term on or before the date that is 30 days prior to its expiration date. If Landlord shall have drawn upon the Security Deposit to remedy any Event of Default by Tenant (in the amount reasonably required by Landlord to cure such Event of Default), or if the Letter of Credit is dishonored for any reason, Tenant shall, within thirty (30)
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days after notice of such reduction, deliver to Landlord a cash deposit or replacement Letter of Credit or an additional Letter of Credit, in form and substance reasonably satisfactory to Landlord, issued by the same bank (or other bank reasonably satisfactory to Landlord) in the amount necessary to restore the Letter of Credit to the Security Amount. If the Letter of Credit is drawn for non-renewal (as provided in clause (ii) above), the amount drawn shall be held by Mortgagee (or if there is no Mortgagee, by Landlord) as the Security Deposit in accordance with this Section 5(a)(iv).
40.1.4    Within 30 days following the Expiration Date: (i) Landlord shall return to Tenant the Security Deposit then held by Landlord, if any or (ii) if Landlord shall have drawn upon the Security Deposit to remedy any Event of Default by Tenant, Landlord shall return to Tenant that portion of the proceeds of the Security Deposit not so applied by Landlord.
40.1.5    In the event of a sale of the Premises, Landlord shall transfer the Security Deposit to the vendee assuming Landlord’s obligations under this Lease, and, upon such transfer, provided that such vendee assumes in writing all of Landlord’s obligations under this Lease, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall pay any fees and costs charged by the issuer of any letter of credit in connection with a transfer of a letter of credit Security Deposit in accordance with the terms of this Section 5(a)(iv)(E). Landlord and/or the transferee shall give notice to Tenant of such transfer within a prompt time after the closing thereof. Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.
40.1.6    Neither Landlord nor Tenant shall assign or encumber or attempt to assign or encumber the Security Deposit, except in connection with a collateral assignment of the Lease or pursuant to Section 5(E), and neither Landlord, Tenant, nor their respective successors or assigns shall be bound by any such unpermitted assignment, encumbrance or attempted assignment or encumbrance.
(b)    It is the intention of Landlord and Tenant that the Fixed Rent payable during the entire Term shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the ownership, management, operation, maintenance or repair of the Premises during the Term of this Lease. Tenant shall manage, operate, maintain and repair the Premises (or cause the Premises to be managed, operated, maintained and repaired) in accordance with this Lease and shall pay (or cause to be paid) all costs and expenses incurred in connection therewith before such costs or expenses become delinquent, including any expenses allocable to the Premises. Without limiting the generality of the foregoing, beginning on the Commencement Date and throughout the entire Term, Tenant shall pay, as Additional Rent, all Property Taxes and all Other Taxes that accrue during or are allocable to the Term of this Lease.
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(c)    Tenant shall pay all Fixed Rent to Landlord, in advance, on or before 2 p.m. eastern time on the first day of each and every calendar month during the Term of this Lease without notice, by wire transfer or other electronic means (or otherwise so there are collected funds available to Landlord on the due date). Interest at the Overdue Rate shall accrue and be payable by Tenant on Fixed Rent not paid by the due date thereof, from the due date thereof to the date of actual payment. Tenant shall pay all Additional Rent when due to the Person entitled thereto. Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, to the bank account designated by Landlord, or to such other Person or at such other place as Landlord may from time to time designate by notice to Tenant pursuant to Section 18 herein.
(d)    In the event Tenant fails to pay any Fixed Rent or Additional Rent payable to Landlord within five (5) days after the due date thereof, in addition to paying interest to Landlord at the Overdue Rate as set forth above to the extent that Landlord is liable therefor to Mortgagee as a result thereof, Tenant shall pay Landlord a late charge in an amount equal to four percent (4%) of the amount of such late payment to the extent that Landlord is liable therefor to Mortgage as a result of such failure, provided, that if Mortgagee imposes a late charge on late payments of debt service at the time in question at a lower percentage rate, Tenant shall only be required to pay a late charge to Landlord hereunder at such lower percentage rate. In no event shall such late payment charges be deemed to grant to Tenant a grace period or extension of time within which to pay any Rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant’s failure to pay all Rent due under this Lease in a timely fashion, including the right to terminate this Lease.
(e)    If any day on which Fixed Rent or Additional Rent is due falls on a day which is not a Business Day, such Fixed Rent and/or Additional Rent shall be due and payable on the next succeeding Business Day without interest or penalty if paid on such Business Day.
(f)    Tenant shall pay Additional Rent directly to the Person entitled thereto. In the event of any failure by Tenant to pay or discharge any amount of Additional Rent, Landlord shall have all rights, powers and remedies provided for herein or by law or otherwise.
(g)    All taxes, operating costs and revenues relating to the Premises (including rents, tax and operating cost pass-throughs to subtenants and licensees under the Existing Leases and all reconciliations thereof, including amounts owed by and amounts owed to such subtenants and licensees) shall be prorated between Landlord and Tenant as of the Commencement Date and as of the end of the Term in a commercially reasonable manner so that Tenant is only responsible for taxes and operating costs applicable to the Term, and is entitled to revenues (including payments from such subtenants, licensees and any third parties) and responsible for payments to such subtenants, licensees and any third parties with respect to taxes and operating costs applicable to the Term, and, correspondingly, Landlord is entitled to revenues (including payments from such subtenants, licensees and any third parties) and responsible for payments to such subtenants, licensees and any third parties with respect to taxes and operating costs applicable to periods other than the Term.
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41.    TAXES:
(a)    Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment.
(b)    Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment.
(c)    Except as set forth in subsection (d), Tenant shall pay all Property Taxes and Other Taxes directly to the appropriate taxing authorities. Tenant shall furnish Landlord, within 15 days after payment of Property Taxes and Other Taxes, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition is due and unpaid at the time of making or issuance of such certificate, advice or bill.
(d)    During the continuance of a Material Event of Default hereunder, Landlord may deliver to Tenant Landlord’s reasonable estimate of the Property Taxes and Other Taxes which it anticipates will be paid or incurred for the ensuing twelve-month period and Tenant shall pay to the Mortgagee (or if there is no Mortgagee, to Landlord) with the installments of Fixed Rent an amount equal to the estimated amount of such Property Taxes and Other Taxes for such year in equal monthly installments during such year such that the applicable party will have accumulated an amount sufficient to pay such Property Taxes and Other Taxes in full prior to the assessment of any interest or penalty for late payment. Payment by Tenant of estimated amounts of Property Taxes and Other Taxes under this subsection shall be considered as performance of such obligation under the provisions of subsections (a) and (b) above. If Landlord shall have elected to bill Tenant for Property Taxes and Other Taxes on an estimated basis in accordance with this provision, Landlord will furnish to Tenant within 120 days following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such Property Taxes and Other Taxes paid or incurred during the just ended calendar or fiscal year, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for the stated period. Landlord shall, at its election, either (i) credit the amount of any overpayment toward the next ensuing payment or payments of Property Taxes and Other Taxes that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such Property Taxes and Other Taxes in full, then Tenant shall pay to Landlord the amount of such underpayment within 10 Business Days after Landlord’s billing of same to Tenant. If Tenant subsequently cures all Events of Default, any amounts held by Mortgagee or Landlord hereunder will be refunded to Tenant. The provisions of this Section shall survive the expiration or earlier tem1ination of this Lease.
(e)    Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith pursuant to Section 26 herein and Landlord shall reasonably cooperate with Tenant in connection with such efforts. Notwithstanding the foregoing, Landlord shall not be required to join in any proceeding referred to in this subsection
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unless required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including, but not limited to, counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any material civil liability or the risk of any criminal liability.
42.    NET LEASE: NON-TERMINABILITY:
(a)    This is an absolutely net lease, and the Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term of this Lease. In order that such Fixed Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises and allocable to the Term, including but not limited to, each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature w]1atsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding use or occupation of the Premises, or of any portion thereof. Notwithstanding anything to the contrary contained in this Lease except as expressly set forth in Section 5(d) and 15. l(a)(iv), in no event shall Tenant be responsible for any costs or expenses, including payments of principal and interest, in connection with any mortgage or security interest encumbering Landlord’s interest in the Premises.
(b)    This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) subject to Section 13 herein, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use; (iv) Tenant’s acquisition or ownership of all or any part of the Premises otherwise than as expressly provided in Section 13.Z(a) hereof; (v) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; or (vi) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements; that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events; and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant will not be relieved of the obligations to pay Fixed Rent or any Additional Rent in case of damage to or destruction of the Premises.
(c)    Tenant shall remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation,
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dissolution or winding-up or other proceeding affecting Landlord or its successor in interest; or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding; provided, in each such case, this Lease and Tenant’s rights under this Lease remain in full force and effect.
(d)    Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof; or (ii) to any abatement, suspension, deferment or reduction of the Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.
43.    SERVICES:
Tenant shall, at Tenant’s sole cost and expense, supply the Premises with all services and utilities relating to the use thereof, including without limitation electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services (including hazardous and biological waste disposal), drainage, sewer and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent; and Tenant shall indemnify and hold harmless Landlord and any Mortgagee from any loss, damage or liability to any party supplying such services or utilities, including without limitation reasonable attorneys’ fees.
44.    REPAIRS AND MAINTENANCE:
(a)    Tenant shall, at its expense, keep the Premises and its component parts in good order and condition, consistent with comparable buildings in Fairfield County, Connecticut of similar size, age and use, at all times during the Term of this Lease, preserving the effectiveness of any material warranties relating thereto, and will make all capital and noncapital, structural and non-structural, foreseen and unforeseen, ordinary and extra-ordinary repairs, in compliance with Applicable Laws. The parties shall arrange an annual inspection by Landlord’s representatives to review compliance with Tenant’s obligations hereunder. If any building system or component currently in use shall become obsolete to a degree that it is no longer necessary for the Premises to function properly (and another system or component has not become necessary in replacement therefore), Tenant, at its sole cost and expense, may remove such item from the Premises and shall not be obligated to replace the same. Notwithstanding the foregoing, it is intended by the parties that Landlord shall have no obligation to repair or maintain the Premises (or any equipment therein), whether ordinary or extraordinary.
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(b)    Upon the expiration of the Term of this Lease or earlier termination of this Lease, Tenant will also provide Landlord with copies of any operating manuals in Tenant’s possession relating to (i) to the extent the same is then located in the Premises, any new equipment added to the Premises by Tenant after the Commencement Date and (ii) to the extent the same is then located in the Premises, replacement equipment added to the Premises after the Commencement Date, as well as (iii) updates and supplements to any such operating manuals relating to equipment then located on the Premises. Tenant shall not install any underground storage tank on the Land.
45.    DESTRUCTION OF OR DAMAGE TO PREMISES:
(a)    If the Premises, or any part thereof, are damaged by fire or other casualty during the Term, Tenant shall promptly and diligently repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty, using materials of the same or better grade than that of the materials being replaced, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with Sections 9 and 22 herein, subject to then Applicable Laws, and Tenant shall, at its expense, obtain all permits required for such work. In no event shall Fixed Rent or Additional Rent abate, nor, subject to Section 10(c), shall this Lease terminate by reason of such damage or destruction. Provided that (i) no Material Event of Default has occurred hereunder and is continuing and (ii) Tenant has delivered to Landlord plans and specifications for such repair and restoration (all of which Landlord shall have approved in accordance with, and to the extent required, under this Lease), then subject to compliance by Tenant with the provisions of Section 10(b)(iii) below, Landlord shall cause the Proceeds Trustee to make available to Tenant all insurance proceeds paid directly by the insurer to the Proceeds Trustee and all insurance proceeds actually received by Landlord and not paid over to the Proceeds Trustee on account of such casualty, for application to the costs of such repair and restoration, as set forth in Section 10(b). Tenant’s obligations under this Section 10 shall survive the termination or expiration of this Lease.
(b)    In the event the estimated cost of reconstruction is in excess of an amount equal to Fixed Rent for the three (3) full calendar months immediately following the date of the casualty (the “Materiality Threshold”), all insurance proceeds for restoration of the Premises (as opposed to proceeds for business interruption, Tenant’s personal property or other items) shall be paid to or deposited with the Proceeds Trustee in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided, and Landlord shall pay any insurance proceeds it receives to the Proceeds Trustee for application as provided in this Section l 0. In the event the estimated cost of reconstruction is equal to or less than the Materiality Threshold, all insurance proceeds for restoration of the Premises (and for business interruption, Tenant’s personal property and all other items payable in connection with such casualty) shall be paid to Tenant. If no Mortgage is then in effect, the Proceeds Trustee shall be designated by Landlord. Insurance proceeds shall be deposited in an interest bearing account (so long as Tenant delivers to Landlord and the Proceeds Trustee the tax forms and other documents required to establish an interest-bearing account) and, to the extent not disbursed by the Proceeds Trustee for restoration pursuant to this Section I 0, interest shall be distributed to Tenant upon completion of said repair, replacement or rebuilding, provided no Material Event of Default has occurred and is continuing hereunder. All checks drawn on
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said account shall be co-signed by the Proceeds Trustee and Tenant. Provided that insurance proceeds are to be held by the Proceeds Trustee pursuant to this Section 10 and no Material Event of Default has occurred and is continuing hereunder, insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:
(i)    No more frequently than once per calendar month, Tenant may request that the Proceeds Trustee pay, out of such insurance proceeds, the costs incurred by Tenant to repair and restore the Premises during the immediately preceding calendar month, less customary retainage retained by Tenant from the contractor, as reflected in the contractor’s request for payment. Tenant’s request shall include a certification by Tenant, Tenant’s independent, licensed architect or its general contractor that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to Section 22 herein and all Applicable Laws, and shall include reasonably satisfactory evidence of the costs incu1Ted by Tenant and the proper application by Tenant of prior disbursements by the Proceeds Trustee to or at the direction of Tenant and conditional lien releases in form and substance reasonably satisfactory to the Proceeds Trustee executed by those Persons being paid from such disbursement, to the extent that such waivers are permitted under Applicable Laws and that such Persons would continue have liens (or the right to file liens) with respect to such amounts absent the providing of such waivers.
(ii)    Within 20 days after receiving Tenant’s request, the Proceeds Trustee shall approve or disapprove Tenant’s request, which approval shall not be unreasonably withheld as to any portion of the request, by notice to Tenant. If the Proceeds Trustee approves all or any portion of a request and the Proceeds Trustee has received (and not previously disbursed) insurance proceeds, then the Proceeds Trustee’s approval shall include a check or be accompanied by a wire transfer in the amount approved by the Proceeds Trustee. If the Proceeds Trustee disapproves all or any portion of a request, then the Proceeds Trustee’s notice shall state the reasons for that disapproval. The Proceeds Trustee’s failure to deliver a notice approving or disapproving a request within such 20 day period shall be conclusively deemed the Proceeds Trustee’s approval of the request, provided that, not less than IO days prior to the end of such 20 day period, Tenant delivers a second notice, in bold face, 14 point type, to the Proceeds Trustee stating that failure of the Proceeds Trustee to respond within such 20 day period will be deemed to constitute such approval.
(iii)    In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as reasonably determined by the Proceeds Trustee, exceeds the then amount of the proceeds account, the amount of such excess shall be paid by Tenant before any funds are released from the proceeds account. So long as no Material Event of Default has occurred and is continuing, any sum which remains in the proceeds account upon the completion of restoration shall be paid to Tenant.
(iv)    All costs and expenses of the Proceeds Trustee shall be paid by Tenant.
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(c)    Notwithstanding the foregoing, if during the last three (3) years of the Term, a casualty occurs and the cost to repair or rebuild the Building is reasonably estimated to exceed seventy-five percent (75%) of the replacement cost of the Building, then Tenant may terminate this Lease by giving written notice thereof to Landlord within 90 days after the date of such damage or destruction. If Tenant makes such election, (i) the Term shall expire upon the 30th day after notice of such election is given by Tenant; (ii) on or prior to the date of expiration, Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 21; and (iii) on or prior to the date of expiration, Tenant shall assign to Landlord all of its rights to any construction in progress and insurance proceeds for restoration of the portions of the Premises that are Landlord’s property.
46.    INSURANCE. HOLD HARMLESS AND INDEMNIFICATION:
46.1.    Release and Indemnification.
(a)    Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising during the Term and from any cause whatsoever except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Party. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Party, Tenant waives all claims against Landlord or any Landlord Party arising from any liability described in this subsection.
(b)    Tenant shall pay and indemnify and defend Landlord, Landlord’s Representatives and any Mortgagee against and hold Landlord, Landlord’s Representatives and any Mortgagee harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising during the Term and arising from or related to (i) any use or occupancy of the Premises, (ii) any condition of the Premises, (iii) any default in the performance of Tenant’s obligations hereunder, (iv) any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) from any cause whatsoever, occurring in, on or. about the Premises or any part thereof or any part of the Improvements or the Land constituting a part of the Premises or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or Tenant’s Representatives, except, in the case of (i) through (iv) above, to the extent caused by (w) the gross negligence or willful misconduct of Landlord or any Landlord’s Party; or (x) the gross negligence or willful misconduct of any Mortgagee, or its agents, contractors, employees or invitees. This Section shall survive the termination of this Lease with respect to any event arising or occurring during the Term.
(c)    Should any event occur for which any Person is entitled to indemnification pursuant to subsection (b) above or other provisions of this Lease, such Person shall provide prompt written notice to Tenant describing the nature of such claim (provided, however, that the failure by such Person to so notify Tenant shall not limit or otherwise affect the obligations and liabilities of Tenant hereunder provided that such failure does not materially prejudice Tenant’s defense of the claim for which indemnification is sought). Tenant may assume responsibility for any action to be taken to contest the claim,
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provided that Tenant notifies the indemnified Person in writing of its intention to contest such claim within ten ( I 0) days after receipt of notice of the claim. Tenant, at its sole expense, may control all proceedings relating to such contest, provided that no Material Event of Default is continuing and that Tenant has acknowledged its obligation to provide indemnification hereunder relating to the applicable claim. The indemnified Person will cooperate with Tenant in contesting such claim, provided that Tenant indemnifies and holds harmless the indemnified Person for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to contesting such claim. Any counsel selected by Tenant hereunder shall be reasonably acceptable to the indemnified Person (Landlord hereby agreeing on behalf of itself and each indemnified Person that counsel selected by Tenant’s insurer shall be deemed acceptable to such parties), and the indemnified Person, at its option, shall have the right to contest such claim at Tenant’s expense through separate counsel in the event any claims against or defenses of such Person are in conflict under the applicable standards of professional conduct with those of Tenant, and Tenant shall be obligated to pay for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) actually incurred relating to any such separate contest of such claim.
(d)    Nothing contained in this Lease will be deemed a release of, or require Tenant to indemnify, any Landlord Party with respect to matters arising in capacities not arising from Landlord’s status as “Landlord” hereunder (or, in the case of mortgagee, in its capacity as mortgagee), including without limitation a Landlord Party’s status as manager under a management agreement relating to the Premises (which shall be governed by the terms of such management agreement) or as owner, manager, tenant, service provider to, or subtenant of, the Premises or neighboring properties.
46.2.    Insurance. Tenant shall, at all times during the Term, at Tenant’s sole expense, obtain and keep in force the following:
(a)    (i)    comprehensive commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, all on an “occurrence” policy form, with a minimum combined single limit (inclusive of any excess or umbrella liability coverage) in the amount of $30,000,000 per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name Landlord and the Mortgagee as additional insureds. Tenant shall, at Tenant’s expense, be responsible for insuring Tenant’s furniture, equipment, fixtures, computers, office machines and personal property, and neither Landlord nor Mortgagee shall be entitled to proceeds of such personal property insurance.
(ii)    worker’s compensation and employer’s liability insurance as required by law;
(iii)    insurance against loss (including earthquake and flood, if applicable, and terrorism if commercially available at reasonable rates and if being carried by prudent owners of office buildings similar to the Building in the vicinity of the Building) or damage to the Premises by fire and all other risks of physical Joss covered by insurance of the type now known as “all risk,” with difference in conditions coverage, in an amount not less than the full replacement cost of the
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Premises (without deduction for depreciation), including the cost of debris removal;
(iv)    insurance for boilers and pressure vessels or equipment located on the Premises in a minimum amount of $2,000,000 per occurrence.
(v)    In the event that the foregoing insurance requirements in this Section 11.2(a) shall be below the level of insurance then being carried by prudent owners of office buildings similar to the Building in the vicinity of the Building, Tenant shall, at Landlord’s request, increase the required amount of insurance to such amounts, or carry additional insurance of such types, as are then being carried by such prudent owners; provided, however, in no event shall Landlord have the right to increase such required insurance amounts or require additional insurance more often than once every five (5) years.
(b)    All insurance required to be maintained by Tenant under this Section and all renewals thereof shall be issued by companies authorized to do and doing business in the State of Connecticut and having Standard & Peer’s Corporation claims paying ability rating of at least “A-”. In the event that Tenant’s insurance company’s Standard & Poor’s Corporation claims paying ability rating falls below an “A-” rating, unless Landlord and Mortgagee, acting reasonably, consent to an insurance company with a lower rating, Tenant shall diligently, and in all events within not more than one hundred eighty (180) days after becoming aware of the insurance company’s downgrade, acquire all insurance required to be maintained by Tenant hereunder from a new insurance company having Standard & Poor’s Corporation claims paying ability rating of at least “A-”; provided however, that at no time shall Tenant permit any insurance policy to lapse. Deductible amounts shall not exceed the following without Landlord’s and Mortgagee’s prior written approval, not to be unreasonably withheld: (a) $1,000,000 for policies required in Sections l l.2(a)(i) and (ii); (b) $1,000,000 for policies required in Section 11.2(a)(iii), excluding catastrophic perils of windstorm, flood and earthquake, the deductibles for which shall not exceed five percent (5%) of replacement cost. Each policy to be maintained by Tenant hereunder shall provide that such policy may not be canceled without thirty (30) days’ prior written notice (ten (10) days’ for non-payment of premiums) from the insurer to Landlord and Mortgagee. In no event shall Tenant agree to materially reduce or alter any policy in violation of the minimum requirements provided in this section 1 l(b) during the term of such policy without the prior written consent of Landlord and Mortgagee. All Property insurance required in Section 11.2(a)(iii) above shall list Landlord and Mortgagee as “loss payee” as their interests may appear. All liability policies required in Section 11.2(a)(i) shall name the Landlord and Mortgagee as “additional insureds”. All insurance shall be primary and non-contributing with any insurance which may be carried by the Landlord. Landlord agrees that the cost of any insurance obtained by Landlord shall not be deemed an expense reimbursable by Tenant under this Lease. Tenant shall afford coverage for claims based on acts, omissions, events or conditions that occur or arose during the policy period. Tenant may provide such insurance under “blanket” policies, and where available and practicable, provide for “per location” limits for insurance required in Sections 11.2(a)(i) and (ii). Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver a certificate thereof (Acord 28 form or equivalent, in the case of the insurance described in Section 11.2(a)(iii) above) to Landlord for retention by Landlord or the Mortgagee. Landlord and/
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or Mortgagee, shall have the right, upon reasonable notice to Tenant, to inspect and review all insurance policies required to be maintained by Tenant at Tenant’s corporate headquarters or such other location where Tenant keeps said policies.
(c)    Notwithstanding anything to the contrary contained herein, to the extent permitted by law, Landlord and Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Premises and contents thereon or therein, to the extent of net insurance proceeds actually received by the releasing party or the Proceeds Trustee, whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party, or any of its respective partners, members, agents, invitees, contractors or employees, or any agents, invitees, contractors or employees of any partner or member of such party. The property insurance policy shall include a waiver of the insurer’s rights of subrogation. If such waiver is not available at reasonable cost, the responsible party shall promptly notify the other of such fact. Each party shall look first to the proceeds of its respective property insurance policy (and, if any party is self-insured, to its own funds to the extent such loss, damage or destruction would have been covered if such party did not self-insure against such loss, damage or destruction) to compensate it for any such loss, damage or destruction.
(d)    Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section 11.2 to be furnished by Tenant, unless Landlord and Mortgagee are named as Joss payee, as their interests may appear, on all property policies and Landlord and Mortgagee are included therein as additional insureds on all liability policies, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Mortgagee certificates evidencing the same.
(e)    Tenant shall comply in all material respects with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease, and shall not use the Premises in any manner which would void or otherwise adversely affect any insurance then in force with respect thereto.
47.    COMPLIANCE WITH LAWS. COVENANTS:
(a)    Throughout the Term, Tenant, at its sole cost and expense, shall promptly comply and cause the Premises to comply in all material respects with any and all present and future Jaws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require
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structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof; provided, that for purposes hereof a “material” violation shall mean a violation which, if remaining uncured, could subject a Landlord Party to criminal liability or is estimated to cost in excess of $100,000 (which amount shall increase on each anniversary of the date hereof by the relative increase in the Consumer Price Index, All Urban Consumers, All Items, Seasonally Adjusted (“CPI”) during such yearly period) to cure and provided further that Tenant will indemnify the Landlord Parties against all costs, liabilities and claims arising from failure of the Premises to comply with laws, regardless of whether any such noncompliance is “material”; and provided further that Landlord acknowledges and agrees that it will not allege a material violation of laws and requirements based on the status of the Premises on the Commencement Date absent receipt by Landlord of a written notice from an applicable governmental authority alleging material violation of applicable laws and requirements as of such date. Tenant, at its sole cost and expense, shall comply with (i) all recorded agreements and contracts affecting the Premises and any other agreements and contracts of which Tenant has knowledge, and (ii) all recorded easements, restrictions, reservations or covenants, if any, encumbering the Land or the Improvements, and (iii) all agreements, contracts, easements, restrictions, reservations and covenants hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance maintained by Tenant with respect to the Premises under the terms of Section 11 herein and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises. The laws, ordinances, rules, regulations and requirements referred to in this Section 12 are collectively referred to as “Applicable Laws”. Landlord shall execute such documents and take such other actions as are requested in writing from to time by Tenant to permit Tenant to comply with Tenant’s obligations under this Section 12, all at the sole cost and expense of Tenant.
(b)    If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of this Lease, or to take out, pay for, maintain and deliver any of the insurance policies or ce1tificates of insurance provided for in Section 11 herein, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after 30 days’ prior notice to Tenant (or such shorter notice as is reasonable in situations where Landlord reasonably determines that Landlord’s failure to take prompt action is reasonably likely to cause immediate harm to Landlord’s interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, cure such non-performance for the account of Tenant in accordance with the provisions of Section 15 .2 herein, and any amount of reasonable costs so incurred by Landlord shall be reimbursed by Tenant to Landlord within 30 days after Landlord’s statement therefor (which statement shall include reasonable supporting documentation evidencing payment of such expenditures), together with interest from the date of payment by Landlord to the date of reimbursement by Tenant at the Overdue Rate.
(c)    Landlord may, upon two business days’ advance written notice to Tenant, enter upon the Premises for any such purpose described in subsection (b) above and, subject to Tenant’s regular security procedures, take all such action therein or thereon as may be necessary therefor, but shall use commercially reasonable efforts to minimize the interruption of
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Tenant’s business and operations at the Premises and the business and operations of any tenant or occupant of the Premises. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection with the performance of any such act, shall be paid by Tenant to Landlord within 30 days after Landlord’s statement therefor (which statement shall include reasonable supporting documentation evidencing payment of such expenditures), together with interest from the date of payment by Landlord to the date of reimbursement by Tenant at the Overdue Rate. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance required under Section 11 hereinabove, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including reasonable attorneys’ fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof, or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance required by Section 11 hereinabove. Notwithstanding anything in this Lease to the contrary, Landlord right to enter the Premises shall be subject to the rights of any tenant or occupant of the Premises.
48.    CONDEMNATION:
48.1.    Partial Taking. Tenant assigns to Landlord or the Proceeds Trustee, as required hereunder, any award, proceeds or other payment to which Tenant may become entitled in connection with a taking of any portion of the Premises. If less than substantially all of the Premises shall be taken for public or quasi-public purposes, Tenant shall diligently, at its sole cost and expense, restore, repair, replace or rebuild the Improvements so taken in conformity with the requirements of Sections 9 and 22 herein as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose, but subject to then Applicable Laws. There shall be no abatement of Rent during such period of restoration, and this Lease shall remain in full force and effect. In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord under the same terms and conditions for disbursement set forth for casualty proceeds in Section 10 herein. Any condemnation proceeds in excess of the amounts as are used by Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord, and Fixed Rent shall not be reduced or abated. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of, Tenant’s Trade Fixtures, Tenant Improvements which were paid for by Tenant (but not including any Tenant Improvements paid for by Landlord), business loss or, if available, _business relocation, loss of leasehold value, and any other claim permitted by law which does not, in any such case, diminish Landlord’s recovery.
48.2.    Total Taking.
(a)    If all or substantially all of the Premises shall be taken for public or quasi-public purposes, or if a taking involves more than one-third of the floor area of the Building, parking necessary for the Premises to comply with Applicable Laws or access to the Premises, and Tenant, after any such taking, reasonably determines that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use
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and occupancy in Tenant’s business, then Tenant, in lieu of rebuilding as contemplated by Section 13.1 herein, shall have the right, not later than 90 days after such occurrence, to deliver to Landlord (i) notice of its intention to terminate this Lease on a date occurring not more than 180 days nor less than 120 days after such notice, which date shall be the first Business Day of a month (the “Termination Date”); (ii) a certificate by an authorized representative of Tenant describing the event giving rise to such termination, stating that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant’s business and the detailed reasons therefore; and if the Termination Date occurs during the Primary Term, (iii) an irrevocable offer to purchase the Premises (and the net amount of any condemnation proceeds payable in connection with such condemnation) on the Termination Date, at a price equal to the sum of {x) the Termination Value set forth on Exhibit D for the applicable Termination Date and (y) all costs of transferring title to the Premises to Tenant, including without limitation all transfer and conveyance taxes, recording fees, but excluding any costs, prepayment premiums or make whole amounts resulting from a prepayment of debt secured by the Premises (the “Repurchase Price”). In addition, Tenant shall pay all Fixed Rent and Additional Rent due as of the Termination Date. Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days prior to the Termination Date, and if Landlord fails to act within such period, it shall be deemed to have accepted the offer. If Landlord shall have accepted such offer or is deemed to have accepted such offer, on the Termination Date, Landlord shall convey by special warranty deed to Tenant any remaining portion of the Premises free of liens and encumbrances (except those created by Tenant or with the written consent of Tenant), along with the right to receive any condemnation award to which Landlord is entitled. If Landlord rejects such offer, which rejection shall only be effective if consented to in writing by the first Mortgagee, this Lease shall terminate on the Termination Date, except for liabilities which accrued prior thereto and upon payment of all Fixed Rent and Additional Rent payable through the Termination Date.
(b)    Anything in subsection (a) above to the contrary notwithstanding, if during an exercised Renewal Term all or substantially all of the Premises shall be taken for public or quasi-public purposes, this Lease shall terminate as of the date of last day of occupancy permitted under the taking. Landlord shall have sole control of the condemnation proceedings, and Landlord (or the Mortgagee if so designated by Landlord) shall receive the entire condemnation award; provided however that Tenant may claim and receive any award made by the condemning authority in respect of Tenant’s Trade Fixtures, Tenant Improvements which were paid for by Tenant (but not including any Tenant Improvements paid for by Landlord), business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord’s recovery.
48.3.    Temporary Taking. Notwithstanding any other provision to the contrary contained in this Section 13, in the event of a temporary condemnation, this Lease shall remain in full force and effect with no abatement of Fixed Rent or Additional Rent and Tenant shall be entitled to the net award allocable to such temporary condemnation; except that such portion of the net award allocable to the time period after the expiration or termination of the Term of this Lease shall be paid to Landlord.
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49.    DEFAULT:
Subject to the terms of this Section, the occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Tenant:
(a)    If (a) Tenant defaults in the payment when due of any installment of Fixed Rent or Additional Rent payable to Landlord and Tenant fails to remedy such default within ten (10) days following notice to Tenant of such default; or
(b)    Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due or any representation or warranty of Tenant in this Lease or any document or certificate relating hereto shall have been incorrect in any material respect when made and such failure or breach or misrepresentation continues for more than 30 days after notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant or misrepresentation, such failure or breach or misrepresentation is capable of being cured, cannot reasonably be cured by the payment of money and cannot reasonably be cured within such period of 30 days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach or misrepresentation within such period of30 days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach or misrepresentation within a reasonable time, but not later than two hundred seventy (270) days following receipt of such notice with respect to all matters other than environmental problems which cannot reasonably be cured within a two-hundred seventy (270) day period, provided that upon request of Landlord, Tenant promptly provides Landlord with evidence of the diligent efforts being undertaken by Tenant to cure such default; or
(c)    Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes a general assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers, with respect to Tenant or substantially all of Tenant’s property or business; or
(d)    Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within 120 days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or substantially all of Tenant’s property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or
(e)    Tenant’s interest in this Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 120 days; or
(f)    Tenant fails to maintain insurance in accordance with Section 11.2 hereof.
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Notwithstanding anything to the contrary contained in this Lease, in no event shall any act or omission of the subtenant under, or the use and occupancy of the demised premises under the Marina Sublease constitute an Event of Default hereunder, and Tenant shall have no obligation or responsibility under this Lease to the extent that same is the obligation or . responsibility of the subtenant under the Marina Sublease, provided that in all events any liens filed against the Premises, whether attributable to the demised premises under the Marina Sublease or to other portions of the Premises, must be removed by Tenant in compliance with Section 20.
Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person (except as otherwise provided herein), may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.
50.    RESULTS OF DEFAULT:
50.1.    Remedies. In the event of any Event of Default, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default, exercise any one or more of the following remedies:
(a)    Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice (which date shall not be less than five (5) days from the date of delivery of such notice), Tenant’s right to possession shall terminate and this Lease shall terminate and Tenant shall immediately quit the Premises. Upon such termination, Landlord shall have the right to recover from Tenant:
(i)    The worth at the time of determination of all unpaid Rent which had been earned and become due at the date of termination;
(ii)    The worth at the time of determination of the amount by which all unpaid Rent which would have been earned and become due after termination until the time of determination exceeds Landlord’s net income from the Premises, as determined pursuant to subsection (b) below;
(iii)    Intentionally deleted; and
(iv)    All other actual and direct damages, losses, costs and expenses incurred by Landlord as a result of Tenant’s failure to perform all of Tenant’s obligations under this Lease or which result therefrom, including without limitation, any prepayment premium, make-whole premium or fee (however denominated) payable under any and all Mortgages; provided, however, in no event shall Tenant be liable for other special, consequential or punitive damages. Landlord agrees that Tenant’s liability for any prepayment premium, make-whole premium or fee (however denominated) payable under any and all Mortgages hereunder shall not exceed the amount of a customary “make whole premium” based on a discount rate of comparable average life Treasury bonds plus 50 basis points. The “worth at the time of determination” of the amounts referred to in clause (i) above shall be computed by allowing interest at the Overdue Rate on Rent
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payable to Landlord. The “worth at the time of determination” of the amount referred to in subsection (b) below shall be computed by discounting such amount at the discount rate of the New York Federal Reserve Bank at the time of award plus four percent (4%). For the purpose of determining unpaid Rent under clause (ii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under this Lease, and it shall be presumed that Additional Rent for the balance of the Term shall increase by a certain percentage per annum, which shall be the same percentage as the average percentage increase of the Additional Rent per annum for the last full five (5) Lease Years prior to the Lease termination (or shorter period if the Lease has been effect for less than five (5) years).
(b)    At any time after any such termination, whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default and without duplication of amounts calculated under subsection (a) above, an amount equal to the worth at the time of determination of the difference between the Rent reserved hereunder for the unexpired portion of the Tem1 and the then fair and reasonable rental value of the Premises for the same period. It shall be presumed that Additional Rent for the balance of the Term shall increase by the same percentage described in the last sentence of subsection (a)(iv) above. Any Rent or damages not paid by Tenant within 30 days after the due date thereof shall thereafter be payable with interest at the Overdue Rate in effect from time to time, from the due date to the date of full payment.
(c)    Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless notice of te1mination is given by Landlord to Tenant. If Landlord elects to relet the Premises, any net income (after reasonable costs of preparing the Premises for reletting including marketing costs, the cost of alterations and improvements paid by Landlord, customary brokerage commissions, reasonable attorneys’ fees and other costs incurred in connection with reletting) shall be deducted from the amount Tenant is obligated to pay under this Section.
(d)    If Tenant surrenders the Premises by written notice or an Event of Default occurs by Tenant hereunder that results in Tenant being dispossessed by process of law or by other lawful method, (i) any movable furniture, equipment, trade fixtures or personal prope11y belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner at Tenant’s expense, and (ii) if Landlord shall have the right, to sublet the Premises on reasonable terms for the account of Tenant, and Tenant shall be liable for the reasonable costs of such subletting, including without limitation the cost of preparing the Premises for subtenants and leasing commissions paid to brokers.
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(e)    Except as expressly provided herein to the contrary, to the extent permitted by, and subject to the requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Each and every right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein. Landlord’s consent to any request made by Tenant shall not be deemed to constitute or preclude the necessity for obtaining Landlord’s consent, in the future, to all similar requests. No express or implied waiver by Landlord of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent required by Applicable Laws, and only to such extent, Landlord shall use reasonable efforts to mitigate any damages suffered by Landlord that result from an Event of Default.
(f)    If any action, suit or proceeding is commenced under or in connection with this Lease, the losing party shall pay to the prevailing party, and the prevailing party shall be entitled to an award for, reasonable attorneys’ fees, court costs and other litigation expenses incurred by the prevailing party in connection with such action, suit or proceeding.
50.2.    Cure by Landlord. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of Fixed Rent or Additional Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, and such failure continues beyond 30 days’ written notice to Tenant, except in the event of emergencies (when only immediate notice shall be required), Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All reasonable sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord within 10 days following Landlord’s statement therefor and submission of reasonable evidence of such expenditures, together with interest thereon at the Overdue Rate. Landlord shall have the same rights and remedies in the event of the nonpayment of such sums · plus interest by Tenant as in the case of default by Tenant in the payment of Rent. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN EXCEPT AS OTHERWISE SET FORTH IN SECTION 15.1 OR 21.l(B), INNO EVENT SHALL TENANT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES UNDER OR WITH RESPECT TO THIS LEASE OR THE PREMISES.
51.    SUBORDINATION AND TITLE:
51.1.    Nondisturbance and Notice.
(a)    Tenant shall at any time hereafter, and from time to time within 30 days of written request of Landlord, execute and deliver to Landlord an instrument in the form attached
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hereto as Exhibit M, with such changes thereto as may reasonably be requested by a Mortgagee from time to time and reasonably agreed to by Tenant (herein a “Subordination Agreement”) subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as “Superior Mortgage”) which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancings thereof, and to each and every advance made under any Superior Mortgage; provided and so long as the holder of such Superior Mortgage agrees that, for so long as there exists no Event of Default, such holder shall not disturb interfere with, hinder or reduce Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease.
(b)    If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage) without expense to Tenant (other than de minimis expense). In the event of any other transfer of Landlord’s interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, subject to the limitations provided in Section 30(h) of this Lease, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.
(c)    Notwithstanding the provisions of subsection (a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.
(d)    Upon fifteen (15) days’ advance notice, Tenant shall execute, acknowledge and deliver a document consenting to the assignment by Landlord of this Lease to a Mortgagee and an agreement to pay all Fixed Rent directly to or as directed by such Mortgagee, in a form then in use among institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee and reasonably acceptable to Tenant.
51.2.    Tenant’s Consent to Assignment for Indebtedness.
Tenant acknowledges that in order to secure Landlord’s obligations under any Mortgage debt documents, Landlord will be required to agree in an assignment of lease and/or in the Mortgage (an “Assignment of Lease”), among other things, to the assignment (to the extent provided therein) to the Mortgagee of Landlord’s right, title and interest to this Lease and to the undertakings of Tenant in this Section. While the Assignment of Lease and the Mortgage are in effect, Tenant hereby:
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(a)    consents to such assignment;
(b)    unless Tenant has been previously directed to make such payments directly to or as directed by the Mortgagee upon notice from the Mortgagee of Landlord’s default under the Mortgage, covenants to make in full to Mortgagee, in Mortgagee’s name, when due (without offset, deduction, defense, deferment, abatement or diminution, except as provided in this Lease), by wire transfer of immediately available funds in accordance with the terms of this Lease:
(i)    each payment of Fixed Rent and, to the extent not directly payable by Tenant to third parties or governmental authorities, all Additional Rent.
(ii)    all Repurchase Price, termination amounts, and other sums payable to Landlord under this Lease.
52.    LANDLORD’S RIGHT OF ENTRY; SIGNAGE: ROOF RIGHTS:
(a)    Upon two business days’ prior written notice (except in the case of emergency when notice shall be given as is reasonable under the circumstances), and subject in all events to Tenant’s security procedures and the rights of tenants and other occupants of the Premises under their respective leases and occupancy agreements, as applicable, Landlord and its designees shall have the right to enter the Premises at any time during normal business hours in order to perform its obligations under this Lease, to inspect the same, post notices of non-responsibility, post notices required by Applicable Laws, and exhibit the Premises to prospective purchasers and mortgagees.
(b)    To the extent not prohibited under any Existing Lease, Tenant shall have the right to name the Premises. Tenant shall have the right to monument signage for its benefit and/or the benefit of any tenant(s) of the Premises, provided such signage, is in accordance with Applicable Laws. Landlord will cooperate with and assist Tenant in obtaining any necessary consents to allow any exterior building signage, at the expense of Tenant. Tenant shall have the exclusive right to determine and establish all interior signage within the Premises. Upon Landlord’s request not less than three (3) months prior to the Lease Expiration Date or the end of a Renewal Term, or within ten (10) days after an earlier termination of this Lease, as the case may be, Tenant at its own expense shall remove such signage prior to the termination of this Lease and restore any damage to the Premises resulting from such removal.
(c)    Subject to the Permitted Encumbrances and the Existing Leases, Tenant shall have the exclusive right, at Tenant’s expense, to install, access and maintain an antenna, satellite dish or other communications devices on the roof of the Building, subject to compliance with Applicable Laws; provided that if a variance is required to install any such equipment, such installation shall be subject to Landlord’s consent, not to be unreasonably withheld, conditioned or delayed. Tenant shall take all actions necessary to prevent any such installations from adversely affecting applicable warranties with respect to the roof or damaging the structure of the Building, and will indemnify and hold harmless Landlord with respect to any actions which adversely affect such warranties.
53.    NOTICES: Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any
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Applicable Law (each a “Notice”), shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given if sent by hand delivery or overnight courier delivery with receipt of delivery, as follows:

To Landlord:
_____________________ _______________________ _________________________ ____________________ Attn: ____________

With copies to:
_____________________ _______________________ _________________________ ____________________ Attn: ____________

and

_________________ ________________ ____________________ Attn: ____________________

To Tenant:
__________________________ _____________ _____________________ Attention: ______________

With copies to:
______________________ __________________ _______________________ Attn: ___________________
All Notices shall be deemed to have been made or given (i) if delivered by hand as provided for in this Article, on the date receipt thereof is acknowledged in writing (or is refused) by the party to whom the Notice is being given (including an employee or agent of such party at such address), (ii) if sent by overnight commercial courier as provided for in this Article, on the date which is one (1) Business Day after accepted by the commercial courier for delivery. Any party ·listed in this Section may, by notices as aforesaid, designate a different address for addresses for notices, statements, demands or other communications intended for it.
54.    ESTOPPEL CERTIFICATES: FINANCIAL DATA:
(a)    At any time and from time to time, Tenant shall, within twenty (20) days after written request by Landlord or a Mortgagee, execute, acknowledge and deliver to Landlord and/
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or such Mortgagee an estoppel certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Tenant’s knowledge that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Landlord, Mortgagee or any current or prospective purchaser or mortgage lender. Any such estoppel certificate may be relied upon by Landlord and any current or prospective purchaser or mortgage lender of the Premises or any part thereof.
(b)    Tenant shall deliver to Landlord and any Mortgagee the following information at any time that Tenant is either not a public company, or fails to provide open and free access on Tenant’s company website (or other publicly accessible website, including without limitation the Securities and Exchange Commission), on a downloadable basis, of the following financial reporting, at the following times; provided that any such non-public information provided by Tenant to Landlord and Mortgagee under this Lease shall be kept confidential and not disclosed to any party (other than accountants, attorneys and regulators, who are advised of its confidential nature and requested to keep it confidential), except to the extent required by applicable law:
a.    within 180 days after the end of each fiscal year of Tenant, (i) a consolidated (if applicable) audited balance sheet 9fTenant as of the end of such year, (ii) a consolidated (if applicable) audited statement of profits and losses of Tenant for such year, and (iii) a consolidated (if applicable) audited statement of cash flows of Tenant, setting forth in comparative form the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent chartered accountants of recognized international standing selected by Tenant;
b.    if at such time Tenant prepares such statements and makes them available to its shareholders or creditors, within 45 days after the end of each of the first three (3) fiscal quarters of Tenant (i) an unaudited consolidated (if applicable) balance sheet of Tenant as of the end of such quarter, (ii) unaudited consolidated (if applicable) statements of profits and losses of Tenant for such quarter and (iii) an unaudited consolidated (if applicable) statement of cash flows of Tenant for such quarter, setting forth in comparative form the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles or international accounting principles, as applicable, consistently applied.
(c)    At any time and from time to time, Landlord shall, within twenty (20) days after written request by Tenant, execute, acknowledge and deliver to Tenant an estoppel certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Landlord of any default by Landlord hereunder which has not been
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cured, except as to defaults specified in such certificate; (v) to Landlord’s knowledge that Tenant is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Tenant. Any such estoppel certificate may be relied upon by Tenant, any current or prospective purchaser, investor or lender of Tenant or any prospective assignee or subtenant of Tenant’s interest in this Lease or any portion of the Premises.
55.    LIENS:
(a)    Tenant shall not suffer or permit any mechanic’s lien or other lien, security interest or encumbrance to be filed or recorded against the Premises, the Rent, equipment or materials supplied or claimed to have been supplied to the Premises, other than Permitted Encumbrances. If any such mechanic’s lien or other lien or encumbrance shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record (by bonding off or otherwise) within thirty (30) days after receipt of notice of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) prior to the due date thereof (but in no event later than 30 days after Tenant’s receipt of notice of the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if Tenant’s credit rating is below investment grade, deposit with Landlord or Mortgagee a bond or other security (in form and content reasonably satisfactory to Landlord and the Mortgagee) for the payment of the full amount of such lien, and from time to time, if applicable, deposit additional security so that, at all times, adequate security will be available for the payment of the full amount of the lien together with all interest, penalties, costs and other charges in respect thereof.
(b)    If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien in accordance with the requirements of Section 26, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. If security has been deposited with Landlord or Mortgagee, any surplus deposit remaining after the payment or discharge of the lien shall be repaid to Tenant. Tenant shall indemnify and defend Landlord and any Mortgagee against and save Landlord and any Mortgagee and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including without limitation, reasonable attorneys’ fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien described in Section 20(a) or the attempt by Tenant to discharge same as above provided.
(c)    All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.
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(d)    In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrance as aforesaid, Landlord may, if not discharged by Tenant within three (3) Business Days after notice to Tenant, discharge such items by payment or bond or both, and Tenant will repay to Landlord, upon demand, any and all reasonable amounts paid by Landlord therefor, or by reason of any liability on such bond, and also any and all incidental expenses, including reasonable attorneys’ fees, actually incurred by Landlord in connection therewith, together with interest at the Overdue Rate.
56.    END OF TERM:
56.1.    Surrender.
(a)    Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in the same condition and suitable for the same use in which the Premises were on the Commencement Date, except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to Section 10 or 13 herein), and in all cases except for ordinary wear and tear, and shall surrender keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant’s Trade Fixtures). All property of Tenant not removed on or before expiration of the Term of this Lease shall be deemed abandoned and Landlord may remove all ·such property of Tenant, includi11g Tenant’s Trade Fixtures, from the Premises and cause its transportation and storage, at the sole risk and expense of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. This Section 21. l shall survive the termination of this Lease.
(b)    If the Premises are not surrendered as above set forth, and such holdover continues for a period in excess of ninety (90) days, Tenant shall indemnify, defend and hold Landlord and any Mortgagee ham1less from and against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding lessee or prospective occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If Tenant holds possession of the Premises after expiration of the Term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified. Such month to month tenancy may be terminated by either Landlord or Tenant by giving 30 days’ notice of termination to the other at any time. ]n addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord for the first month a sum equal to 125% of the Fixed Rent payable hereunder for the month immediately prior to the expiration of this Lease and, thereafter, a sum equal to 150% of the Fixed Rent payable hereunder for the month immediately prior to the expiration of this Lease, during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant’s rights of possession, whether by lapse of time or otherwise. The provisions of this subsection shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.
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(c)    Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord and Mortgagee.
56.2.    Return of Premises.
Tenant shall, upon the expiration or termination of this Lease, and at its own expense, return the Premises to Landlord by surrendering the same into the possession of Landlord:
(a)    free and clear of all liens, except Permitted Encumbrances and liens created or caused by Landlord or Landlord’s Representatives; and
(b)    in compliance with the maintenance and legal compliance conditions required by this Lease.
(c)    Upon the return of the Premises, Tenant shall deliver therewith:
(i)    all licenses, permits and the like, which may be transferred by Tenant at no material cost to Tenant, by general assignment, without warranty as to the transferability or otherwise and without recourse;
(ii)    as-built drawings including CAD files and plans for HVAC, mechanical and electrical systems, to the extent in Tenant’s possession or control;
(iii)    keys or key cards to the Premises; and,
(iv)    an assignment of maintenance contracts designated by Landlord and existing warranties, which may be transferred by Tenant at no material cost to Tenant, by general assignment, without warranty as to assignability or otherwise and without recourse;
(v)    All pass codes to software pertaining to equipment included in the Improvements.
57.    ALTERATIONS:
(a)    Tenant may make alterations, additions or improvements to the Premises without Landlord’s consent, except as set forth below. All alterations, additions and improvements made by Tenant must comply with the following requirements: (i) such alterations, additions or improvements are in compliance with all Applicable Laws; and (ii) such alterations, additions or improvements will not reduce the fair market value of the Premises, considered as unencumbered by this Lease, or reduce the useful life of the Building, in either case by more than a de minimis amount, and are in compliance with Section 3 hereof, and; (iii) if such alterations, additions or improvements affect the structural, exterior or roof elements of the Premises, such alterations, additions and improvements can be completed without the requirement of obtaining a variance. All alterations, additions and improvements which affect the structure, exterior or roof elements of the Building or the Premises that cannot be completed without a variance must be consented to by Landlord (unless, with respect to such alternations, additions and improvements not affecting the exterior or roof elements of the Building, Section 22(c) is
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applicable), such consent not to be unreasonably withheld, conditioned or delayed. [n no event will Tenant install wind turbines on the Building or the Land without Landlord’s consent, not to be unreasonably withheld. Tenant shall give prior notice of any alterations, additions or improvements (regardless of whether consent is required) estimated to cost more than $500,000 (which amount shall increase on each anniversary of the date hereof by the relative increase in the CPI during such yearly period) to Landlord and Mortgagee, will provide Landlord with copies of all plans and required permits (or if Landlord’s approval is required, then proposed permit applications in lieu of required permits), and will provide such additional information with respect thereto as may reasonably be requested by Landlord or Mortgagee. Landlord shall exercise good faith, commercially reasonable efforts to cooperate with Tenant in Tenant’s efforts to obtain any governmental, quasi-governmental or third party licenses, permits or approvals required for such alterations, additions and improvements, including, without limitation, any variances required to be obtained in connection therewith. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. No alteration, addition or improvement shall result in any reduction or increase in the Fixed Rent or Additional Rent payable to Landlord hereunder. Landlord hereby approves in concept, subject to the terms of this Lease, the proposed alterations, additions and improvements to the Premises set forth on Exhibit G attached hereto, subject to Landlord’s review and approval of the specific details thereof.
(b)    All alterations, additions or improvements proposed by Tenant which requi.re Landlord’s consent or estimated to cost more than $500,000 (which amount shall increase on each anniversary of the date hereof by the relative increase in the CPI during such yearly period) shall be made at Tenant’s sole cost and expense as follows:
(i)    Tenant shall submit to Landlord complete plans and specifications for all work to be done by Tenant, if plans are required by applicable governmental authorities. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all Applicable Laws, and shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises.
(ii)    With respect to alterations for which Landlord’s approval is required, the following procedure shall be applicable. Within ten (10) Business Days after receipt of the complete plans and specifications described above, which plans and specifications shall accompany a notice from Tenant to Landlord specifically requesting Landlord’s consent and including a statement in bold type that failure of Landlord to respond within ten (10) Business Days shall be deemed consent to such alterations, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such plans and specifications; and Landlord shall describe in reasonable detail the reasons for any such disapproval. Landlord’s failure to deliver a notice within the time period specified above approving or disapproving such plans and specifications shall be conclusively deemed Landlord’s approval of such plans and specifications, provided that Tenant has also sent a second notice to Landlord not less than five (5) Business Days prior to the end of such time period stating in bold type that failure of Landlord to respond within the ten (10) Business Day time period shall be deemed consent to the applicable alterations. If Landlord disapproves of such plans and
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specifications, Tenant may submit to Landlord revised plans and specifications for Landlord’s reasonable approval. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such revised plans and specifications within five (5) Business Days after receipt thereof; and Landlord shall describe in reasonable detail the reasons for any such disapproval. Landlord’s failure to deliver a notice within the time period specified above approving or disapproving such plans and specifications shall be conclusively deemed Landlord’s approval of such plans and specifications. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications. Tenant shall promptly reimburse Landlord for all reasonable out-of-pocket costs and expenses, including without limitation architects, engineering and legal costs, incurred by Landlord in reviewing any such alterations or improvements.
(iii)    Portions of approved plans and specifications may be modified without the consent of Landlord if any such changes are immaterial or are reasonable modifications necessitated by field conditions or to comply with Applicable Laws. If Tenant wishes to make any other change in approved plans and specifications requiring Landlord’s consent, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s approval. The provisions of subsection (ii) above pertaining to Landlord’s approval process shall govern Landlord’s approval rights with respect to any such changes.
(iv)    Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant’s licensed contractor, perform the work in a good and workmanlike manner substantially in accordance with the plans and specifications prepared as set forth above. Tenant shall be responsible for the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property, worker’s compensation and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, whether or not Landlord had approved the plans and specifications.
(v)    No Material Event of Default shall have occurred and be continuing at the time of commencement of any such alterations.
(c)    In the event that Landlord’s consent is required for any alterations, additions or improvements located within the Building (as opposed to exterior improvements) and Landlord does not consent thereto in accordance with this Lease, Tenant, at its option, may nevertheless complete such alterations, additions or improvements as long as Tenant provides to Landlord an undertaking to remove the applicable alterations, additions or improvements on or before the end of the Term and restore the Building to the condition it would have been in if such alterations, additions or improvements had not been made. Twenty-four months prior to the end of the Term, Landlord and Tenant will meet and
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review all alterations, additions and improvements for which Landlord’s consent was required hereunder but not granted, and Landlord shall, within thirty (30) days of such meeting, advise Tenant as to which of such alterations, additions and improvements must be removed as provided above.
(d)    Tenant shall keep the Premises free from mechanics’ and materialmen’s liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant in accordance with the requirements of Section 20.
(e)    All alterations, additions, fixtures and improvements (other than Tenant’s Trade Fixtures), whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord’s property, and Tenant shall be permitted to remove same prior to the end of the Term in accordance with this Lease. Except as set forth in paragraph 22(c), under no circumstances shall Tenant be required to remove any Tenant Improvements, alterations, additions or other improvements to the Premises made by Tenant.
(f)    At any time during the Primary Term, on or after the termination date of any Existing Lease, upon written notice from Tenant to Landlord requesting payment, Landlord will pay an amount equal to the Tenant Improvement Allowance to Tenant, so long as no Material Event of Default has occurred and is continuing. Payment of the Tenant Improvement Allowance will be made within thirty (30) days following Tenant’s request therefore from time-to-time.
(g)    Upon request from Tenant from time-to-time during the Primary Term, so long as no Material Event of Default has occurred and is continuing, Landlord will reimburse Tenant (or make funds available to Tenant based on invoices from contractors and/or suppliers for work performed and/or materials provided) for the cost of replacements, alterations, additions and improvements and other work to the Premises which constitute capital expenditures under generally accepted accounting principles, set forth on the budget attached hereto as Exhibit J (the “Budget”), in an aggregate amount not to exceed [_____] (the “Allowance”); provided, however, that Tenant may utilize one hundred percent (100%) of the Allowance for any other replacements, alterations, additions and improvements and other work which constitute capital expenditures to the Building and Premises as a whole, such as core and shell, Building systems and Premises common areas and facilities, but excluding (i) any costs Tenant may incur in expanding the cafeteria beyond the footprint of the Building, (ii) items customarily characterized as space tenant improvements, subtenant improvements, (iii) Tenant’s furniture, fixtures and equipment and (iv) movable furniture and equipment for the public seating areas. Notwithstanding the foregoing, the Allowance may be used by Tenant to purchase and install furniture, fixtures and equipment for the cafeteria back of house, service and servery areas or purposes (including, without limitation, freezers, ovens, fry-o-laters, preparation tables, check out and servery display cases). On the date hereof, Landlord has deposited funds in such amount with Mortgagee or First American Title Insurance Company, which will then be released to Tenant pursuant to an escrow agreement in the form attached as Exhibit I. Any work funded by the Allowance shall be of a standard consistent with the standard to which Tenant is required to maintain the Premises under the Lease.
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(h)    On the date hereof, Landlord has established a reserve with Mortgagee in the amount of [_____] to be used for the costs of repair of the bulkhead along the east side of the Premises. Landlord will complete such repairs to the bulkhead in accordance with the “Bulkhead Scope of Work” attached hereto as Exhibit K by not later than the second anniversary of the Commencement Date, or such earlier date as may be required by Mortgagee, applicable Jaws, and governmental rules and regulations. Such [_____] reserve is not intended to be, and is not, a limit on Landlord’s obligation to timely complete the work as set forth in this Section 22(h). Completion of such bulkhead repairs in the manner provided above will be certified to Landlord and Tenant as provided in Exhibit K, whereupon any balance of such reserve funds will be released and remitted to Landlord. All such Landlord work shall be performed in a manner minimizing disruption to the business of Tenant and any subtenants in the Premises and in compliance with all applicable laws. Notwithstanding the foregoing, Tenant acknowledges that the bulkhead repairs will require cordoning parts of the Premises outside of the Building and in the vicinity of the marina and the noise and other disruptions typical of such a construction job.
(i)    Tenant may demolish or modify the existing fountain in front of the Building, provided that such fountain is replaced with a fountain or other architectural feature consistent with a Class A building, which may or may not include a water feature.
(j)    On the date hereof, Landlord has paid the sum [_____] Tenant as a non-accountable allowance to be used by Tenant in connection with its occupancy of the Premises as determined by Tenant in its sole discretion.
58.    NOTICE OF LEASE: The parties shall promptly execute and deliver to the other a . Notice of Lease in recordable form and substantially in the form attached hereto as Exhibit H, and either of the parties shall have the right, without notice to the other party, to record such Notice of Lease.
59.    SUBLETTING/ ASSIGNMENT:
59.1.    Rights and Obligations of Tenant.
(a)    Tenant may not mortgage, pledge or otherwise encumber its interest in this Lease or in any sublease of the Premises or any part thereof or the rentals payable thereunder. Any such mortgage, pledge or encumbrance, made in violation of this Section shall be void. Provided that no Material Event of Default has occurred and is continuing, Tenant may sublease the Premises or any portion thereof without Landlord’s consent, and the interest of Tenant in this Lease may be assigned without Landlord’s consent, provided that any such sublease shall expressly be subject and subordinate to the provisions of this Lease and no such sublease shall permit the tenant thereunder to pay rent in advance for a period of more than one (1) month, and provided, further, that no such sublease or assignment shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder, and all obligations of the then current Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or sublease had been made. If Tenant assigns its interest in this Lease, the assignee shall, in an instrument delivered to Landlord, expressly assume all the obligations of Tenant hereunder from and after the effective date of such assignment.
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Tenant shall, within ten (10) days after the execution of any such sublease or assignment, deliver an executed copy thereof to Landlord.
(b)    No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.
(c)    Landlord and Tenant acknowledge and agree that the tenants of Landlord leasing space in the Building as of the date hereof (‘“Existing Tenants”) pursuant to the leases and licenses listed on Exhibit E (“Existing Leases”), have become subtenants and/or licensees of Tenant from and after the Commencement Date. Landlord has assigned such Existing Leases to Tenant, and Tenant has assumed Landlord’s obligations accruing under the Existing Leases after the date hereof, pursuant to assignment and assumption agreements entered into among Landlord, Tenant and the Existing Tenants. In connection with the assignment of the Existing Leases to Tenant, Landlord has delivered all security deposits under the Existing Leases to Tenant and any letters of credit under such Existing Leases have been transferred to Tenant.
(d)    Landlord and Lender shall grant a Sublease SNDA (substantially in the forms attached hereto as Exhibit N (a “Landlord SNDA”) and Exhibit O (a “Mortgagee SNDA”)) to any Subtenant which enters into an Eligible Sublease. For purposes hereof, “Eligible Sublease” shall mean a Sublease on usual and customary terms meeting the following conditions:
(i)    Non-Affiliate. The Subtenant is not an Affiliate of Tenant.
(ii)    Square Footage/Configuration. The Sublease Premises must be comprised of two contiguous floors or more (or, in the case of a Landlord SNDA, it would also be sufficient if the subtenant is leasing at least 100,000 rentable square feet, even if the sublet premises does not consist of two contiguous floors). In addition, to be an Eligible Sublease for a Mortgagee SNDA, after considering all other space that is then subleased, the remaining space in either tower which is not sublet must be completely contiguous. In determining whether the remaining space is completely contiguous, Floor 1 in either the north or south tower will be disregarded.
(iii)    Term. The term of the Sublease shall be at least five (5) years. The term of the Sublease shall not extend beyond the expiration of the term of the Lease (including exercised Renewal Terms).
(iv)    Rental. The rental obligations under the Sublease for the aggregate of base rent, property taxes and operating expenses shall on a per square foot basis be equal to or greater than the aggregate base rent, property taxes and operating expenses
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pursuant to the Lease with respect to the Sublease Premises on a per square foot basis. The Sublease may be structured as a gross lease with a higher base rent plus tax and operating expense escalations, or as a net lease with a lower base rent and tax and operating expense pass-throughs.
(v)    Compliance with Lease. The Sublease must contain provisions whereby the Subtenant agrees to comply with all provisions of this Lease applicable to the Subleased Premises.
(vi)    Landlord SNDA Credit Requirement. With respect to a Landlord SNDA, (a) Subtenant’s (and/or any sublease guarantor’s) tangible net worth ( determined under generally accepted accounting principles) must exceed 10 times the greater of (A) Tenant’s then current annual Rent (Fixed Rent plus projected Additional Rent) per square foot for the square footage of the Sublease Premises and (B) Subtenant’s annual base rent and projected operating expenses and taxes payable pursuant to the Sublease during the first full 12 month period following rent commencement pursuant to the Sublease, or (b) Subtenant’s (and/or any sublease guarantor’s) creditworthiness is otherwise reasonably acceptable to Landlord. If the Subtenant meets the Mortgagee SNDA Credit Requirement (set forth in clause (vii) below), then the Subtenant shall be deemed to have also met the Landlord SNDA Credit requirement.
(vii)    Mortgagee SNDA Credit Requirement. With respect to a Mortgagee SNDA, (A) (i) Subtenant (and/or any sublease guarantor) shall have been in existence as an operating business for at least ten (10) years prior to the date of entering into such Eligible Sublease and (ii) Subtenant shall have a pre-tax income (determined under generally accepted accounting principles) of at least $10,000,000 for each of the last three full fiscal year periods prior to the date of entering into such Eligible Sublease; or (B) the Subtenant (and/or any sublease guarantor) has at the commencement date of the Sublease investment grade long term credit ratings on its unsecured debt (which is not a split rating between rating agencies) from Standard and Poor’s Financial Services LLC and Moody’s Investors Service, Inc., which on the date hereof is at least BBB- for Standard and Poor’s and at least Baa3 for Moody’s. In the event either of such rating agencies ceases to issue such credit ratings, the Parties shall reasonably agree on a substitute rating company or agency.
59.2.    Assignment of Rents. Tenant assigns to Landlord all security deposits and rents due or to become due from any subtenant, effective during the continuance of a Material Event of Default under the provisions of this Lease. Thereupon, Landlord shall apply any net amount collected by it from subtenants to the Rent due under this Lease. No collection of Rent by Landlord from an assignee of this Lease or from a subtenant shall constitute a waiver of any of the provisions of this Section 24 or an acceptance of the assignee or subtenant as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. Tenant shall not directly or indirectly collect or accept any payment of subrent under any sublease more than one (1) month in advance of the date when the same shall become due. Each sublease shall require the subtenant to attorn to Landlord, at Landlord’s request, in the event Tenant shall default under this Lease. During the continuance of a Material Event of Default by Tenant under this Lease, Landlord shall have the right to require subtenants to make their rent payments directly to Landlord.
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60.    HAZARDOUS MATERIAL:
(a)    Tenant shall, (i) comply, and cause the Premises to comply, in all material respects (with ‘‘material” having the meaning set forth in Section 12(a)) with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority); (ii) prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation of businesses conducted at and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws); (iii) not install or permit the installation on the Premises of any surface impoundments, underground storage tanks, pcb-containing transformers or asbestos-containing materials, it being agreed that Landlord shall not install any of such items on the Premises; and (iv) cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working in or visiting the Premises to Hazardous Materials, and in connection with any such alterations shall remove, treat or encapsulate any Hazardous Materials present upon the Premises and affected by such work which are not in compliance with Environmental Laws or which present a danger to persons working in or visiting the Premises.
(b)    Tenant shall protect, defend, indemnify and hold harmless Landlord, Mortgagees and their respective direct and indirect members, partners, shareholders, beneficiaries, managers, directors, officers, employees and agents, and any successors and assigns from and against any and all liability, including but not limited to reasonable attorneys’ and consultants’ fees, fines, penalties and civil or criminal damages, and including loss of value, directly or indirectly arising out of the use, generation, storage, treatment, release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises first arising during the Term of this Lease, including without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Party. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for Hazardous Materials existing at the Premises prior to the date hereof. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, subject to the applicable statute of limitations. The representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease shall be automatically assigned to subsequent parties in interest to the chain of title to the Premises and Mortgagees, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this Section or any lien for such environmental matters conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord under this Lease. Counsel to Tenant in such proceedings shall be reasonably approved by
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Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant’s counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel is appointed because the interests of Landlord and Tenant in such proceedings have become adverse under legal ethics rules.
(c)    Tenant, upon not less than five (5) Business Days’ prior notice, which notice shall include reasonably detailed information on Landlord’s or Mortgagee’s proposed activities) shall permit such persons as Landlord or Mortgagee may designate and (unless an Material Event of Default has occurred and is continuing) approved by Tenant (“Site Reviewers”) to visit the Premises from time to time and perform an environmental site investigation and assessment (“Site Assessment”) on the Premises, if Landlord or Mortgagee in good faith reasonably believes the Premises are or may be in violation of applicable Environmental Laws and shall specify those reasons in writing to Tenant, for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Such site reviewers shall have liability insurance covering Tenant as an additional named insured with a limit of liability no lower than $1,000,000. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises in Tenant’s possession or control as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and shall make available for meetings with the Site Reviewers, upon at least three (3) business days advance notice, appropriate personnel of Tenant having knowledge of such matters, if any. Provided that, at the time that it orders a Site Assessment, Landlord or a Mortgagee has reasonable cause to believe that there may be a violation of Environmental Laws with respect to the Premises for which Tenant is responsible under this Section, or if a Material Event of Default has occurred and is continuing, and the Site Reviewers confirm the existence of such violation, the reasonable cost of one Site Reviewer performing and reporting such Site Assessment shall be paid by Tenant within 30 days after demand by Landlord. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. In undertaking any such activities, Landlord and/or Mortgagee, as the case may be, shall cooperate with Tenant to minimize disruption to Tenant and any other occupants of the Premises.
(d)    Tenant shall notify Landlord in writing, promptly upon Tenant’s receiving written notice thereof, of any:
(i)    notice or claim to the effect that Tenant or any other Person is or may be liable to any Person as a result of the release of any Hazardous Material into the environment from the Premises;
(ii)    notice that Tenant or any other Person is subject to investigation by any governmental authority evaluating whether any remedial action is needed to
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respond to the release or threatened release of any Hazardous Material into the environment from the Premises;
(iii)    notice that the Premises are subject to an environmental lien; or
(iv)    notice of violation to Tenant or actual knowledge by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises or the value of the Premises.
(v)    Release of Hazardous Materials from, on, at, to or under the Premises or presence of Hazardous Materials on the Premises in violation of Environmental Laws.
(e)    Landlord has purchased an environmental insurance policy (Chartis Policy No. 2445605 dated May, 30, 2012) and has added Tenant as a named insured thereunder prior to the Commencement Date. Landlord will similarly have Tenant included as an additional insured on any renewal or extension of such policy or any subsequent policy insuring Landlord or its affiliates with respect to the Premises.
61.    PERMITTED CONTESTS: Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Applicable Law, (iii) remove any lien or encumbrance, (iv) take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in this Lease, or (v) discontinue a particular use under subsection 3(a) herein, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, the applicability thereof to Tenant or the Premises or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (W) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested; (X) the sale, forfeiture or loss of the Premises, or any part thereof, or the Fixed Rent or any Additional Rent, or any portion thereof; (Y) any material interference with the use or occupancy of the Premises or any part thereof; and (Z) any interference with the payment of the Fixed Rent or any Additional Rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or encumbrance or charge thereby being contested. Each such contest shall be promptly prosecuted by Tenant to a final conclusion. Tenant shall pay, and save Landlord and the Mortgagee harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder, or to perform any act which Tenant is not otherwise required to perform hereunder. No such contest may subject Landlord or the Mortgagee to the risk of any criminal liability. Tenant acknowledges that the Premises are subject to Tax Incentive Financing which extends until June 30, 2018, and that during the period such financing remains in effect Tenant will not be permitted to contest Property Taxes.
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62.    PURCHASE PROCEDURES:
In the event of the purchase of Landlord’s interest in the Premises by Tenant pursuant to any provision of this Lease, the terms and conditions set forth below shall apply.
(a)    On the closing date fixed for the purchase of Landlord’s interest in the Premises:
(i)    Tenant shall pay to Landlord, in lawful money of the United States, by wire transfer of immediately available funds, at Landlord’s address hereinabove stated or at any other place in the United States which Landlord may designate, the purchase price; and
(ii)    (ii) Landlord shall execute and deliver to Tenant a limited warranty deed, assignment and/or such other instrument or instruments as may be appropriate, which shall transfer Landlord’s interest in the Premises subject to, (A) Permitted Encumbrances (except free of the lien of any Mortgage if the purchase is under Section 13), (B) all liens, encumbrances, charges, exceptions and restrictions attaching to the Premises after the Effective Date which shall not have been created or caused by Landlord, and (C) all Applicable Laws then in effect. In the case of a purchase of Landlord’s interest in the Premises by Tenant pursuant to Section 13, Landlord shall also pay to Tenant the net condemnation award, when received, if any.
(b)    Tenant shall pay all costs, charges and expenses of Landlord and Mortgagee incident to such transfer, including, without limitation, all recording fees, attorneys’ fees and expenses, transfer taxes, title insurance premiums and federal, state and local taxes, except for any net income taxes.
(c)    Tenant shall pay all Fixed Rent and Additional Rent due and payable up to an including the date Tenant purchases Landlord’s interest in the Premises.
(d)    If Tenant elects to acquire the Premises by assuming Landlord’s Mortgage, it must first obtain the Mortgagee’s consent, and if so approved, then it must pay for Mortgagee’s assumption and transactional costs.
63.    [INTENTIONALLY OMITTED]
64.    ARBITRATION:
No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration, and either party may request arbitration of any matter in dispute where, in this Lease, arbitration is expressly provided as the appropriate remedy. Any dispute between Landlord and Tenant relating to whether or not Landlord or Tenant has unreasonably withheld, delayed or conditioned its consent where Landlord or Tenant was required to act reasonably under this Lease, may be settled by arbitration at the election of either party, and any arbitration hereunder shall be conducted in accordance with the then prevailing Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association (the “AAA”), or the successor party thereto from time to time in existence. The arbitrator shall determine the extent to which each party is successful in such arbitration proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is
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entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator’s fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty percent (80%) successful and Tenant is twenty percent (20%) successful, then Landlord shall be responsible for twenty percent (20%) of such arbitrator’s fees and Tenant shall be responsible for eighty percent (80%) of such arbitrator’s fees). Landlord and Tenant shall each bear their own expenses (including, but not limited to, attorney’s fees and expenses of witnesses) in any arbitration proceedings. The arbitration proceeding shall be held in Fairfield County, Connecticut. Within ten (10) days after the giving of such notice, the Parties shall mutually agree to a single, independent, disinterested arbitrator or, failing such agreement, an arbitrator shall be appointed by the AAA. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within 2 Business Days after such submission or application, select a single arbitrator having at least ten (10) years’ experience in leasing and management of commercial properties similar to the Building or the particular subject matter of the dispute in the context of commercial properties, (ii) the arbitration shall commence 2 Business Days thereafter and shall be limited to a total of seven hours on the date of commencement and continue thereafter until completion, with each party having no more than a total of eight hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within 3 Business Days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon (A) whether Landlord or Tenant, as applicable, acted reasonably in withholding its consent or approval, or (B) the specific dispute presented to the arbitrator, as applicable (and the arbitrator shall not be permitted to modify any of the terms of this Lease). The arbitrator’s determination shall be final and binding upon the Parties, whether or not a judgment shall be entered in any court.
65.    MISCELLANEOUS PROVISIONS:
(a)    This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.
(b)    The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.
(c)    This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented to by Mortgagee (if any). Any amendment not consented to by Mortgagee (if any) shall be void and have no force and effect.
(d)    Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.
(e)    This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.
(f)    The term “Landlord” as used in this Lease shall mean only the owner or owners at the time in question of the Premises. In the event of any transfer of such title or interest,
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Landlord named in this Lease (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.
(g)    This Lease shall be governed by, and construed in accordance with, the laws of the State of Connecticut.
LANDLORD AND TENANT HEREBY SUBMIT TO NON-EXCLUSIVE PERSONAL JURJSDICTION IN THE STATE OF CONNECTICUT AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CONNECTICUT (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER AND WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF TENANT OR LANDLORD. WITH RESPECT TO A SUIT COMMENCED IN A COURT LOCATED IN THE STATES OF CONNECTICUT OR NEW YORK, LANDLORD AND TENANT HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (i) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING . MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (ii) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; OR (iii) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, LANDLORD AND TENANT AGREE THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURJSDICTION OVER LANDLORD AND TENANT OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON LANDLORD OR TENANT, AS THE CASE MAY BE, AT THE ADDRESS FOR NOTICE TO SUCH PERSON IN THIS LEASE (OR IN ANY SUBSEQUENT NOTICE OF CHANGE IN ADDRESS FOR SUCH PARTY). TENANT AND LANDLORD EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE.
(h)    Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises (including the revenues therefrom and any condemnation awards, insurance proceeds and sales proceeds payable with respect thereto) and not against any other assets, properties or funds of (i) Landlord or any manager, director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its managers (or any legal representative, heir, estate, successor or assign of any thereof); (ii) any predecessor or successor Person of Landlord or its managers, either directly or through Landlord or its predecessor or successor Person of Landlord or its general partners; and (iii) any other Person.
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(i)    Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.
(j)    There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (i) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant and consented to in writing by the first Mortgagee.
(k)    Without the prior written consent of Landlord, Tenant will not, directly or indirectly, consolidate with or merge into any corporation, association, partnership or other business organization or permit any corporation, association, partnership or other business organization to consolidate with or merge into it, or sell or otherwise transfer all or substantially all of its properties and assets, or acquire all or substantially all of the assets of any corporation, association, partnership or other business organization or individual, unless Tenant shall be the entity surviving such consolidation, merger or other action, or the surviving entity or transferee shall, to the extent an assumption of this Lease does not occur by operation of law, enter into an assumption of this Lease.
(l)    During the twenty-four (24) month period preceding the date on which the Term of this Lease shall terminate or otherwise expire, subject to the rights of any tenant or other occupant leasing or occupying any portion of the Premises. Landlord may show the Premises to prospective tenants or purchasers at such reasonable times during normal business hours as Landlord may select upon reasonable prior notice to Tenant, provided that Landlord takes precautions not to unreasonably inconvenience Tenant or any persons occupying the Premises in accordance with this Lease and is accompanied by an employee or other representative of Tenant at all times during such entry.
(m)    In the event of the termination of this Lease as herein provided, the obligations and liabilities of Landlord and Tenant, as the case may be, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination for a period of two years, provided that Tenant’s obligations and indemnities under Article 25 shall survive without any time limit.
(n)    This Lease is intended as, and shall constitute, a true lease for income tax purposes, and Landlord and Tenant shall report their interests herein for income tax purposes as a true lease and shall not take any action or position inconsistent therewith.
(o)    Landlord and Tenant each represent to the other that no broker or finder is entitled to a commission or other compensation in connection with this Lease or the transactions described herein, other than Newmark Grubb Knight Frank, the fees of which will be paid by Landlord pursuant to a separate agreement. Each of Landlord and Tenant will indemnify the other party for claims of other brokers or finders claiming compensation as a result of being engaged by such party.
(p)    If no Material Event of Default hereunder has occurred and is continuing, Landlord will join with Tenant, from time to time at the request of Tenant (and at Tenant’s sole cost and
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expense), with respect to their interests in the Premises to (i) sell, assign, convey or otherwise transfer an interest in the Premises to any person legally empowered to take such interest under the power of eminent domain, (ii) grant, in the ordinary course of business, easements, licenses, rights of way and other rights and privileges in the nature of easements, {iii) release, in the ordinary course of business, existing easements and appurtenances which benefit the Premises, (iv) dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes, (v) execute petitions to have the Premises annexed to any municipal corporation or utility district, (vi) execute amendments to any covenants and restrictions affecting the Premises and (vii) execute and deliver any instrument, in form and substance reasonably acceptable to Landlord and Mortgagee, necessary or appropriate to make or confirm such grants or releases to any person, with or without consideration, but only if Landlord shall have received (x) a certificate of an authorized officer of Tenant stating that such grant or release does not materially interfere with and is not detrimental to the conduct of business on the Premises and does not unreasonably impair the usefulness of the Premises or substantially impair the fair market value of the Premises or impair Landlord’s or Landlord’s mortgagee’s interest in the Premises, (y) a certificate stating the consideration, if any, being paid for said sale, grant, easement, license, release, right of way, petition, amendment or other such instruments described in this Section, is in the opinion of Tenant fair and adequate; and (z) a duly authorized and binding undertaking of Tenant, in form and substance reasonably satisfactory to Landlord and Mortgagee, to remain obligated under this Lease and under any instrument executed by Tenant consenting to the assignment of Landlord’s interest in this Lease as security for indebtedness, as though such easement, license, right-of-way or other right or privilege has not been granted or released, and to perform all obligations of the grantor or party effecting the release under such instrument of grant or release during the Term of this Lease.
(q)    Landlord will use its commercially reasonable best efforts to cooperate with governmental entities in securing Federal, State of Connecticut and City of Stamford economic incentives, public improvements or other inducements that may be available or become available to Tenant, provided however that “best efforts” shall not require that Landlord incur any financial obligations to the Federal, State or City authorities, or any other third party, as a condition of securing any such economic incentives. Tenant shall receive I 00% of the benefit of any economic incentives that it secures. Tenant shall reimburse Landlord for all reasonable third party costs and expenses incurred by Landlord in connection therewith provided Tenant has previously approved the same in writing.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

Landlord:

BLT 333 LUDLOW LLC

By:
Name:
Title:

Tenant:

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

Landlord:

BLT 333 LUDLOW LLC

By:
Name:
Title:

Tenant:

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION - REAL ESTATE
Tract A:
ALL THAT CERTAIN piece, parcel or tract of land, together with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut and shown and delineated on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut” Scale 1” = 50’ Oct. 24, 1980 by Ryan and Faulds-Land Surveyors Wilton, Conn.” now on file in the Office of the Town Clerk of Stamford and numbered 10644, reference thereto being had for a more particular description thereof.
Tract B:
ALL THOSE CERTAIN pieces, parcels or tracts of land, with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut known and designated as Parcel 1 and Parcel 2 on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut, Scale 1” = 50’. May 27, 1981, Ryan and Faulds-Land Surveyors, Wilton, Connecticut” now on file in the Office of the Town Clerk of Stamford and numbered 10720, reference thereto being had for more particular description thereof.

EXHIBIT B
PERMITTED ENCUMBRANCES
1.    Real estate taxes to the city/town of Stamford, Connecticut/Fairfield not yet due and payable.
2.    Sewer and Water use charges not yet due and payable.
3.    Restrictive covenants and agreements set forth in Warranty Deed from The Greyrock Land Company to Emily F. Jones dated April 20, 1898 and recorded in Volume 90 at Page 333 of the Stamford Land Records.
4.    Restrictive covenants and agreements set forth in Warranty Deed from The Greyrock Land Company to Amos J. Givens dated September 21, 1906 and recorded in Volume 118 at Page 299 of the Stamford Land Records and Deed recorded in Volume 229 at Page 457 of the Stamford Land Records.
5.    Electric and gas distribution easement from The Factory Estates, Incorporated to The Connecticut Power Company dated .July 19, 1950 and recorded in Volume 644 at Page 70 of the Stamford Land Records.
6.    Electric distribution easement from Irwin S. Chanin and Henry I. Chanin· to The Hartford Electric Light Company dated July 22, 1963 and recorded in Volume 987 at Page 370 of the Stamford Land Records.
7.    Electric distribution easement for Bernard H. Trager, Trustee for Thak Associates to The Hartford Electric Light Company dated May 16, 1974 and recorded in Volume 1408 at Page 348 of the Stamford Land Records.
8.    Easement from Lowell M. Schulman to the City of Stamford dated February 11, 1986 and recorded in Volume 2724 at Page 53 of the Stamford Land Records; and as revised by that certain easement from Lowell M. Schulman to the City of Stamford dated April I, 1986 and recorded in Volume 2764 at Page 303 of the Stamford Land Records; and as further revised by that certain Public pedestrian easement from Harbor Park Associates to the City of Stamford dated April 24, 1989 and recorded in Volume 3427 at Page 46 of the Stamford Land Records.
9.    Conditions and requirements set forth in Certificate No. 578-A issued by the State of Connecticut Traffic Commission dated August 21, 1990 and recorded in Volume 3611 at Page I 18 of the Stamford Land Records.
10.    Application and Appeal from Board of Tax Review (Antares 333 Ludlow LP vs. City of Stamford) dated May 27, 2009 and recorded in Volume 10465 at Page I of the Stamford Land Records.
11.    Littoral rights of others in and to any land lying below the mean high water mark and rights of others in and to the tidal waters of the East Branch of the Stamford Harbor and the Long Island Sound.
12.    Rights of the United States Government to change and alter the harbor, bulkhead or pierhead lines adjacent to the premises, to establish harbor, bulkhead or pierhead lines different from the present lines; and to take land now or formerly under water without compensation.
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13.    Rights of the United States Government, the State of Connecticut and the City of Stamford or any of their departments or agencies, to regulate and control the use of piers, bulkheads, land under water and land adjacent thereto.
14.    Lease from Harbor Park Associates to Deloitte & Touche, a notice of which is dated August 2, 1991 and recorded in Volume 3731 at Page 192 of the Stamford Land Records.
15.    Resolution No. 3405 of the 28th Board of Representatives of the City of Stamford, Renaming a Portion of Ludlow Street to Star Point, recorded January 4, 2011 in Volume 10056 at Page 230 of the Stamford Land Records.
16.    Notice of Lease dated as of May 8, 2014 between BLT 333 Ludlow LLC and Starwood Hotels & Resorts Worldwide, Inc.
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EXHIBIT G
CONCEPT ALTERATIONS
1.    Cafeteria expansion
2.    Solar panels
3.    Fuel cells – location, sizing and impact on neighborhood to be reviewed and approved by Landlord.
4.    Replace, modify or convert fountain to an alternate architectural entrance feature which may or may not include a water feature.
5.    Extend cladding on façade
6.    Above-ground storage tank to be used in connection with the generator

EXHIBIT H
NOTICE OF LEASE

This document was prepared by and upon recording return to:

Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Attention: John A. Garraty, Jr., Esq.
NOTICE OF LEASE
This Notice of Lease (this “Memorandum”), dated as of ___________ _____, 2014, is made by and between BLT 333 LUDLOW LLC (“Landlord”), and STARWOOD HOTELS & RESORTS WORLDWIDE, INC. (“Tenant”).
RECITALS:
A.    By that certain Lease (“Lease”) dated as of ___________ _____, 2014 (the “‘Effective Date”), by and between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord, upon and subject to the terms and provisions contained in the Lease, certain premises (“Premises”), legally described on Exhibit A attached hereto and incorporated herein by reference.
B.    Landlord and Tenant desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.
C.    Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words und terms as in the Lease.
NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Premises.
For and in consideration of the rents reserved and of the covenants and agreements contained in the Lease, Landlord has leased unto Tenant and Tenant has leased from Landlord the Premises.
2.    Term.
The Primary Term of the Lease is for a period commencing on __________ _____, 2014 (the “Commencement Date”) and expiring on the twentieth (20th) anniversary of the Commencement Date, unless the Lease (a) shall sooner end and terminate as provided in the Lease, or (b) be extended pursuant to the following Tenant renewal options; (i) two (2) renewal terms of five (5) years each, upon the terms, provisions, covenants and conditions set forth in the Lease.
3.    Obligation to Purchase.
Tenant has certain obligations to purchase the Premises in connection with a condemnation meeting certain qualifications as set forth in Article 13 of the Lease.

4.    Notice of Lease.
This Memorandum is executed for the purposes of giving notice of the existence of the Lease. The Lease is deemed to be a material part hereof as though set forth in length herein. Whenever a conflict of provisions between this Memorandum and the Lease shall occur, the provisions of the Lease shall govern. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.    Original Lease.
The Lease is on file at the office of Landlord’s attorney: 100 Washington Boulevard, Suite 200, Stamford, Connecticut 06902, Attention: David Fite Waters, Esq.
6.    Miscellaneous.
Upon the expiration or earlier termination of the Lease, this Memorandum of Lease shall automatically terminate without further act of the parties hereto, and upon request by Landlord, Tenant shall execute any documents reasonably required to evidence such termination and to remove any exceptions lo Landlord’s title resulting from the Lease. If Tenant fails to so execute any such documents, then Tenant irrevocably constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to execute and deliver such documents, which appointment includes full power of substitution and shall be deemed to be coupled with an interest.
[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be executed as of the day and year first above written.

Signed, sealed and delivered In the presence of:

BLT 333 LUDLOW LLC, a Delaware limited liability company

/s/ Hiru Bellara
Hiru Bellara	By:
Paul J. Kuehner
/s/ Kelle Gordon		Its Authorized Signatory
Kelle Gordon

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation

/s/	By:	/s/ Kenneth Siegal
Kenneth Siegal
/s/ Hiru Bellara		CAO and General Counsel
Hiru Bellara
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STATE OF CONNECTICUT	)
) ss.: Stamford
COUNTY OF FAIRFIELD	)

Before me, the undersigned, personally appeared Paul J. Kuehner, who acknowledged himself to be the Authorized Signatory of BLT 333 LUDLOW LLC, a Delaware limited liability company, and that he as such Authorized Signatory, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as its Authorized Signatory before me, on this 28th day of February, 2014.

/s/ Hiru Bellara

HIRU BELLARA Notary Public Connecticut My Comm. Expires February 28, 2018		Commissioner of the Superior Court Notary Public My Commission Expires: 2/28/2018

STATE OF CONNECTICUT	)
) ss.: Stamford
COUNTY OF FAIRFIELD	)

Before me, the undersigned, personally appeared Kenneth Siegal, who acknowledged himself to be the CAO and General Counsel of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, and that he as such CAO and General Counsel, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as its CAO and General Counsel before me, on this 28th day of February, 2014.

/s/ Hiru Bellara

HIRU BELLARA Notary Public Connecticut My Comm. Expires February 28, 2018		~~Commissioner of the Superior Court~~ Notary Public My Commission Expires: 2/28/2018
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EXHIBIT A
LEGAL DESCRIPTION
Tract A:
ALL THAT CERTAIN piece, parcel or tract of land, together with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut and shown and delineated on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut” Scale 1” = 50’ Oct. 24, 1980 by Ryan and Faulds-Land Surveyors Wilton, Conn.” now on file in the Office of the Town Clerk of Stamford and numbered 10644, reference thereto being had for a more particular description thereof.
Tract B:
ALL THOSE CERTAIN pieces, parcels or tracts of land, with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut known and designated as Parcel 1 and Parcel 2 on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut, Scale 1” = 50’. May 27, 1981, Ryan and Faulds-Land Surveyors, Wilton, Connecticut” now on file in the Office of the Town Clerk of Stamford and numbered 10720, reference thereto being had for more particular description thereof.

EXHIBIT M
SNDA FOR TENANT
(attached)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

by and among

,
as Lender

- and -

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as Tenant

- and -

BLT 333 LUDLOW LLC, as Borrower

Dated: _______________ ___, 20____
Location: One Star Point, Stamford, Connecticut
Section:
Block:
Lot:
County: Fairfield

PREPARED BY AND UPON RECORDATION RETURN TO:

SUBORDINATION, NONDISTURBANCE AND ATIORNMENT AGREEMENT
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made as of the _____ day __________, 20__ by and among _______________, a _______________, (“Lender”), having an address at _________________, STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a __________________________ (“Tenant”) having an address at ___________________________________________________, and BLT 333 LUDLOW LLC, a Connecticut limited liability company (“Borrower”) having an address at 100 Washington Boulevard, Suite 200, Stamford, CT 06902.
RECITALS:
WHEREAS, Tenant and Borrower are parties to a certain lease, as more particularly described on Exhibit 1 attached hereto (the “Lease”), that demises to Tenant the property described in Exhibit A attached hereto (the “Property”);
WHEREAS, the Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) in favor of Lender, to secure a certain mortgage loan to Borrower, currently held by Lender; and
WHEREAS, Tenant has agreed to subordinate the Lease to the lien of the Security Instrument and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth, and Tenant, Lender and Borrower have agreed to certain additional matters, as set forth below.
NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Borrower hereby agree as follows:
AGREEMENT:
1.    Subordination. The Lease shall be subject and subordinate in all respects to the lien of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof. In the case of renewals, modifications, consolidations and extensions, the foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.
2.    Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (in each case beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person or entity acquiring title to the Property upon a foreclosure of the Security Instrument (an “Acquiring Party”), that Tenant’s possession of, and rights with respect to, the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. In the event of a foreclosure, Lender shall not name Tenant as a defendant in such foreclosure action, unless required by applicable law. For purposes of this agreement, a “foreclosure” shall include (but not be limited to) any judicial or non-judicial foreclosure, a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Borrower’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, a deed or an assignment or sale in lieu of foreclosure.
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3.    Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of Lender or any Acquiring Party, any reasonable instrument which may be necessary or appropriate to evidence such attornment.
4.    No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither Lender, any receiver nor any Acquiring Party shall be:
(a)    liable for any act, omission, negligence, default, warranty or indemnity of Borrower or any prior landlord; however, the foregoing shall not relieve the Lender or any Acquiring Party of the obligation to cure an ongoing default by Borrower under the Lease from and after the date on which the Lender or other Acquiring Party acquires title and/or possession of the Property; or
(b)    liable for any failure of Borrower or any prior landlord to construct any improvements, except that Lender or an Acquiring Party shall have such liability with respect to the bulkhead work described on Exhibit K of the Lease (the “Bulkhead Work”) and the Tenant Improvements Allowance, but such liability shall not exceed the amounts escrowed therefor in accordance with Sections 22(g) and 22(h) of the Lease and further provided that Lender or the Acquiring Party shall have access to any remaining funds escrowed therefor; or
(c)    subject to any offsets, credits, claims or defenses which Tenant might have against Borrower or any prior landlord; however, the foregoing shall not relieve the Lender or any Acquiring Party for liability to cure an ongoing default by Borrower under the Lease from and after the date on which Lender or other Acquiring Party acquires title and/or possession of the Property; or
(d)    bound by (i) any rent which Tenant might have paid for more than one (1) month in advance to Borrower or any prior landlord, or (ii) any additional rent or other sums which Tenant might have paid for more than one (1) payment period in advance to Borrower or any prior landlord; or
(e)    except as expressly provided in the Lease, bound by any termination, subordination, surrender, amendment or modification of the Lease or release of Tenant’s liability thereunder not expressly consented to in writing by Lender in each instance or otherwise expressly permitted by the
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Security Instrument (and each of Borrower and Tenant specifically agrees that it shall not terminate, subordinate, surrender, amend or modify the Lease without the prior written consent of Lender in each instance), and any such prohibited action taken without the express written consent of Lender shall be void ab initio and of no force and effect; provided, however, the Lender or any such Acquiring Party shall reasonably consider amendments or modifications to the Lease which shall not alter the rent, term or any of the material obligations of Tenant or material rights of Borrower as landlord under the Lease; or
(f)    liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or
(g)    liable to Tenant for the return of any security deposit given by Tenant or its predecessor to Borrower or any prior landlord, unless such security was actually delivered to Lender or an Acquiring Party, provided, however, that Tenant shall not have the obligation to replace or replenish such security if it has actually been delivered to Lender unless it is thereafter required to be replaced or replenished pursuant to the terms of the Lease.
Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against Borrower or any other prior landlord for prior losses or damages incurred prior to the date that an Acquiring Party takes title to the Property.
5.    Rent. Tenant has received notice that the Lease and the Rent (as defined in the Lease) and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. Borrower hereby irrevocably directs Tenant to pay all Rent (as defined in the Lease) and all other amounts payable by Tenant to Borrower, as landlord under the Lease, as directed in the Irrevocable Tenant Payment Direction Letter being executed and delivered concurrently herewith.
6.    Lender to Receive Notices. Tenant shall send copies of all notices of default, the exercise of any right to terminate all or any portion of the Lease and the exercise of any option under the Lease to Lender as specified in Exhibit 2 or as otherwise directed by Lender from time to time. To the extent, if any, that Tenant has any right to cancel the Lease as a result of a default by the landlord thereunder, Tenant agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation of the Lease by Tenant shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently to pursue any action necessary to cure such default.
7.    Tenant Offers to Purchase the Property.
(a)    Borrower and Tenant agree that (i) if, pursuant to the Lease, Tenant shall offer to purchase the Property or part thereof, notice of rejection of any such offer by Borrower shall be validly
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given for all purposes only if consented to in writing by Lender, such right of Lender to consent shall be exercised not later than thirty (30) days from the date that Borrower or Tenant provided to Lender written notice of Borrower’s rejection (if Lender shall not consent to such rejection then the Borrower’s rejection shall be deemed to be void) or (ii) if Tenant shall become obligated to purchase the Property or part thereof or the right to receive the condemnation award (the “Award”) pursuant to any provision of the Lease, and in particular Section 13.2 thereof, Tenant will accept a deed (or, if given pursuant to Section 13.2 of the Lease, a special warranty deed), assignment or other instrument conveying and transferring the Property or such part thereof and, if applicable, the Award, which deed, assignment or other instrument is executed and delivered by Lender as being in compliance with the provisions of the Lease, provided that said deed, assignment or other instrument shall convey good title and shall otherwise be in compliance with the provisions of the Lease. The Lender shall comply with the Lease and in particular Section 13.2 and Article 27 of the Lease in connection with any transfers pursuant to this Section 7(a).
(b)    Tenant and Borrower acknowledge and agree that any rejection by Borrower of a Tenant offer to purchase the Property made without Lender’s written consent shall be void.
8.    Purchase Option, Right of First Refusal. The lien of the Mortgage shall unconditionally be and remain at all times a lien on the Property prior and superior to any existing or future option or right of first refusal of Tenant to purchase the Property or any portion thereof. In the event of any transfer of Borrower’s interest in the Property by foreclosure, trustee’s sale, or other action or proceeding for the enforcement of the Mortgagee or by deed in lieu thereof, Tenant specifically waives any right, whether arising out of the Lease or otherwise, to exercise any purchase option or right of first refusal which remains unexercised at the time of such transfer.
9.    Financial Statements. Tenant agrees to provide to Lender copies of all financial statements and similar material required to be delivered to Borrower pursuant to Section 19(b) of the Lease.
10.    Successors and Assigns. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.
11.    Duplicate-Originals: Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
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12.    Third Party Beneficiary. Tenant and Borrower hereby agree that Lender is entitled to all rights and benefits, including, without limitation, rights to indemnification, specifically referencing Lender or any first mortgage holder as set forth in the Lease, notwithstanding the fact that Lender is not a party to the Lease.
13.    Miscellaneous.
(a)    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
(b)    Tenant shall look only to the estate and property of Lender or any Acquiring Party in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender or an Acquiring Party as the lessor under the Lease, and no other property or assets of Lender or any Acquiring Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.
(c)    Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
(d)    EACH OF TENANT, LENDER AND BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
[Signature Page Follows]
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IN WITNESS WHEREOF, Lender, Tenant and Borrower have duly executed this Agreement as of the date first above written.

LENDER:

_________________, a _______________

By:
Name:
Title:

TENANT:

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation

By:
Name:
Title:

BORROWER:

BLT 333 LUDLOW LLC

By:
Name:
Title:
ADD ACKNOWLEDGMENTS

EXHIBIT A
PROPERTY DESCRIPTION

EXHIBIT 1
DESCRIPTION OF LEASE
Lease between BLT 333 Ludlow LLC and Starwood Hotels & Resorts Worldwide, Inc. dated as of May 8, 2014

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EXHIBIT N
LANDLORD SNDA – SUBTENANTS
(attached)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

by and among

BLT 333 LUDLOW LLC, as Landlord

- and -

[_______________], as Subtenant

Dated: [_______________]
Location: One Star Point, Stamford, Connecticut
Section:
Block:
Lot:
County: Fairfield

PREPARED BY AND UPON RECORDATION RETURN TO:

[____________________]

RECOGNITION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
RECOGNITION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made as of the ____ day _______________, 20____ by and among BLT 333 LUDLOW LLC, a Connecticut limited liability company (“Landlord”) with an office at 100 Washington Boulevard, Suite 200, Stamford, CT 06902, and ____________________________, a ____________________ (“Tenant”) having an address at ____________________.
RECITALS:
WHEREAS, Landlord and Starwood Hotels & Resorts Worldwide, Inc. (“Sublandlord”) are parties to a certain lease agreement dated as of ____________________ ___, 2014 (the “Prime Lease”), that demises to Sublandlord the property described on Exhibit A attached hereto (the “Property”);
WHEREAS, Sublandlord and Tenant are parties to a certain sublease, as more particularly described on Exhibit B attached hereto (the “Lease”), that demises to Tenant a portion of the Property described in the Lease (the “Premises”);
WHEREAS, Landlord has agreed to recognize Tenant as a subtenant under the Prime Lease and grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth, and Tenant and Landlord have agreed to certain additional matters, as set forth below.
NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
AGREEMENT:
1.    Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Landlord agrees for itself and its successors in interest, that Tenant’s possession of the Premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said Premises may be expanded as specified in the Lease, by reason of termination of the Prime Lease.
2.    Attornment. In the event that the Prime Lease is terminated and no longer in full force and effect, the Tenant agrees to attorn to, accept and recognize Landlord as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of Landlord, any reasonable instrument which may be necessary or appropriate to evidence such attornment.
3.    No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that Landlord shall not be:
(a)    liable for any act, omission, negligence, default, warranty or indemnity of Sublandlord or any prior landlord, except Landlord shall not be relieved from the obligation to cure any defaults which
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are nonmonetary and continuing in nature, of which defaults Landlord has received written notice and has been afforded an opportunity to cure, and such that the failure to cure the same would be a Landlord default under the Lease; or
(b)    liable for any failure of Sublandlord or any prior landlord to construct any improvements; or
(c)    subject to any offsets, credits, claims or defenses which Tenant might have against Sublandlord or any prior landlord unless the same have accrued under the Lease, Landlord has received written notice of the same and has been afforded an opportunity to cure the same; or
(d)    bound by (i) any rent which Tenant might have paid for more than one (1) month in advance to Sublandlord or any prior landlord, or (ii) any additional rent or other sums which Tenant might have paid for more than one (1) payment period in advance to Sublandlord or any prior landlord; or
(e)    bound by any amendment or modification of the Lease or, except in the event of a termination of the Lease, a release of Tenant’s liability thereunder not expressly consented to in writing by Landlord in each instance (such consent not to be unreasonably withheld, conditioned or delayed), to the extent such amendment or modification causes the Lease to not satisfy the criteria of an “Eligible Sublease” as defined in Section 24.1(d) of the Prime Lease (and Tenant specifically agrees that it shall not amend or modify the Lease without providing written notice to Landlord in each instance), provided, nothing in this Agreement requires Sublandlord or Tenant to obtain Landlord’s consent to a termination of, or reduction of the term of, any Lease; or
(f)    liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or
(g)    liable to Tenant for the return of any security deposit given by Tenant or its predecessor to Sublandlord or any prior landlord unless actually received by Landlord.
Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against Sublandlord or any other prior landlord for prior losses or damages incurred prior to the date that Tenant attorns to Landlord.
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4.    Landlord to Receive Notices. Tenant shall send copies of all notices of default under the Lease to Landlord as specified in Exhibit C or as otherwise directed by Landlord from time to time. To the extent, if any, that Tenant has any right to cancel the Lease as a result of a default by the landlord thereunder, Tenant agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation of the Lease by Tenant shall be effective unless Landlord shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default, or if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently to pursue any action necessary to cure such default, not to exceed sixty (60) days.
5.    Successors and Assigns. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.
6.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
7.    Miscellaneous.
(a)    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
(b)    Tenant shall look only to the estate and property of Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Landlord as the lessor under the Lease, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.
(c)    Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
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(d)    EACH OF TENANT AND LANDLORD HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:

BLT 333 LUDLOW LLC

By:
Name:
Title:

TENANT:

By:
Name:
Title:
ADD ACKNOWLEDGMENTS

EXHIBIT A
PROPERTY DESCRIPTION

EXHIBIT B
LEASE DESCRIPTION
Sublease between Starwood Hotels & Resorts Worldwide, Inc. and [__________] dated as of [_______________].

EXHIBIT C
LANDLORD NOTICE ADDRESS

EXHIBIT O
LENDER SNDA – SUBTENANTS
(attached)

NONDISTURBANCE AND ATTORNMENT AGREEMENT
NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made as of the ______ day _______________, 20___ by and among _____________, a __________________, as Trustee (“Lender”), having an address at _________________, and _______________, a _______________ (“Tenant”) having an address at __________________.
RECITALS:
WHEREAS, BLT 333 Ludlow LLC (“Borrower”) and Starwood Hotels & Resorts Worldwide, Inc. (“Sublandlord”) are parties to a certain lease agreement dated as of __________ ____, 2014 (the “Prime Lease”), that demises to Sublandlord the property described on Exhibit A attached hereto (the “Property”);
WHEREAS, Sublandlord and Tenant are parties to a certain sublease, as more particularly described on Exhibit B attached hereto (the “Lease”), that demises to Tenant a portion of the Property described in the Lease (the “Premises”);
WHEREAS, the Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) in favor of Lender, to secure a certain mortgage loan to Borrower, currently held by Lender; and
WHEREAS, Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth, and Tenant and Lender have agreed to certain additional matters, as set forth below.
NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Tenant hereby agree as follows:
AGREEMENT:
1.    Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person or entity acquiring title to the Property upon a foreclosure of the Security Instrument (an “Acquiring Party”), that Tenant’s possession of, and rights with respect to, the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. Neither Lender nor said Acquiring Party shall name Tenant as a defendant in any such foreclosure action unless required by applicable law in order to acquire title to the Property. For purposes of this agreement, a “foreclosure” shall include (but not be limited to) any judicial or Mn-judicial foreclosure, a sheriffs or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Borrower’s interest in the Property under peril of foreclosure, including, without limitation to the generality. of the foregoing, a deed or an assignment or sale in lieu of foreclosure.
2.    Attornment. In the event an Acquiring Party acquires title to the Property upon foreclosure of the Security Agreement and the Prime Lease is not in full force and effect but has been terminated by such Acquiring Party, the Tenant agrees to attorn to, accept and recognize such Acquiring

Party as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of Lender or any Acquiring Party, any reasonable instrument which may be necessary or appropriate to evidence such attornment.
3.    No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither Lender, any receiver nor any Acquiring Party shall be:
(a)    liable for any act, om1ss1on, negligence, default, warranty or indemnity of Sublandlord or any prior landlord, except Lender shall not be relieved from the obligation to cure any defaults which are nonmonetary and continuing in nature, of which defaults Lender has received written notice and has been afforded an opportunity to cure, and such that the failure to cure the same would be a Lender default under the Lease; or
(b)    liable for any failure of Sublandlord or any prior landlord to construct any improvements; or
(c)    subject to any offsets, credits, claims or defenses which Tenant might have against Sublandlord or any prior landlord unless the same have accrued under the Lease, Lender has received written notice of the same and has been afforded an opportunity to cure the same; or
(d)    bound by (i) any rent which Tenant might have paid for more than one (I) month in advance to Sublandlord or any prior landlord, or (ii) any additional rent or other sums which Tenant might have paid for more than one (l) payment period in advance to Sublandlord or any prior landlord; or
(e)    bound by any amendment or modification of the Lease or, except in the event of a termination of the Lease, a release of Tenant’s liability thereunder not expressly consented to in writing by Lender in each instance (such consent not to be unreasonably withheld, conditioned or delayed), to the extent such amendment or modification causes the Lease to not satisfy the criteria □fan “Eligible Sublease” as defined in Section 24.l(d) of the Prime Lease (and Tenant specifically agrees that it shall not amend or modify the Lease without providing written notice to Lender in each instance), provided, nothing in this Agreement requires Sublandlord or Tenant to obtain Lender’s consent to a termination of, or reduction of the term of, any Lease; or
(f)    liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or
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(g)    liable to Tenant for the return of any security deposit given by Tenant or its predecessor Sublandlord or any prior landlord unless actually received Lender or such Acquiring Party.
Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against Sublandlord or any other prior landlord for prior losses or damages incurred prior to the date that an Acquiring Party takes title to the Property.
4.    Lender to Receive Notices. Tenant shall send copies of all notices of default, the exercise of any right to terminate all or any portion of the Lease and the exercise of any extension option (if any) under the Lease to Lender as specified in Exhibit C or as otherwise directed by Lender from time to time.
5.    Successors and Assigns. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.
6.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
7.    Miscellaneous.
(a)    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
(b)    Tenant shall look only to the estate and property of Lender or any Acquiring Party in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender or an Acquiring Party as the lessor under the Lease, and no other property or assets of Lender or any Acquiring Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.
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(c)    Neither this Agreement nor any of the terms .hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
(d)    EACH OF TENANT AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

		, a	, as
Trustee

By:
Name:
Title:

TENANT:

By:
Name:
Title:

ADD ACKNOWLEDGMENTS

EXHIBIT A
PROPERTY DESCRIPTION
1

EXHIBIT B
DESCRIPTION OF LEASE
Sublease between Starwood Hotels & Resorts Worldwide, Inc. and [______________] dated as of [_______________].
2

EXHIBIT C
LENDER NOTICE ADDRESS
3

ASSIGNMENT AND ASSUMPTION OF LEASE
THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into as of the 10th day of May, 2017 by and between Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc.) a Maryland limited liability company (“Assignor”), and Marriott International, Inc., a Delaware corporation (“Assignee”).
Recitals
WHEREAS, BLT 333 Ludlow LLC, a Connecticut limited liability company (“Landlord”) and Assignor are parties to that certain Lease, dated May 8, 2014 (the “Lease”), pursuant to which Landlord leases to Assignor certain premises as described therein.
WHEREAS, Assignor desires to assign its rights under the Lease to Assignee, and Assignee desires to assume the liabilities and obligations of Assignor under the Lease, subject to the terms of this Assignment.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Assignment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Assignment of Lease. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in and to the Lease and the security deposit (if any) held by Landlord thereunder, and Assignee hereby accepts from Assignor all such right, title and interest in the Lease, subject to the terms set forth in this Agreement.
2.    Assumption of Liabilities and Obligations. Assignee hereby assumes all the liabilities and obligations of the tenant under the Lease arising or accruing on or after the date of this Assignment. As between Assignor and Assignee, Assignor shall remain liable for all liabilities and obligations of the tenant under the Lease arising or accruing prior to the date of this Assignment.
3.    Successors and Assigns: Third-Party Beneficiaries. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. This Assignment shall not confer any rights or remedies upon any third party.
4.    Entire Agreement; Amendments to Agreement. This Assignment sets forth the entire understanding and agreement (written or oral) between Assignor and Assignee on or prior to the date of this Assignment with respect to the matters set forth herein. No amendment of any terms of this Assignment, waiver of the obligations of Assignor or Assignee under this Assignment, or te1mination of this Assignment, shall be valid unless set forth in writing and executed by Assignor and Assignee.
5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.
[Remainder of page intentionally left blank;
Signatures on following page]
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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

ASSIGNOR:

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC a Maryland limited liability company

By:	/s/ Horace E. Jordan
Name:	Horace E. Jordan
Title:	Vice President

ASSIGNEE:

MARRIOTT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Horace E. Jordan
Name:	Horace E. Jordan
Title:	Vice President

5

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A SEMA4)
EXHIBIT B
SUBLEASE PREMISES
(see attached)
6

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT C
Commencement Date Agreement
Reference is made to that certain Sublease Agreement (as amended, the “Sublease”) dated _______________ ________, 2019, between Mount Sinai Genomics, Inc. (d/b/a SEMA4) (“Subtenant”), and Marriott International, Inc. (“Sublandlord”), whereby Sublandlord leased to Subtenant and Subtenant leased from Sublandlord certain premises located at One StarPoint a/k/a 333 Ludlow Street in the City of Stamford, County of Fairfield, State of Connecticut (the “Premises”).
Sublandlord and Subtenant hereby acknowledge that the Sublease Commencement Date is __________. The Rent Commencement Date is _______________. The Sublease Expiration Date is _______________.
IN WITNESS WHEREOF, this Commencement Date Agreement is executed this _______ day of _______________, __________.

SUBLANDLORD:

MARRIOTT INTERNATIONAL, INC.

By:
Name:
Title:

SUBTENANT:

MOUNT SINAI GENOMICS, INC. (d/b/a SEMA4)

By:
Name:
Title:

7

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT D
Cleaning Specifications
(see attached)
8

CLEANING SPECIFICATIONS
DAILY - Nightly
Sweep, dry mop or vacuum all floor areas of resilient wood or carpet, remove matter such as gum and tar, which has adhered to the floor.
Empty all ashtrays and waste baskets and removal all trash. Wipe down ashtrays and waste baskets.
Spot wash to remove major smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.
Damp mop all non-resilient floors.
Dust and wipe all desk and table tops, so long as desks and table tops are not covered with files, paper or other personal effects
Wash clean all water fountain tops.
Dust closet shelving, coal racks, telephones, furniture, fixtures and window sills.
Dust all vinyl, plastic or leather type synthetic covered chairs nightly and wipe clean as needed
WEEKLY
Spot clean carpet stains.
Spot wash interior partition glass and door glass to remove smudge marks.
MONTHLY
Scrub resilient floor areas using buffable non-slip floor finish.
Clean all interior glass, both sides.
Clean the exterior and saddles of elevator doors.
QUARTERLY
Vacuum all ceiling and wall air supply and exhaust vents and diffusers
Clean all glass and mirrors in common lobbies.
High dust pictures, frames, charts, graphs and similar wall hangings or surfaces not reached in nightly cleanings, the exterior of lighting fixtures, overhead pipes and sprinklers located in the Premises.
SEMI-ANNUALLY
Wash vertical terrazzo or marble surfaces.
Damp wash such items, including surrounding wall or ceiling areas that are soiled.
ANNUALLY
Vacuum drapes.
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Dust all storage shelves and damp mop floor areas.
Wash all interior and exterior surfaces of exterior glass.
Refinish resilient floor areas using buffable non-slip floor finish.
LAVATORY CLEANING
Nightly
Scrub, rinse and dry floors.
Wipe mirrors, power shelves, bright work (including flushometers, piping, and toilet seat hinges).
Clean enameled surfaces, wash basins, urinals and bowls.
Wash both sides of all toilet seats with soap and water.
Wash tile walls near urinals with disinfectant
Fill toilet tissue dispensers, as needed
Fill all soap, towel sanitary napkin dispensers as needed
Empty and wash clean all waste cans and other receptacles
Weekly
Treat urinals with a scale solvent, weekly
Monthly
Wash down lavatory walls and stalls from trim to floor.
Wash down partitions, tile floors and enameled surfaces.
Dust all lighting fixtures.
General
Landlord to provide sanitary dispensary units in ladies’ rooms.
PORTER/MATRON DUTIES
Police lobby area, elevator cabs and lavatories twice daily.
Fill toilet tissue, soap, towel dispensers, as needed.
Keep garage lobby vestibules clean
Keep sidewalks free from debris and snow/ice.
Keep all stairwells clean and free of debris.
Keep the building entrance doors in clean condition.
Keep base building exterior metal work, marble, and building entrance in clean condition at all times.
Keep plaza, outdoor seating, railings, lights and other appurtenances clean.
Insert plastic liners in outdoor waste disposal cans and empty cans as needed.
Note:
This specification does not include the cleaning of IT/equipment rooms. This specification does not include cleaning of dishes, glasses, silverware, equipment or cooking materials located in a kitchenette. This specification does not include carpet shampooing. This specification does not include the type of cleaning involved for high end finishes such as wood paneling, office glass panel walls, marble, stone or other high finish flooring (other than normal mopping/cleaning).

10

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A\
SEMA4)
EXHIBIT E
Rules and Regulations
(see attached)
11

BUILDING RULES AND REGULATIONS
To the extent the provisions of these Rules and Regulations conflict with the provisions of the lease to which they are attached (the “Lease”), the provisions of the Lease shall control. Defined terms used herein that are not defined shall have the meaning set forth in the Lease. Any reference herein to “tenant” shall include Subtenant and any reference herein to “premises” shall include the Sublease Premises.
1.    The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plaza, elevators, vestibules, stairways, corridors, Common Areas or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to arid from the Sublease Premises (although the outdoor plaza and other outdoor Common Areas may be used for outdoor seating), and no tenant shall permit any of its employees, agents, or invitees to loiter in any of said areas (except for the outdoor plaza). No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Sublease Premises. Building fire exits are for emergency use only, and they shall not be used for any other purposes by any tenant. No tenant shall encumber or obstruct, or permit encumbrance or obstruction of, the Common Areas or the fire exits of the Building.
2.    No awnings or other projections shall be attached to the outside walls of the Building. All curtains, shades, drapes, screens and blinds installed by tenant on any exterior window of the Sublease Premises shall conform in quality, type, design, style and color to the Building standard and shall be subject to Sublandlord’s prior consent (including the manner of hanging or attachment).
3.    No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the Building without in each such case the prior written consent of Sublandlord. In the event of the violation of the foregoing by any tenant, Sublandlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs in Common Areas of the Building (if and when approved by Sublandlord), and lettering on doors and directory tablets shall be inscribed, painted or affixed for each tenant by Sublandlord at the reasonable expense of such tenant, and shall be of a size, color and style which matches Building standard or is otherwise reasonably acceptable to Sublandlord. No advertising of any kind by tenant shall refer to or contain a physical depiction of the Building, unless first approved in writing by Sublandlord.
4.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air-conditioning enclosures.
5.    No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.
6.    The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Except as specified in Sublandlord’s cleaning specifications, any cuspidors or containers or receptacles used as such in the Sublease Premises shall be emptied, cared for and cleaned by and at the expense of Subtenant.
1

7.    No tenant shall mark, paint, drill into, or in any way deface any part of the Sublease Premises·, Common Areas or the Building. No borings or cuttings shall be pem1itted, except with the prior written consent of Sublandlord, and as Sublandlord may direct. No tenant shall install any resilient tile or similar floor covering in such tenant’s premises, except in a manner approved by Sublandlord.
8.    No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Sublease Premises. However, this prohibition shall not apply to dogs which are assisting visually impaired personnel or which may be utilized for detecting illegal drugs or explosives.
9.    No noise, including, but not limited to, music or other playing of musical instruments, recordings, radio or television, which, in the judgment of Sublandlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Sublandlord may require Subtenant to install such control devices or procedures to eliminate such noise (as the case or cases may be) the material, size and location of such installations shall be subject to Sublandlord’s prior written approval. Nothing shall be done or permitted in the Sublease Premises by any tenant, which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building or on the outdoor plaza deck.
10.    No tenant nor any of tenant’s servants, contractors, employees, agents, visitors or licensees shall at any time bring or keep upon the Sublease Premises any inflammable, combustible or explosive fluid, chemical or substance, except in small quantities as may be required for the proper operation, maintenance and/or cleaning of customary office equipment, provided Subtenant shall comply with any and all laws and regulations governing usage and disposal of same.
11.    Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key. Sublandlord shall not be responsible for providing keys or other access to tenant and/or tenant persons for after-hours access to the tenant’s premises (such responsibility shall remain with tenant). Each tenant shall, upon the tem1ination of its tenancy, tum over to Sublandlord all security cards, all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Sub landlord, such tenant shall pay to Sublandlord the cost thereof.
12.    The removal or delivery of furniture or extra-large or heavy items which may interfere with the use and occupancy of the Building by other tenants, or with their access to their respective leased premises, must take place during such hours and in such manner as Sublandlord or its agent may reasonably determine from time to time. All labor and engineering costs incurred by Sublandlord in connection with any moving specified in this rule, including a charge for overhead, shall be paid by Subtenant to Sublandlord, on demand. Sublandlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude frori1 the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Sublandlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any additional responsibility on Sublandlord for the protection of any tenant against the removal of property from the premises of such tenant. Sublandlord shall in no way be liable to any tenant for
2

damages or loss arising from the admission, exclusion or ejection of any person to or from the Sublease Premises of the Building under the provisions of this Rule 12 or Rule 16 hereof.
13.    Subtenant shall not occupy or permit any portion of the Sublease Premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency or for the conduct of any business or occupation which involves direct patronage of the general public on such premises. Subtenant shall not engage or pay any employees on the Sublease Premises, except those actually working for Subtenant on the Sublease Premises ( excluding independent contractors). Subtenant shall not use the Sublease Premises or any part thereof, or pen11it the Sublease Premises, or any part thereof to be used for manufacturing or for the sale at auction of merchandise, goods or property of any kind or for any business other than as specifically provided for in the Lease.
14.    No tenant shall obtain, purchase or accept for use in the Sublease Premises catering, ice, water cooler, towel service, barbering, boot blackening, special cleaning, floor polishing or other similar services from any persons not expressly authorized by Sublandlord to furnish such service. Such services shall be furnished only during regular Business Hours, in the Sublease Premises, and under such reasonable regulations as may be fixed by Sublandlord. Each tenant shall furnish to Sublandlord, and shall update the same from time-to-time when appropriate to ensure that the same shall at all times remain current, the identities of all vendors involved in supplying services to the tenant at the Building and a certificate evidencing appropriate insurance as Sublandlord may reasonably require.
15.    Sublandlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Sublandlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Sublandlord, such tenant immediately shall refrain from or discontinue such advertising or identifying sign.
16.    Sublandlord reserves the right to exclude from the Building during hours other than Business Hours all persons connected with or calling upon any tenant who do not present a pass to the Building signed by tenant or whose entry tenant does not approve in response to telephone inquiry from the front desk upon such person’s arrival at the Building and Sublandlord may require all persons admitted to or leaving the Building to provide appropriate identification. Subtenant shall furnish Sublandlord with a facsimile of such pass. All persons entering and/or leaving the Building on weekends or Holidays or on non-Holiday weekends before or after Business Hours may be required to sign a register. Subtenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Sublandlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Sublandlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Sublandlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.
17.    Subtenant, before closing and leaving the Sublease Premises at any time, shall see that all operable windows are closed and lights are turned out. All blinds or drapes above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning systems to cool or ventilate the Sublease Premises. None of the heating, ventilating and air-conditioning supplies or exhausts
3

shall be covered or obstructed by any articles. All entrance doors in the Sublease Premises shall be left locked by tenant when the Sublease Premises are not in use. Entrance doors shall not be left open at any time. Subtenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Sublease Premises, and Subtenant agrees to indemnify Sublandlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Subtenant’s violation of the terms of this paragraph.
18.    Unless Sublandlord shall furnish electrical energy hereunder as a service included in the rent, Subtenant shall, at Subtenant’s expense, provide artificial light and electrical energy for the employees of Sublandlord and/or Sublandlord’s contractors while doing janitor service or other cleaning in the Sublease Premises and while making repairs or alterations in the Sublease Premises.
19.    The Sublease Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.
20.    The requirements of tenants will be attended to only upon notice of Sublandlord’s managing agent and, if Sublandlord or its managing agent requests, upon execution and submission or written application or purchase order. Employees of Sublandlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Sublandlord.
21.    Canvassing, soliciting and peddling in ·the Building are prohibited and each tenant shall cooperate to prevent the same.
22.    There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter of thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Sublandlord shall require. Sublandlord may regulate the use of hand trucks or rolling carts in the passenger elevators. or require use of the freight elevators(s) for such purposes.
23.    There is no smoking in the Building at any time. Subtenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Sublease Premises in disturbance of other tenants or which creates a public or private nuisance. Sublandlord may require tenant to install such control devices or procedures to eliminate such odors (as the case or cases may be) the material, size and location of such installations shall be subject to Sublandlord’s prior written approval. The cooking or other process shall be discontinued immediately and shall not be resumed until so approved by Sublandlord. No cooking shall be done in the Sublease Premises except as is expressly permitted in the Lease.
24.    Sublandlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.
25.    The parking areas servicing the Building, including but not limited to any reserved spaces of Subtenant, shall not be used for storage of vehicles or long-term parking of vehicles; it being the
4

intention that Subtenant’s use of said parking areas is to be directly related to Subtenant’s use of Sublease Premises as said use is permitted by the terms of its Lease. Sub landlord reserves the right to cause the removal, by towing, of vehicles in violation of this parking rule, it being understood and agreed by Subtenant that Sublandlord’s right to tow illegally parked vehicles is hereby noticed to Subtenant and no notice of Sublandlord’s right to tow illegally parking vehicles by signage need be posted on the Land or the Building. All costs of the towing of illegally parked cars shall be borne by Subtenant and shall be deemed additional rent.
26.    The garage is only to be used by tenants and their employees.
27.    The speed limit within the garage is 5 m.p.h. and is strictly enforced.
28.    Overnight parking in the Overflow Parking (as defined in the Lease) or in the garage is prohibited. You should defer to your Lease for rights to park in the garage after hours.
29.    Vehicles may not be parked in such a manner as to block access to: garages, fire hydrants, pedestrian crossing areas, designated fire lanes, or clear two lane passage by vehicles on driveways. Violators will be towed.
30.    The following types of vehicles are prohibited in the parking areas or drives except for temporary loading or unloading: commercial vehicles (carrying a sign advertising a business); trucks, vans and vehicles with more than four single-tired wheels.
31.    All vehicles parked on the property will be licensed and in operating condition for safe travel on public roads.
32.    All persons will comply with Connecticut State Laws and Department of Motor Vehicles regulations on the roads, drives and property.
33.    Parking in the garage is “at your own risk”. Neither Sublandlord nor its agents shall not be held responsible for any damage to vehicles nor be responsible for any items left in vehicles.
34.    All visitors must report to reception of the appropriate building of which they are visiting.
35.    Any and all wet and/or food garbage, including coffee grinds, is to be deposited in a plastic liner bag in a waste basket or other receptacle.
36.    Each tenant shall separate all refuse and rubbish of such tenant in accordance with the methods and procedures set forth, from time to time, by Sublandlord or otherwise required by law.
37.    Each tenant shall rent from Sublandlord, at Sublandlord’s then customary Building standard charge, masonite floor protectors which shall be used during any move-in or move-out by the tenant.
38.    Each tenant shall furnish to Sublandlord prior to moving in or moving out the identities of all vendors involved in the move and a certificate evidencing appropriate insurance as Sublandlord may reasonably require.
39.    Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Building or from the Sublease Premises only on the freight
5

elevator(s) and through the service entrances and corridors, and only during hours and in a manner approved by Sublandlord. Sublandlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations.
40.    The use in the Sublease Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices to produce space heating is prohibited.
41.    Each tenant shall be responsible for complying and causing its tenant persons to comply with fire safety laws, including, without limitation, those requiring participation in fire drills and reporting regarding designated fire wardens.
42.    Each tenant shall furnish to Sublandlord prior to moving in to its premises (and thereafter updating as appropriate so that at all times it shall remain current) a list of persons to be contacted by Sublandlord’s employees in case of an emergency.
43.    Subtenant shall promptly report to Sublandlord any threat received by it which could in any way affect the safety of the Building and/or the safety and well-being (to persons and property) of other tenant persons.
44.    If Sub landlord has reason to believe that a tenant’s presence in the Building poses a threat to the safety of the Building and/or to the safety and well-being (to persons and/or to property) of other tenant persons or otherwise poses a threat to the peaceful occupation of the Building’s tenant persons, Sublandlord may institute additional security measures, the cost of which shall be borne solely by the tenant and shall be billed as additional rent to the tenant.
45.    Sublandlord reserves the right to control and operate the Common Areas and the facilities furnished for the common use of the tenants, including the right to designate certain elevators for delivery service and which Building entrances shall be used by persons entering, leaving and making deliveries to the Building and certain areas of the plazas as the areas where the tenant and tenant persons may congregate for smoking.
46.    Sublandlord (or the Building concierge or security person then in charge) may require any person leaving the Building with any package or other object to exhibit an outgoing authorized package/materials pass signed by an authorized representative of the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on Sublandlord for the protection of any tenant against the removal of property from the premises of the tenant.
47.    Nothing shall be clone or permitted in any tenant’s premises and nothing shall be brought into or kept in any tenant’s premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the tenant’s premises, or the use or enjoyment by any other tenant of any other premises or the Common Areas, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Sublandlord, might cause any such impairment or interference.
48.    In connection with any work performed in the Sublease Premises, each tenant shall comply with the Contractor Rules and Regulations attached hereto.
6

Contractor Rules and Regulations - Stamford Portfolio

The following outlines the regulations and requirements that apply to all firms working at One Starpoint, 333 Ludlow Street, Stamford, CT. These regulations and requirements apply to general construction, tenant ,lease space construction, and performance of a tenant service contracts. No deviation or exception will be permitted without the written approval from the Building manager. Violation of these rules may result in the ejection from the property of individuals or firms. Questions or comments should be directed to the Building manager. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the lease to which these rules and regulations are attached (the “Lease”). Any reference herein to “tenant” shall include Subtenant and any reference herein to “premises” shall include the Sublease Premises.
1.    All contractors, subcontractors, or their agents (“Contractors”) shall enter and exit the Building through the service entrance only. Service entrance is located at rear of Building by loading dock. Workers are restricted to certain areas. Access to toilet areas will be limited to those specifically approved by the Building manager.
2.    All Contractors must be properly and visually identified at all times. The identification system must be approved prior to the start of any work and may take the form of approved badges for attachment to clothing. All contractors must sign in and out of the Building with security desk.
3.    All Contractors shall maintain a professional manner while at the Building including but not limited to:
a.    No abusive language.
b.    No smoking.
c.    No standing in lobbies.
d.    No use of radios/tapes.
e.    No alcoholic beverages.
f.    No firearms or weapons.
4.    All work areas are to be kept free of trash, debris, and non-useful materials. All work areas are to be left broom clean at the end of each day. All affected public areas are to be kept free of any construction materials, debris, or dust at all times. All Contractors must protect existing air conditioning vents and ductwork to prevent dust and debris from entering the HVAC system.
5.    No storage of flammable substances will be allowed in the Building unless approved by the Building manager and in accordance with all applicable building codes and regulations.
6.    Any Contractor who anticipates working on the Building’s life safety systems (sprinklers, smoke detectors, fire command speakers) or whose work may affect the system, fire alarms, etc., must obtain written consent of the Building manager at least 48 hours prior to commencement of the work.
1

7.    Hot work operations involving open flames or producing heat and/or sparks, including but not limited to welding, oxygen and arc cutting, open flame soldering, brazing, hot riveting, grinding, etc. require the issuance of a hot work permit. Hot work permits will be issued by the Building manager on a daily basis. Adherences to the hot work operations policy as dictated by the properties insurance carrier are mandatory and allow for no exceptions.
8.    All required exits shall remain free and unobstructed at all times. All emergency exit lighting shall be maintained throughout the project.
9.    All life safety equipment shall be continuously maintained, including the proper type and quantity of fully operational fire extinguisher located within the site. All Contractors must provide these for all projects.
10.    No Contractor may begin any work that will or may disrupt the Building’s electrical, plumbing, or air conditioning service without at least 48 hours prior notice and consent of the Building manager.
11.    There will be absolutely no use of tenant and/or building property such as telephones, hand carts, etc., unless specifically approved by the Building manager in advance of their use.
12.    All large deliveries will be scheduled with the Building manager. Advanced notification of at least 48 hours is required. Scheduling elevators for deliveries and trash removal will be the responsibility of the Contractors or the tenant using service request.
13.    Storage of supplies or trash will only be allowed in designated areas at designated times.
14.    Immediately upon being awarded a job, the superintendent of the successful bidder may be required to set up a field office as determined by the Building manager.
15.    All Contractors must observe all applicable OSHA requirements, Federal, State, and Local rules and regulations for each project as required. The tenant and its Contractor shall obtain, at their cost, all necessary permits and fees.
16.    No Contractors may perform any work that will prevent the quiet enjoyment of the property by tenants. Work producing excessive noise or odor is prohibited during normal building hours (7:00 a.m. - 6:00 p.m., Monday through Friday). The Building manager reserves the right to stop any such work at its sole discretion.
17.    All Contractors working in the Building must provide a Certificate of Insurance, in an amount and type of coverage as required by the Building manager. (See Exhibit A.)
18.    Masonite panels and other padding must be used to protect all walls, floors, and elevators from any damage that may be caused by moving demolition debris or construction materials through any part of the Building. Panels must be carefully taped to eliminate the risk of tripping.
19.    All Contractors are required to use rubber wheeled carts in removing debris and trash from tenant floors. Under no circumstances will metal wheeled carts be allowed. All doors are to be protected against damage.
20.    The delivery of materials and hauling of debris will be routed through the loading dock and freight elevators. No deliveries or hauling may be made through the main lobbies.
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21.    No Contractor may use restroom sinks for cleaning tools or materials or soil tenant washrooms. Slop sinks are available.
22.    All Contractors will be responsible at its sole cost for the satisfactory repair or replacement (as reasonably determined by the Building manager) of any areas or material damaged as a result of Contractors’ work.
23.    No signage, tape, or paint may be affixed to windows.
24.    Sublandlord shall have the right to assign building engineers to monitor and assist with all bulk move-ins or move-outs. Quantity of engineers needed for tenant’s move is evaluated by Sublandlord based on overall risk of damage to property and size of tenant’s project and is at the sole discretion of Sublandlord. Cost of assigned engineers will be at tenant’s expense.
3

EXHIBIT A - INSURANCE REQUIREMENTS
I.    All Contractors shall provide the following minimum insurance coverage:
A.    Commercial General Liability
Written on an occurrence form for bodily injury liability and property damage liability with limits of not less than $1,000,000 combined single limit each occurrence and $2,000,000 in aggregate.
Such insurance shall be broad form and include, but not be limited to, contractual liability, independent contractor’s liability, products and completed operations liability, and personal injury liability. A combination of primary and excess policies may be utilized. Policies shall be primary and noncontributory.
B.    Excess liability (umbrella) insurance on the above with limits of not less than $10,000,000
C.    Worker’s Compensation - Statutory Limits
D.    Employer’s Liability
With minimum liability limits of $1,000,000 bodily injury by accident each accident, $1,000,000 bodily injury by disease policy limit; $1,000,000 bodily injury each employee.
E.    Commercial Automobile Liability
Combined Single Limit - $1,000,000 per accident.
Such insurance shall cover injury (or death) and property damage arising out of the ownership, maintenance or use of any private passenger or commercial vehicles and of any other equipment required to be licensed for road use.
F.    Property Insurance
All-risk, replacement cost property insurance to protect against loss of owned or rented equipment and tools brought onto and/or used on any property by the Contractor.
II.    Policies described in Sections I.A. and I.B. above shall include the following as additional insured, including their officers, directors and employees:
1.    Starwood Hotels & Resorts Worldwide, LLC
2.    Marriott International, Inc.
3.    BLT 333 Ludlow LLC
4.    BLT Management LLC
A GL-2010 Endorsement shall be utilized for the policy (ies) described in Section I.A. above. Please note that the spelling of these parties must be exactly correct or the contract duties will not be allowed to commence.
III.    Contractors shall waive any and all rights of subrogation against the parties identified in Paragraph II above as additional insureds.
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IV.    All policies will be written by companies licensed to do business in the State of Connecticut and which have a rating by Best’s Key Rating Guide not less than “A-/XII”
V.    Contractors shall furnish to the Building manager certificate(s) of insurance evidencing the above coverage at [___________________________] with copies to Sublandlord at [___________________________]. Original certificate(s) of insurance must be provided before Contractor commences contract duties or contract duties will not be allowed to commence.
VI.    Certificate(s) of insurance relating to policies required under this exhibit shall contain the following words verbatim:
“It is agreed that this insurance will not be canceled, not renewed or the, limits of coverage in any way reduced without at least thirty (30) day’s advance written notice sent by certified mail, return receipt requested to: the Building manager at [____________________] with copies to Starwood Hotels & Resorts Worldwide, LLC, Attn: Real Estate Legal Department”
In addition, the language set forth in this Paragraph VI shall also be added to each policy in the form of an endorsement.

2

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT F
INTENTIONALLY OMITTED

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT G
HVAC SPECIFICATIONS

	Indoor	Outdoor

During the cooling season when Outdoor temperatures are as indicated on this chart	74°F +/- 2°F	92°F dry bulb, 76°F wet bulb

During the heating season when Outdoor temperatures are as indicated on this chart	72°F	4°F dry bulb

Ventilation	A minimum of fifteen (15) cubic feet per minute of fresh air ventilation based on one person per 180 rentable square feet of space.

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT H
SUBORDINATION AGREEMENT
(see attached)

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENTAGREEMENT
by and among
WELLS FARGO BANK NORTIIWEST, N.A., as Trustee
as Lender
- and -
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,
as Tenant
- and -
BLT 333 LUDLOW LLC,
as Borrower

Dated:	May 8, 2014

Location:	One Star Point, Stamford, Connecticut

County:	Fairfield

PREPARED BY AND UPON
RECORDATION RETURN TO:
Michael J. Feinman
Blank Rome LLP
405 Lexington A venue
New York, NY 10174-0208

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made as of the 8th day of May, 2014 by and among WELLS FARGO BANK NORTHWEST, N.A., as Trustee, a national banking association, (“Lender”), having an address at 260 North Charles Lindbergh Drive, Salt Lake City, Utah 84116, Attention: Corporate Trust Lease Group, Reference: CTL 2014-15 Trust (Starwood, Stamford, CT), STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (“Tenant”) having an address at One StarPoint, Stamford, CT 06902, and BLT 333 LUDLOW LLC, a Connecticut limited liability company (“Borrower”) having an address at 100 Washington Boulevard; Suite 200, Stamford, CT 06902,
RECITALS:
WHEREAS, Tenant and Borrower are parties to a certain lease, as more particularly described on Exhibit 1 attached hereto (the “Lease”), that demises to Tenant the property described in Exhibit A attached hereto (the “Property”);
WHEREAS, the Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) in favor of Lender, to secure a certain mortgage loan to Borrower, currently held by Lender; and
WHEREAS, Tenant has agreed to subordinate the Lease to the lien of the Security Instrument and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth, and Tenant, Lender and Borrower have agreed to certain additional matters, as set forth below.
NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Borrower hereby agree as follows:
AGREEMENT:
1.    Subordination. The Lease shall be subject and subordinate in all respects to the lien of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements. and extensions thereof. In the case of renewals, modifications, consolidations and extensions, the foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.
2.    Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (in each case beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person or entity acquiring title to the Property upon a foreclosure of the Security Instrument (an “Acquiring Party”), that Tenant’s possession of, and rights with respect to, the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. In the event of a foreclosure, Lender shall not name Tenant as a defendant in such foreclosure action, unless required by applicable law. For purposes of this agreement, a “foreclosure” shall include (but not be limited to) any judicial or non-judicial foreclosure, a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Borrower’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, a deed or an assignment or sale in lieu of foreclosure.
3.    Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of Lender or any Acquiring Party, any reasonable instrument which may be necessary or appropriate to evidence such attornment.
4.    No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither Lender, any receiver nor any Acquiring Party shall be:
(a)    liable for any act, omission, negligence, default, warranty or indemnity of Borrower or any prior landlord; however, the foregoing shall not relieve the Lender or any Acquiring Party of the obligation to cure an ongoing default by Borrower under the Lease from and after the date on which the Lender or other Acquiring Party acquires title and/or possession of the Property; or
(b)    liable for any failure of Borrower or any prior landlord to construct any improvements, except that Lender or an Acquiring Party shall have such liability with respect to the bulkhead work described on Exhibit K of the Lease (the “Bulkhead Work”) and the Tenant Improvements Allowance, but such liability shall not exceed the amounts escrowed therefor in accordance with Sections 22(g) and 22(h) of the Lease and further provided that Lender or the Acquiring Party shall have access to any remaining funds escrowed therefor; or
(c)    subject to any offsets, credits, claims or defenses which Tenant might have against Borrower or any prior landlord; however, the foregoing shall not relieve the Lender or any Acquiring Party for liability to cure an ongoing default by Borrower under the Lease from and after the date on which Lender or other Acquiring Party acquires title and/or possession of the Property; or
(d)    bound by (i) any rent which Tenant might have paid for more than one (1) month in advance to Borrower or any prior landlord, or (ii) any additional rent or other sums which Tenant might have paid for more than one (1) payment period in advance to Borrower or any prior landlord; or

(e)    except as expressly provided in the Lease, bound by any termination, subordination, surrender, amendment or modification of the Lease or release of Tenant’s liability thereunder not expressly consented to in writing by Lender in each instance or otherwise expressly permitted by the Security Instrument {and each of Borrower and Tenant specifically agrees that it shall not terminate, subordinate, surrender, amend or modify the Lease without the prior written consent of Lender in each instance), and any such prohibited action taken without the express written consent of Lender shall be void ab initio and of no force and effect; provided, however, the Lender or any such Acquiring Party shall reasonably consider amendments or modifications to the Lease which shall not alter the rent, term or any of the material obligations of Tenant or material rights of Borrower as landlord under the Lease; or
(f)    liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or
(g)    liable to Tenant for the return of any security deposit given by Tenant or its predecessor to Borrower or any prior landlord, unless such security was actually delivered to Lender or an Acquiring Party, provided, however, that Tenant shall not have the obligation to replace or replenish such security if it has actually been delivered to Lender unless it is thereafter required to be replaced or replenished pursuant to the terms of the Lease. Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against Borrower or any other prior landlord for prior losses or damages incurred prior to the date that an Acquiring Party takes title to the Property.
5.    Rent. Tenant has received notice that the Lease and the Rent (as defined in the Lease) and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. Borrower hereby irrevocably directs Tenant to pay all Rent (as defined in the Lease) and all other amounts payable by Tenant to Borrower, as landlord under the Lease, as directed in the Irrevocable Tenant Payment Direction Letter being executed and delivered concurrently herewith.
6.    Lender to Receive Notices. Tenant shall send copies of all notices of default, the exercise of any right to terminate all or any portion of the Lease and the exercise of any option under the Lease to Lender as specified in Exhibit 2 or as otherwise directed by Lender from time to time. To the extent, if any, that Tenant has any right to cancel the Lease as a result of a default by the landlord thereunder, Tenant agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation of the Lease by Tenant shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty

(60) days after receipt of such notice to commence and thereafter diligently to pursue any action necessary to cure such default.
7.    Tenant Offers to Purchase the Property.
(a)    Borrower and Tenant agree that (i) if, pursuant to the Lease, Tenant shall offer to purchase the Property or part thereof, notice of rejection of any such offer by Borrower shall be validly given for all purposes only if consented to in writing by Lender, such right of Lender to consent shall be exercised not later than thirty (30) days from the date that Borrower or Tenant provided to Lender written notice of Borrower’s rejection (if Lender shall not consent to such rejection then the Borrower’s rejection shall be deemed to be void) or (ii) if Tenant shall become obligated to purchase the Property or part thereof or the right to receive the condemnation award (the “Award”) pursuant to any provision of the Lease, and in particular Section 13.2 thereof, Tenant will accept a deed (or, if given pursuant to Section 13.2 of the Lease, a special warranty deed), assignment or other instrument conveying and transferring the Property or such part thereof and, if applicable, the Award, which deed, assignment or other instrument is executed and delivered by Lender as being in compliance with the provisions of the Lease, provided that said deed, assignment or other instrument shall convey good title and shall otherwise be in compliance with the provisions of the Lease. The Lender shall comply with the Lease and in particular Section 13.2 and Article 27 of the Lease in connection with any transfers pursuant to this Section 7(a).
(b)    Tenant and Borrower acknowledge and agree that any rejection by Borrower of a Tenant offer to purchase the Property made without Lender’s written consent shall be void.
8.    Purchase Option, Right of First Refusal. The lien of the Mortgage shall unconditionally be and remain at all times a lien on the Property prior and superior to any existing or future option or right of first refusal of Tenant to purchase the Property or any portion thereof. In the event of any transfer of Borrower’s interest in the Property by foreclosure, trustee’s sale, or other action or proceeding for the enforcement of the Mortgagee or by deed in lieu thereof, Tenant specifically waives any right, whether arising out of the Lease or otherwise, to exercise any purchase option or right of first refusal which remains unexercised at the time of such transfer.
9.    Financial Statements. Tenant agrees to provide to Lender copies of all financial statements and similar material required to be delivered to Borrower pursuant to Section 19(b) of the Lease.

10.    Proceeds Trustee. Tenant and Borrower agree that the Lender named herein (Wells Fargo Bank Northwest, N.A., as Trustee) is approved and designated as “Proceeds Trustee” for purposes of the Lease.
11.    Successors and Assigns. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.
12.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
13.    Third Party Beneficiary. Tenant and Borrower hereby agree that Lender is entitled to all rights and benefits, including, without limitation, rights to indemnification, specifically referencing Lender or any first mortgage holder as set forth in the Lease, notwithstanding the fact that Lender is not a party to the Lease.
14.    Miscellaneous.
(a)    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
(b)    Tenant shall look only to the estate and property of Lender or any Acquiring Party in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment ( or other judicial process) requiring the payment of money in the event of any default by Lender or an Acquiring Party as the lessor under the Lease, and no other property or assets of Lender or any Acquiring Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.
(c)    Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against. which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(d)    EACH OF TENANT, LENDER AND BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
[Signature Page Follows]

IN WITNESS WHEREOF, Lender, Tenant and Borrower have duly executed this Agreement as of the date first above written.

LENDER:
Witnesses:
WELLS FARGO BANK NORTHWEST, N.A., as Trustee, a national banking association

/s/	By:	/s/ Joseph H. Pugsley
Name: Joseph H. Pugsley
/s/ Kim King		Title: Assistant Vice President

TENANT:
Witnesses:
STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation

By:
Name:
Title:

BORROWER:
Witnesses:
BLT 333 LUDLOW LLC

By:
Name: Paul J. Kuehner
Title: Manager
[SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT – STARWOOD]

IN WITNESS WHEREOF, Lender, Tenant and Borrower have duly executed this Agreement as of the date first above written.

LENDER:
Witnesses:
WELLS FARGO BANK NORTHWEST, N.A., as Trustee, a national banking association

By:
Name:
Title:

TENANT:
Witnesses:
STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation
/s/
	By:	/s/ Kenneth S. Siegel
/s/		Name: Kenneth S. Siegel
Title: Chief Administrative Officer & General Counsel

BORROWER:
Witnesses:
BLT 333 LUDLOW LLC

By:
Name: Paul J. Kuehner
Title: Manager

IN WITNESS WHEREOF, Lender, Tenant and Borrower have duly executed this Agreement as of the date first above written.

LENDER:
Witnesses:
WELLS FARGO BANK NORTHWEST, N.A., as Trustee, a national banking association

By:
Name:
Title:

TENANT:
Witnesses:
STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation
/s/
By:
/s/	Name:
Title:

BORROWER:
Witnesses:
BLT 333 LUDLOW LLC
/s/ Hiru Bellara
	By:	/s/ Paul J. Kuehner
/s/ Kelle Gordeon		Name: Paul J. Kuehner
Title: Manager
Signature Page to Subordination, Non-Disturbance and Attornment Agreement

ACNOWLEDGMENTS

STATE OF UTAH	)
) ss.:
COUNTY OF SALT LAKE	)
On the 30th day of April in the year 2014, before me, the undersigned, personally appeared Joseph H. Pugsley, A.V.P. of Wells Fargo Bank Northwest, N.A., as trustee, a national banking association, and he/she as such A.V.P., being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said national banking association.

NOTARY PUBLIC MARGARET E HAWKINS 648721 COMMISSION EXPIRES SEPTEMBER 26, 2015 STATE OF UTAH	/s/
Signature and Office of Individual taking acknowledgment

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF	)
On the _____ day of ________ in the year 2014, before me, the undersigned, personally appeared _______________, __________ of Starwood Hotels & Resorts Worldwide, Inc., a corporation, and he/she as such __________, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act of said corporation.

Signature and Office of Individual taking acknowledgment

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF	)
On the _____ day of ________ in the year 2014, before me, the undersigned, personally appeared Paul J. Kuehner, Manager of BLT 333 Ludlow LLC, a limited liability company, and he/she as such Manager, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and free act and deed of said limited liability company.

Signature and Office of Individual taking acknowledgment
[SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT – STARWOOD]

ACKNOWLEDGMENTS

STATE OF ____________	)
) ss.:
COUNTY OF __________	)
On the ____ day of __________ in the year 2014, before me, the undersigned, personally appeared _______________, _______________ Wells Fargo Bank Northwest, N.A., as trustee, a national banking association, and he/she as such __________, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said national banking association.

/s/
Signature and Office of Individual taking acknowledgment

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF ___________	)
On the 2nd day of May in the year 2014, before me, the undersigned, personally appeared Kenneth S. Siegel, Chief Administrative Officer & General Counsel of Starwood Hotels & Resorts Worldwide, Inc., a corporation, and he/she as such Chief Administrative Officer & General Counsel, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act of said corporation.

ROSEMARIE S. CAPALBO NOTARY PUBLIC MY COMMISSION EXPIRES JAN. 30, 2017	/s/ Rosemarie S. Capalbo
Signature and Office of Individual taking acknowledgment

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF	)
On the _____ day of ______ in the year 2014, before me, the undersigned, personally appeared Paul J. Kuehner, Manager of BLT 333 Ludlow LLC, a limited liability company, and he/she as such Manager, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and free act and deed of said limited liability company.

Signature and Office of Individual taking acknowledgment
ACKNOWLEDGMENT PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

ACNOWLEDGMENTS

STATE OF ____________	)
) ss.:
COUNTY OF __________	)
On the ____ day of _________ in the year 2014, before me, the undersigned, personally appeared _________________, __________________ of Wells Fargo Bank Northwest, N.A., as trustee, a national banking association, and he/she as such __________, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said national banking association.

/s/
Signature and Office of Individual taking acknowledgment

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF	)
On the _____ day of ________ in the year 2014, before me, the undersigned, personally appeared _______________, __________ of Starwood Hotels & Resorts Worldwide, Inc., a corporation, and he/she as such __________, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act of said corporation.

Signature and Office of Individual taking acknowledgment

STATE OF CONNECTICUT	)
) ss.: Stamford
COUNTY OF FAIRFIELD	)
On the 28th day of April in the year 2014, before me, the undersigned, personally appeared Paul J. Kuehner, Manager of BLT 333 Ludlow LLC, a limited liability company, and he/she as such Manager, being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and free act and deed of said limited liability company.

HIRU BELLARA Notary Public Connecticut My Comm. Expires February 28, 2018	/s/ Hiru Bellara
Signature and Office of Individual taking acknowledgment
[SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT – STARWOOD]

EXHIBIT A
PROPERTY DESCRIPTION
TRACT A:
All that certain piece, parcel or tract of land, with the buildings and improvements thereon, situated in the city of Stamford in the county of Fairfield and state of Connecticut, shown and delineated on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut” Scale 1’ = 50’ Oct. 24, 1980 by Ryan and Faulds - Land Surveyors Wilton, Conn.”, now on file in the office of the town clerk of said Stamford and numbered 10644, reference thereto being had for a more particular description thereof.
TRACT B:
All those certain pieces, parcels or tracts of land, with the buildings and improvements thereon, situated in the city of Stamford in the county of Fairfield and state of Connecticut, known and designated as Parcel 1 and Parcel 2 on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut, Scale 1” = 50’, May 27, 1981, Ryan and Faulds - Land Surveyors, Wilton, Connecticut”, now on file in the office of the town clerk of said Stamford and numbered 10720, reference thereto being had for a more particular description thereof.

EXHIBIT A
PROPERTY DESCRIPTION
TRACT A:
All that certain piece, parcel or tract of land, with the buildings and improvements thereon, situated in the city of Stamford in the county of Fairfield and state of Connecticut, shown and delineated on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut” Scale 1’ = 50’ Oct. 24, 1980 by Ryan and Faulds - Land Surveyors Wilton, Conn.”, now on file in the office of the town clerk of said Stamford and numbered 10644, reference thereto being had for a more particular description thereof.
TRACT B:
All those certain pieces, parcels or tracts of land, with the buildings and improvements thereon, situated in the city of Stamford in the county of Fairfield and state of Connecticut, known and designated as Parcel 1 and Parcel 2 on a certain map entitled “Map of Property Prepared for Lowell M. Schulman, Stamford, Connecticut, Scale 1” = 50’, May 27, 1981, Ryan and Faulds - Land Surveyors, Wilton, Connecticut”, now on file in the office of the town clerk of said Stamford and numbered 10720, reference thereto being had for a more particular description thereof.

EXHIBIT 1
DESCRIPTION OF LEASE
Lease between BLT 333 Ludlow LLC and Starwood Hotels & Resorts Worldwide, Inc. dated as of May 8, 2014.
SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT I
Sublandlord’s Work
    Install 2 sets of glass doors and a single wood door for security
    Install separate electric meter(s) for 6N
    Install a new supplemental AC unit for 6N IDF

SUBLEASE BETWEEN MARRIOTT INTERNATIONAL, INC. AND MOUNT SINAI GENOMICS, INC. (D/B/A
SEMA4)
EXHIBIT 4.3(C)(IX)
Excerpt of Management Agreement
Gross Rent for any month shall mean the Fixed Rent paid by Tenant to the landlord under the Lease, plus the items of additional rent paid by Tenant for operating expenses, including but not limited to reimbursement of payroll expense, security costs, cleaning costs, landscaping/snow charges, utility charges, repair and maintenance costs and real estate taxes to the extent such items are typically paid for the continued operation of a Class A office building but excluding any and all capital expenditures, any fees payable to Manager, and any costs relating to the operation of the business of Tenant.